Registration No. 333-122284

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

AMENDMENT NO. 1 TO FORM F-3 ON

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Diversinet Corp.

(Exact name of registrant as specified in its charter)

Ontario, Canada	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2225 Sheppard Avenue East, Suite 1801, Toronto, ON M2J 5C2 Canada (416) 756-2324

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Hackett c/o Diversinet Corp.

2225 Sheppard Avenue East, Suite 1801, Toronto, ON M2J 5C2 Canada  (416) 756-2324

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

x

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

¨

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

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CALCULATION OF REGISTRATION FEE

(In U.S. $)

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common shares	7,383,000 (1) (3)	$0.72 (2)	$5,185,000	$ 610.27(4)

(1)

Includes of 458,000 common shares issuable upon the exercise of outstanding warrants.

(2)

Estimated pursuant to Rule 457(c) and 457(o) solely for the purpose of computing the amount of the registration fee on the basis of the average of the low bid and high ask prices ($0.66 and $0.78) of a common share as reported on the Over the Counter Bulletin Board on January 21, 2005.  Includes 300,000 shares issuable upon exercise of warrants at $0.40, 158,000 shares issuable upon exercise of warrants at $0.50 per share.

(3)

Pursuant to Rule 416, also includes such indeterminate number of ordinary shares as may become issuable upon stock splits, stock dividends and other changes affecting the ordinary shares as described herein.

(4)

Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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Subject to completion, dated March 23, 2005

The holder of these may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

7,383,000 Common Shares

DIVERSINET CORP.

The selling shareholders named in this prospectus are offering up to 6,925,000 of our common shares and 458,000 of our common shares issuable upon the exercise of warrants for sale under this prospectus.  We will not receive the proceeds of any common shares sold under this prospectus.  We may receive up to $199,000 upon the exercise of warrants.

Our common shares are quoted on the Over-the-Counter Bulletin Board (“OTC BB”) under the symbol “DVNT.OB”.  On March 15, 2005, the average of the closing bid and asked prices of our common shares on the OTC BB was $0.80 per share.

An investment in our common shares involves a high degree of risk and only people who can afford the loss of their entire investment should consider investing.  See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

References in this prospectus to “Diversinet” mean Diversinet Corp., and references to “we”, “us”, and “our” refer to Diversinet Corp. unless the context otherwise indicates.

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BACK COVER PAGE

TABLE OF CONTENTS

Page

RECENT DEVELOPMENTS

6

RISK FACTORS

INFORMATION ABOUT THE OFFERING

13

OFFERING EXPENSES

13

FORWARD-LOOKING INFORMATION

ENFORCEABILITY OF CIVIL LIABILITIES

14

USE OF PROCEEDS

DIVIDEND POLICY

14

SELLING SHAREHOLDERS

14

PLAN OF DISTRIBUTION

EXCHANGE RATE

18

CAPITALIZATION AND INDEBTEDNESS

DILUTION

19

PRICE HISTORY

19

SELECTED FINANCIAL INFORMATION

20

MANAGEMENT’S DISCUSSION AND ANALYSIS

21

BUSINESS

28

MANAGEMENT

36

RELATED PARTY TRANSACTIONS

41

PRINCIPAL SHAREHOLDERS

41

DESCRIPTION OF COMMON SHARES

43

ARTICLES OF INCORPORATION

44

MATERIAL CONTRACTS

44

EXCHANGE CONTROLS

44

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

45

MARKET PRICE OF COMMON SHARES

46

POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

48

EXPERTS

48

ADDITIONAL INFORMATION

48

INFORMATION NOT REQUIRED IN PROSPECTUS

53

SIGNATURES

96

EXHIBIT INDEX

97

Except where specifically indicated in this prospectus, “dollars” and “$” mean United States dollars.

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DIVERSINET CORP.

7,383,000 common shares

PROSPECTUS

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PROSPECTUS SUMMARY

This summary highlights important information about our business and about this offering.  Because this is a summary, it does not contain all of the information you should consider before investing in our common shares or warrants.  You should read the entire prospectus before making an investment decision.  We prepare our consolidated financial statements in accordance with Canadian generally accepted accounting principles (“GAAP”) and all financial information set out herein has been determined in accordance with Canadian GAAP.

About Diversinet

Diversinet Corp. (formerly The Instant Publisher Inc.) was formed on December 8, 1993 through the amalgamation of The Instant Publisher Inc. with Lombard Consolidated Resources Inc., an Ontario corporation.  We are regulated in accordance with the Business Corporation Act (Ontario).

Our company was formed under the laws of Ontario, Canada.  Our principal executive offices are located at 2225 Sheppard Avenue East, Suite 1801, Toronto, Ontario, M2J 5C2, Canada.  Our telephone number is (416) 756-2324.

We are a mobile device security software product and service company that develops, markets and distributes mobile authentication solutions that provide for the secure transmission of data over mobile networks.  Our solution encompasses all aspects of communication and commercial transaction security requirements, covering the authentication and authorization of individuals involved, the integrity of the information being sent and the non-repudiation of the transaction.

We provide mobile device security products for the secure transmission of data over mobile networks and are striving to become the leading provider of mobile authentication services.  Our strategy to achieve this objective involves: targeting emerging mobile data and messaging markets, expanding strategic partnerships and sales channel relationships, maintaining a leadership position in terms of products and services, research and development, and building awareness of the Diversinet brand.

We develop, license, service and support the Diversinet MobileSecure suite of mobile authentication products, solutions and services.  Diversinet MobileSecure Client provides the ability to support multiple mobile authentication solutions and service applications across a wide range of mobile device platforms.  Based on our intellectual property, patents and Passport Trust Platform™ developed over the last seven years, we have consolidated our core technology capabilities to an application service provider business model and rebranded our offerings as the Diversinet MobileSecure suite of mobile authentication products, solutions and services.  As an application service provider, our products, solutions and services allow companies to deploy the robust mobile-optimized strong authentication infrastructure needed for trusted exchange of sensitive information over mobile data networks quickly and cost-effectively.  This enables companies to reduce the time-to-market for delivery of new secure mobile data applications and business services.

The Diversinet MobileSecure product, solution and service suite is comprised of the following individual software products and service offerings:

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Diversinet MobileSecure Client mobile-optimized strong authentication software that can be embedded on a variety of mobile devices and manages the trusted credentials used to authenticate the mobile user for secure personal communications and commercial transactions.

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Diversinet MobileSecure Authentication Services is a service bureau which will provide Over-the-Air (OTA) Diversinet MobileSecure Client software, credential provisioning and registration lifecycle management for mobile device users.  Additionally, the service bureau will offer mobile-optimized validation services via Short Message Service (SMS)-based offerings to support ‘zero-client’ mobile devices for mass market mobile authentication services for users that do not carry mobile devices that can support our client software directly.

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Diversinet MobileSecure SDK provides mobile application developers with a suite of security Application Program Interface (APIs) to integrate the Diversinet MobileSecure Client software and service bureau infrastructure across a range of mobile device platforms, Internet and mobile data networks for secure personal communication and commercial transactions.

About DSS Software Technologies

In early January, 2003, we acquired all of the capital stock of DSS Software Technologies (“DSS”), a systems integration provider headquartered in Fremont, California.  DSS provides technical consulting services to tier one customers including financial, enterprise and technology companies such as Cisco Systems, Lucent, Oracle, Sun Microsystems and Wells Fargo in the areas of systems integration, software development, and Enterprise Resource Planning “ERP” and Customer Relationship Management “CRM” implementation.  Consideration for the DSS acquisition was provided through a combination of cash payments and an earn-out position, plus warrants, provided over a three-year term.  During 2004 we amended the purchase agreement to provide Diversinet common shares and cash in lieu of the remaining cash payments and the earn-out provision.

DSS’s operations have been integrated with ours as a wholly owned subsidiary.  The purchase of DSS was accounted for using the purchase method and DSS’s operations have been consolidated since the date of acquisition.

About Caradas, Inc.

In September 2003, we acquired all of the capital stock of Caradas, Inc. (“Caradas”), a systems integration provider headquartered in Braintree, Massachusetts.  Caradas focuses on smart card-based application security systems within the financial services industry, particularly as a vehicle for managing relationships between issuers and cardholders.  Caradas offers a suite of solutions and services to define and implement secure application infrastructures.

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The Caradas Connexus™ Platform Caradas provides turnkey solutions for smart card-based application security systems using a suite of Caradas developed and third-party technology components.

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Visa and MasterCard Issuer Solutions: Caradas adds value to Visa and MasterCard issuer projects, by working closely on architecture and design, providing integration services, followed by test and operational transfer as the deployment occurs.  The smart Visa and MasterCard oneSmart Solutions are based upon established methodologies, third-party technologies and the Caradas Connexus™ Platform technology.

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Caradas Services:  Caradas provides a set of professional integration services for the strategy and support behind the technology.  The Caradas team has developed a methodology for implementing application security systems.

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Caradas Labs™: Caradas provides benchmarking and evaluation of core technologies through the testing center.

Caradas’ operations have been integrated with ours as a wholly owned subsidiary.  The purchase of Caradas was accounted for using the purchase method and Caradas’ operations have been consolidated since the date of acquisition.

RECENT DEVELOPMENTS

December 2004 Private Placement

Issuance of 6,625,000 common shares and for gross proceeds of $2,650,000.

On December 20, 2004, we completed a private placement of 6,625,000 common shares for gross proceeds of $2,650,000.  This transaction was effected as a private placement in accordance with Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.  We will use the net proceeds of that private placement for ongoing sales operations, working capital purposes, to continue our research and development activities and for general corporate purposes.

We agreed to file the registration statement to register the shares issued pursuant to this private placement no later than February 28, 2005.

Lakefront Partners, LLC and James B. Wigdale, Jr. acquired 1,000,000 common shares and 1,100,000 common share purchase warrants as part of our January 2004 private placement.  Furthermore, Lakefront Partners, LLC acquired 80,000 common shares and 18,750 common share purchase warrants as part of our April 2002 private placement.

Wigdale consultant agreement

Issuance of 300,000 common shares and 300,000 common share purchase warrants.

On December 20, 2004, we amended an agreement with James B. Wigdale, Jr. to provide investor relations services.  In consideration for the services to be rendered in accordance with the agreement, in January 2005, we issued 300,000 common shares and a three-year warrant terminating on December 19, 2007 to purchase up to 300,000 of our common shares at $0.40 per share in regards to partial compensation payable by us for these services.  We furthermore, repriced 350,000 existing share purchase warrants vesting on January 15, 2005 and exercisable at a price of $2.05 to $0.60.

Red Dawg Holdings Incorporated consultant agreement

Issuance of 38,000 common share purchase warrants issuable upon the exercise of warrants.

On September 20, 2004, we entered into an agreement with Red Dawg Holdings Incorporated to provide internal corporate marketing providing development and support for the marketing and sales message.  In consideration for the services to be rendered in accordance with the agreement, we issued a share purchase warrant terminating on December 31, 2005 to purchase up to 38,000 of our common shares at $0.50 per share in regards to the compensation payable by us for these services.

1529531 Ontario Inc. consultant agreement

Issuance of 100,000 common share purchase warrants issuable upon the exercise of warrants.

On September 20, 2004, we entered into an agreement with 1529531 Ontario Inc. to provide internal corporate sales providing development and support for the sales message and strategy.  In consideration for the services to be rendered in accordance with the agreement, we issued a share purchase warrant terminating on December 31, 2005 to purchase up to 100,000 of our common shares at $0.50 per share in regards to the compensation payable by us for these services.

2028005 Ontario Inc. consultant agreement

Issuance of 20,000 common share purchase warrants issuable upon the exercise of warrants.

On September 22, 2004, we entered into an agreement with 2028005 Ontario Inc. to provide internal legal services.  In part consideration for the services to be rendered in accordance with the agreement, we issued a share purchase warrant terminating on January 31, 2006 to purchase up to 20,000 of our common shares at $0.50 per share in regards to the compensation payable by us for these services.

RISK FACTORS

The common shares offered by this prospectus are speculative, involve a high degree of risk and should only be purchased by persons who can afford to lose their entire investment.  You should therefore carefully review the following risk factors, as well as all of the other information in this prospectus, before investing in the securities offered by this prospectus.

Risks Relating to Our Business

We have lost money in the past, we have realized minimal revenues from continuing operations and we expect to continue to sustain losses in the future.  We have generated minimal revenue to date from the sales of our solutions and licensing of our products.  For the year ended December 31, 2004, we posted a net loss of $7,517,000.  For the fourteen months ended December 31, 2003, we posted a net loss of $5,618,000.  For the year ended October 31, 2003, we posted a net loss of $4,834,000, for October 31, 2002, we posted a net loss of $4,065,000 and for October 31, 2001, we posted a net loss of $12,272,000.  For the years ended October 31, 2000 and October 31, 1999, we had net losses of $10,189,000 and $9,421,000, respectively.  We generated revenue of $7,045,000 for the year ended December 31, 2004, $8,563,000 for the fourteen months ended December 31, 2003, $7,108,000 in the twelve months ended October 31, 2003, $710,000 in the year ended October 31, 2002, $793,000 in the year ended October 31, 2001, $1,787,000 in the year ended October 31, 2000 and $164,000 in the year ended October 31, 1999.  The revenue represents the sales of our professional services and consulting revenues, secured mobile data and identity management solutions and professional services including the initial licensing of our Passport Trust Platform®, and Connexus product.  During fiscal 2001, 40% of our revenue was generated from one customer.  During fiscal 2002, 28% of revenue was generated from one customer although not the same customer as in fiscal 2001, and 65% of revenue was generated from three customers.  During fiscal 2003, 30% of revenue was generated from one customer although not the same customer as in fiscal 2002 and 2001, and 50% of revenue was generated from two customers.  During fiscal 2004, 34% of revenue was generated from two customers.  The majority of our revenues are derived from consulting services delivered on a stand alone basis.  We provide technical consulting services to our customers in the areas of systems integration, software development and Customer Relationship Management and Enterprise Relationship Management implementation.  We also provide technical consulting services relating to smart card based application security systems.  We also derive revenues from products and services for mobile commerce over wireless networks.  The auditors’ reports on our December 31, 2004 consolidated financial statements included additional comments for U.S. readers that state that conditions and events exist that cast substantial doubt on our ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

Our business plan is dependent upon customer adoption and commercial deployment of our products.  Our ability to continue operations is also dependent on the acceptance of our security solutions and the adoption of transaction-based applications using security and identity management over mobile data networks as an accepted method of data transmission in sufficient volume for us to generate enough revenues to fund our expenses and capital requirements.  The mobile data market is in a very early stage, and it may not develop to a sufficient level to support our business.

Our solutions are marketed to large companies and mobile network operators.  The implementation of our solutions by these entities typically involves a lengthy education process and a significant technical evaluation and commitment of capital and other resources.  This process is also subject to the risk of delays associated with customers’ internal budgeting and other procedures for approving large capital expenditures, deploying new technologies within their networks and testing and accepting new technologies that affect key operations. As a result, the associated sales and implementation cycles can be lengthy.  Our quarterly and annual operating results could be materially harmed if orders forecasted for a specific customer for a particular quarter are not realized.

Many of our early licensing agreements permitted our customers to examine and test our products with no initial up-front payments to us.  These customers are not required to make payments to us until they begin to use our solutions for commercial purposes.  In certain cases, we also enter into evaluation agreements, whereby potential customers may examine our solutions for a specified period of time with no payment to us.  Our current licensing agreements typically require the customer to pay a license fee attributable to the software components and the solution and upon shipment of these items to the customer, although we have sometimes waived the up-front fee.

Product and Market conditions.  General economic conditions may have a significant impact on our ability to generate sales for our solutions.  During fiscal 2003 and 2002, we experienced decreased activity from our potential customers, and generally the adoption of mobile data services has not proceeded as rapidly as previously expected.  During 2004, with the integration of DSS and Caradas, we were able to increase revenues compared to pre acquisition periods, however there is no guarantee that future sales will not decline in the near future.

Foreign exchange.  Our functional currency is the U.S. dollar.  Sales generated outside Canada are generally denominated in U.S. dollars.  During fiscal 2003 and 2004, we have incurred a large portion of our expenses in U.S. dollars, but we also incurred a smaller portion of our expenses in other currencies including Canadian dollars, Pound Sterling and Hong Kong dollars.  Changes in the value of these currencies relative to the U.S. dollar may result in currency losses that may have an adverse effect on our operating results.  With the completion of our financings in December 2004, we have a portion of our cash resources in U.S. dollar short-term investments and in Canadian dollars.  During fiscal 2003 and fiscal 2004, we maintained a portion of our cash resources in both U.S. and Canadian dollar term deposits.  During 2003, with the acquisitions of DSS and Caradas, we switched our reporting currency from Canadian dollars to U.S. dollars.

We may not be successful if we fail to retain our key technical personnel.  During 2004, in order to reduce our largest single expenditure, salaries and benefits, we reduced our headcount of employees in the Diversinet, DSS and Caradas operations.  During 2003 and 2002, we continued to review our cost structure and have continued to reduce our headcount.  Workforce reductions may have a detrimental effect on the morale of remaining employees, impeding their performance levels.  In addition, our ability to attract potential new employees in the future may suffer if our reputation was hurt by this staff reduction.

We currently have four senior officers and 74 employees and contractors.  We may not be able to improve our solutions and products or create new products if we lose any of our key employees or contractors.  We do not maintain key person life insurance policies on any of our employees.  Skilled technical personnel can be difficult to attract depending on the strength of the economy and competitive opportunities.  We may not be able to retain our current employees if they receive better job offers from other employers.  Our weakened financial strength through 2002, 2003 and 2004 may not alleviate this risk in the future.

We are involved in litigation which could result in judgments against us which, in the aggregate, could total more than our combined current assets, working capital and net assets.  There are currently two material claim pending against us.  If we lose either suit or enter into a settlement requiring us to pay cash or issue any of our common shares, our liquidity and financial position will be adversely affected and our shareholders’ ownership may be diluted.

In May 2000, we were sued, along with our wholly-owned Barbados subsidiary, Instant Publisher Ltd.  The plaintiff is seeking damages of $1,533,950 for breach of an October 25, 1995 dealer agreement relating to the business of Instant Publisher regarding the distribution of printing equipment, and damages of $25,000,000 for loss of reputation and loss of opportunity, pre-judgment and post-judgment interest, and costs.

One of our wholly owned subsidiaries is being sued in Bankruptcy Court by a company alleging the subsidiary received preferential payments.  The plaintiff is seeking to receive $200,000.

We have limited experience in the mobile data security software and identity management solutions field, and we are therefore subject to risks inherent in establishing a new business.  We have been in the mobile data security software field since fiscal 1997 and the identity management solutions field since 2001, and we have only generated minimal revenues from this business.  We are not sufficiently established to fully evaluate or forecast our prospects, and we are subject to the risks inherent in establishing a new business enterprise.

We are dependent on the adoption of secure transaction-based applications over mobile data networks as an accepted method of data transmission.  In order for us to be successful, transaction-based applications using mobile data security infrastructure over mobile data networks must be adopted as a means of trusted and secure communications and commerce to a sufficient extent and within a reasonable time frame, particularly considering our existing financial resources and future capital needs.  Since trusted and secure communications and commerce over these networks is new and evolving, it is difficult to predict with any assurance the size of this market and its growth rate, if any.

If the market for trusted and secure communications and commerce utilizing mobile data solutions over these networks fails to develop or develops more slowly than expected, we may have difficulty selling solutions or generating sufficient revenues to support our business.

Our ability to keep pace with the rapid technological changes and frequent new product introductions common in the information and communication technology industry will determine our ability to remain competitive and affect the viability of our products.  To succeed in the mobile data security and the identity management solutions business, we believe that we will have to continuously improve the performance, features and reliability of our products and be the first to the market with new products or enhancements to existing products.  We cannot provide assurance that we will be able to improve our products in a timely manner.  The emerging market for security solutions for mobile data security and the identity management is characterized by rapid technological developments, frequent new product introductions and evolving industry standards.  We anticipate this evolution will also occur in the mobile data security and the identity management solutions market in which we focus our technological developments.  The adoption of new standards, or the informal adoption of certain standards by a significant percentage of the computer security and related industries, could require us to reconfigure our products.  We may not be able to counter challenges to our current products or to introduce product offerings that keep pace with the technological changes introduced by competitors or persons seeking to breach information security.  We are not currently aware of any significant new technologies either under development or about to be introduced in the mobile data security or the identity management solutions security field.

The highly competitive nature of the information and communications technology fields could prevent us from achieving success.  Our solutions are targeted at the new and rapidly evolving market for authentication and authorization products for mobile data communications, commerce, telecommunications and identity management.  This market is not mature.  We anticipate that it will be intensely competitive, subject to rapid change and significantly affected by new solution, product and service introductions and other market activities of industry participants.  Many of our competitors and potential competitors have a longer operating history, greater name recognition, larger installed customer base and significantly greater financial, technical and marketing resources than we have.  As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, and they could therefore render our technologies and products obsolete.

Because of the broad potential application of our authentication and authorization software and identity management solutions, we compete with vendors offering a wide range of computer security products.  These competitors include Entrust Technologies, Certicom, and RSA Security.  There also may be other potential entrants to the market of whom we are not yet aware.

Our licensing revenues are dependent on our customers’ acceptance and use of our software products, and we expect our sales cycle to be lengthy.  Many of our early licensing agreements permitted our customers to examine and test our products with no initial up-front payments to us.  These customers are not required to make payments to us until they begin to use our product for commercial purposes.  We also enter into evaluation agreements in certain cases, whereby potential customers may examine our solutions for a specified period of time with no payment to us.  Our current licensing agreements typically require the customer to pay a license fee attributable to the software components and the application solution and upon shipment of these items to the customer, although we have sometimes waived the up-front fee.

Customers cannot simply license our solutions and begin using them immediately in their businesses.  Making our solutions work with a particular customer’s application may be a complex, expensive and, in certain cases, an ultimately unsuccessful process.  This process may also require the customer to make significant commitments of time and money.  Based on discussions with our customers, we believe that a customer’s required cycle of testing, internal approval and network modifications can reasonably take between six and nine months or longer.  Therefore, we expect our sales cycle, or the time between entering into an agreement and when we begin to receive and recognize revenue, to be six to nine months or longer.  Also, the amount of revenue can be very limited until the customer’s product is made generally available and adopted.  Our sales are also subject to significant risks over which we have little or no control, including customers’ budgetary constraints and internal acceptance procedures regarding security-related matters.  To mitigate the risk of our current software licensing business model we are currently exploring the viability of a managed security service provider business model to supply our offerings through subscription-based licensing arrangements.

Two major encryption technology vendors service our area of business, and if we are unable to license encryption technology from at least one of them, it would cause a significant disruption to our business.  Our current product offerings include encryption technology that we source from a third-party vendor, RSA Security, an encryption technology vendor who services the wireless and the e-commerce security market.  The term of each licensing arrangement is open-ended.  Encryption technology is currently available from other vendors; however, if this agreement is terminated for any reason, we would have to license encryption technology from an alternative vendor, and there might be a significant disruption to our business.

Our success will depend in part on our continued ability to have access to these and other technologies that are important to our existing products and may become important to products we may develop in the future.  We cannot be certain that we will be able to procure or use any necessary technology on terms similar to existing licenses.

We lack experience in sales and marketing, and depend on our relationships with more established corporations to assist in selling and marketing our products.  We have limited sales and marketing experience and limited money to fund marketing.  A significant part of our business strategy is to form strategic relationships with more established companies to expose our solutions to a larger customer base than we could reach through direct sales and marketing force.  Our existing strategic relationships have not resulted in any significant revenues to date and may not result in any revenues in the future.

As a result of our emphasis on these relationships, our success will partially depend on both the ultimate success of the third parties with which we have these relationships and the ability of these third parties to market our products and services successfully.

We cannot provide assurance that we will be able to enter into additional, or maintain our existing, strategic relationships on commercially reasonable terms, if at all.  Our failure to do so would require us to devote substantially more resources to the distribution, sales and marketing of our products and services.  Also, these strategic relationships do not afford us any exclusive marketing or distribution rights.  The third parties may reduce their commitments to us in the future or pursue alternative technologies.

The nature of our products subjects us to product liability risks, potential lost revenues and adverse publicity in the event of product failure.  Our customers may rely on our products to prevent unauthorized access to computer networks.  Malfunctions or design defects of our products could:

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cause interruptions, delays or cessation of services to our customers;

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result in product returns;

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result in liability for damages;

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adversely affect the market’s perception of the security offered by our product, resulting in a lack of demand for our products; or,

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require us to make significant expenditures of capital or other resources to alleviate the problem.

Our license agreements may not be adequate to limit our liability.  A large number of claims by our customers could subject us to significant liability as well as limit the demand for our solutions and products.  In most cases our license and support agreements attempt to limit our liability to the total amount of the licensing and support fees paid during the twelve-month period preceding an alleged error in or failure of our software.  This contractual provision may not always be enforceable.  Courts have held that contractual limitations on liability of this type, or the “shrink-wrap licenses” in which they are sometimes embodied, are unenforceable because the licensee does not sign them.  If these contract provisions limiting our liability are not enforceable, we could be obligated to pay significant damages resulting from customer claims.

If computer hackers find ways to circumvent our products, our products would not perform their essential function.  Any compromise of the security offered by our products, in a single incident or a series of incidents, would make our products less attractive to our customers.  Software error or failure may result from a hacker seeking unauthorized access to a computer network.  The methods used by hackers are evolving rapidly and generally are not recognized until they are launched against one or more systems.  We are unable to anticipate hackers’ tactics.  The publicity surrounding any security breaches could adversely affect the public perception of the security offered by our authentication and authorization products and make it more difficult for us to sell our products.

Technical advances in the information security market may make our products obsolete.  Our products are based on public key infrastructure based security (also known as PKI based security) and identity management technology and depend in part on the application of certain mathematical principles forming the basis of the encryption technology that we license and embed in our products.  Any significant advance in techniques for decoding or cracking encrypted computer information could render our products obsolete or unmarketable.

Our PKI products use algorithms, or mathematical formulae, to encrypt and secure information.  The security afforded by our products is predicated on the assumption that these mathematical formulae are very difficult to solve.  This assumption is based on the fact that years of theoretical and empirical research by leading mathematicians have not resulted in any efficient solutions to these problems.  There can be no assurance, however, that future research will not uncover efficient solutions to these problems.

Also, even if no breakthrough in solving these problems is discovered, they may eventually be solved by computer systems having sufficient speed and power.  If improved techniques for decoding encrypted information are developed or made possible by the increased availability of powerful computing resources, our products could be rendered obsolete.

We might not be able to enforce our intellectual property rights.  Our success depends significantly upon our proprietary technology, and our means of protecting our proprietary and intellectual property rights may not be adequate.  We rely on a combination of patent and trademark laws, trade secrets, confidentiality agreements and contractual provisions to protect our proprietary rights.  We have two U.S. patents, which will be in effect until August 22, 2017, and three patents granted in Israel in effect until 2017 and 2021, as well as 14 applications pending in Israel, the U.S. and Canada.  We cannot provide assurance that any of our applications will be approved, that any new patents will be issued, that we will develop proprietary products or technologies that are subject to patent protection, that any issued patent will provide us with any competitive advantages or will not be challenged by third parties.  Furthermore, we cannot provide assurance that the patents of others will not have a material adverse effect on our business and operating results.  There is also a risk that our competitors will independently develop similar technology, duplicate our products or design around our patents or other intellectual property rights.

If our technology or products were determined to infringe upon the rights of others, we would be required to obtain licenses to use that technology.  If we are not able to obtain a license in a timely manner on acceptable terms or at all, we may have to stop producing our product until we can develop an alternative that does not infringe the rights of others.

Patent disputes are common in technology-related industries.  We cannot provide any assurance that we will have the financial resources to enforce or defend a patent infringement or proprietary rights action.  As the number of products and competitors in our target markets grows, the likelihood of infringement claims also increases.  Any claims or litigation may be time-consuming and costly, cause product shipment delays or require us to redesign our product or require us to enter into royalty or licensing agreements.  Any of these events could have a material adverse effect on our business and operating results.  Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to use our proprietary information and software.  In addition, the laws of some foreign countries do not protect proprietary and intellectual property rights to as great an extent as do the laws of Canada and the U.S.

Changes in the export regulation of encryption-based technologies may restrict our ability to sell or license our products.  Our products are subject to export controls under Canadian and U.S. laws and regulations.  These laws and regulations may be revised from time to time in ways that may materially and adversely affect our ability to sell our products abroad or to make products available for sale or license via international computer networks such as the Internet, although pursuant to an international treaty, a number of countries have relaxed, or are in the process of relaxing, their export rules as applicable to products of the type licensed by us.  Canadian and U.S. government controls on the export of encryption technologies which we license from third parties and which are embedded in our products may, if subject to revision, be amended and subsequently restrict our ability to freely export our products.  As a result, foreign competitors subject to less stringent export controls on their products may be able to compete more effectively than we can in the global information and computer security market.

Our articles of incorporation authorize us to issue an unlimited number of common shares, which could result in dilution to our shareholders.  Subject to regulatory and/or shareholder approval, shareholders may experience dilution or limitations in takeover attempts because our articles of incorporation allow us to issue an unlimited number of common shares.  Our shareholders have no right to purchase additional common shares when we issue new shares.  As of December 31, 2004, we had 19,157,941 common shares issued and outstanding.

We have limited financial resources.  Our ability to continue operations during the next fiscal year may be dependent on our ability to obtain additional financing.  Although we have made progress in developing our solutions and have completed initial consumer deployments, our revenue from operations is not sufficient to cover our operating expenses at present and is unlikely to be sufficient within fiscal 2005.  We have obtained funding for operations from private equity placements in the past, but there is no assurance we will be able to do so again in the near future despite the progress of the business.  In December 2004 we completed a private placement with the issuance of 6,625,000 common shares at a price of $0.40 per common share for gross proceeds of $2,650,000 to us.  In January 2004 we completed a private placement through the issuance of 1,000,000 common shares and 1,100,000 common share purchase warrants.  We received gross proceeds of $2,000,000 in the transaction.  The warrants were comprised of 500,000 warrants exercisable at $2.00 and 250,000 at $2.05 and 350,000 at $2.05.  Each warrant entitles the holder thereof to acquire one common share for a period of three years.  In June 2003 we completed a private placement with the issuance of 5,000,000 common shares at a price of $0.62 per common share for gross proceeds of $3,100,000 to us.  In April 2002, we completed a private placement with the issuance of 518,671 units at a price of $6.00 per unit for gross proceeds of $3,112,022 to us.  Each unit is comprised of one (1) common share and three-quarters (3/4) of one common share purchase warrant (each whole warrant, a “Warrant”).  Each Warrant will entitle the holder thereof to acquire one (1) common share at a price of $7.20 per common share for a period of up to three years from April 4, 2002.  There is no assurance we will be able to obtain further placements in the near future despite the progress of the business.  As well, the terms of new capital, if any, may materially dilute existing shareholders.  Our failure to either raise capital when needed or to generate revenues would leave us with insufficient resources to continue our business.

If our common shares should become ineligible for continued quotation on the OTC BB or a public trading market does not continue for any reason, holders of our common shares may have difficulty selling their shares. Our common shares became ineligible for continued quotation on the NASDAQ SmallCap Market and are now trading on the Over the Counter Bulletin Board; therefore holders of our common shares may have difficulty selling their shares.  Our common shares were quoted on the NASDAQ SmallCap Market from June 1995 through late April 2003.

Our common shares may continue to be penny stock, which may adversely affect the liquidity of our common shares.  The United States Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less than $5.00 per share, subject to certain exceptions.  Our common shares are currently penny stock.

Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks.

The liquidity of our common shares may be materially and adversely affected if our common shares continue to be penny stock due to the administration requirements imposed by these rules.

It may be difficult for our shareholders to enforce civil liabilities under the U.S. federal securities laws because we are incorporated in Canada.  We are incorporated under Canadian law and the majority of our directors and executive officers are Canadian citizens or residents.  All, or a substantial portion, of these persons’ assets and substantially all of our assets are located outside the U.S.  As a result, it may not be possible for investors to effect service of process within the U.S. upon those persons or us or to enforce against them judgments of U.S. courts predicated upon civil liabilities under U.S. federal or state securities laws.  Also, there is uncertainty as to the enforceability in Canada, in original actions or in actions for enforcement of judgments of the U.S. courts, of civil liabilities predicated upon U.S. federal or state securities laws.

We may be treated as a passive foreign investment company, which would have adverse tax consequences for our U.S. shareholders.  We may be treated as a passive foreign investment company, or a PFIC.  While we do not believe that we should be treated as a PFIC, whether we are treated as a PFIC depends on questions of fact concerning our assets and revenues.  Accordingly, we cannot assure you that we will not be treated as a PFIC.  If we were to be treated as a PFIC, there could be material adverse tax consequences to U.S. holders of our common shares.  See “United States Federal Income Tax Consequences” beginning on page 49.

INFORMATION ABOUT THE OFFERING

The Offering

Certain of our shareholders are offering the following securities for sale under this prospectus:

•

6,925,000 common shares, and

•

458,000 common shares issuable upon the exercise of the warrants.

There are a total of 7,383,000 common shares issued and common shares issuable pursuant to this registration statement.

We are not offering or selling any securities under this prospectus and will not receive any proceeds from the sale of the selling shareholder’s securities.  We may receive up to $199,000 upon the exercise of the warrants.  However, we will pay all costs associated with this prospectus.

OFFERING EXPENSES

We will bear all costs, expenses and fees in connection with the registration of the shares offered by this prospectus. The selling shareholders will bear brokerage commissions and similar selling expenses, if any, attributable to the sale of share, as well as any fees and disbursements of counsel to the selling shareholders.

The expenses of this offering which we will pay are estimated, in U.S. dollars, to be as follows:

SEC Registration Fee Legal Services Accounting Miscellaneous Total	750 40,000 10,000 14,250 $65,000

NOTICE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated in it by reference contain forward-looking statements which involve known and unknown risks and uncertainties.  We include this notice for the express purpose of permitting us to obtain the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.  Examples of forward-looking statements include: projections of capital expenditures, competitive pressures, revenues, growth prospects, product development, financial resources and other financial matters.  You can identify these and other forward-looking statements by the use of words such as “may”, “will”, “should”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “intends”, “potential” or the negative of such terms, or other comparable terminology.

Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain.  Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors: and certain other matters discussed in this prospectus, the documents incorporated by reference in this prospectus, and other publicly available sources.  Such factors and many other factors beyond the control of our management could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under Canadian law and the majority of our directors and executive officers are Canadian citizens or residents.  All, or a substantial portion, of these persons’ assets and substantially all of our assets are located outside the United States.  As a result, it may not be possible for investors to effect service of process within the United States upon those persons or us or to enforce against them judgments of U.S. courts predicated upon civil liabilities under U.S. federal or state securities laws.  Also, there is uncertainty as to the enforceability in Canada, in original actions or in actions for enforcement of judgments of the U.S. courts, of civil liabilities predicated upon U.S. federal or state securities laws

USE OF PROCEEDS

We will not receive any proceeds when the selling shareholders sell their common shares.  The $199,000 in gross proceeds that we may receive upon the exercise of 458,000 warrants will be used for continued sales efforts, general operations and general working capital purposes.  We will pay all costs of preparing and filing this prospectus.

DIVIDEND POLICY

We have not declared any dividends for the last eight years and we do not intend to pay any cash dividends on our common stock, or indirectly on our common stock, for the foreseeable future.  Our current policy is to retain earnings, if any, to finance the expansion of our business and for general corporate purposes.  Future dividends, if any, will be determined solely by our board of directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, and other factors the board of directors believes is relevant.

SELLING SHAREHOLDERS

The table below sets forth the names of the selling shareholders; the number of common shares beneficially owned by the selling shareholders, as of March 4, 2005, the percentage of our outstanding common shares beneficially owned by each of the selling shareholders as of March 4, 2005, the number of common shares that each selling shareholder may offer under this prospectus, are the number of common shares that each selling shareholder will beneficially own assuming the sale of all of the common shares covered by this prospectus.

Except as noted below, none of these selling shareholders has held any position or office or had a material relationship with us or any of our affiliates within the past three years, other than as a result of the ownership of our ordinary shares.

The selling shareholders acquired their shares in one of the following transactions.

TRANSACTION	SHARES	SHARES ISSUABLE UPON WARRANT EXERCISE
December 2004 Private Placement	6,625,000	-
Wigdale Consulting	300,000	300,000
Red Dawg Holdings Consulting	-	38,000
1529531 Ontario Inc. Consulting	-	100,000
2028005 Ontario Inc. Consulting	-	20,000
Shares subject to this registration statement	6,925,000	458,000

	Common shares beneficially owned prior to this offering		Common shares offered	Common shares beneficially owned after this offering
		Percent of total shares outstanding	Pursuant to this prospectus		Percent of total shares outstanding

Name of Beneficial Owner	Number			Number
Nagy Moustafa (1)	440,300	2%	375,000	65,300	*
78 Forester Crescent
Unionville, Ontario L6C 1V3
Mark Steinman (2)	125,000	*	125,000	-	*
29 Woodthrush Court
Toronto, Ontario M2K 2A9
Keith Powell (3)	103,455	*	103,455	-	*
4243 BridlePath Trail
Mississauga, Ontario L5L 3K3
Hussam Mahgoub	26,000	*	25,000	1,000	*
20 Harding Blvd West, Unit 1007
Richmond Hill, Ontario L4C 9S4
Salah Machani	3,750	*	3,750	-	*
7 Bishop Avenue, Unit 1517
Toronto, Ontario M2M 4J4
Stuart Vaeth	60,000	*	60,000	-	*
40 Wainwright Road
Winchester, MA 01890-2367
Syma Kamran	350,000	2%	350,000	-	*
310 Brookside Road
Richmond Hill, Ontario L4C 0K8
Mobyle Inc. (4)	150,000	*	150,000	-	*
250 West Beaver Creek
Richmond Hill, Ontario L4C 3K1
J. Graeme MacLetchie III	579,075	3%	250,000	329,075	2%
1 Dunham Place
Irvington, NY 10533
Rubsun Ho	175,000	*	175,000	-	*
44 Glen Road
Toronto, Ontario M4W 2V1
James and Elizabeth Groninger	75,000	*	75,000	-	*
1711 Park Avenue
Richmond VA 23220
James Groninger	417,279	2%	75,000	342,279	2%
P.O. Box 4944
Richmond VA 23220
Joseph Klein III	193,909	1%	150,000	43,909	*
1724 Hillside Road
Stevenson, MD 21153
Thomas J. Cain	280,000	1%	100,000	180,000	*
103 Penshurst Road
Richmond, VA 23221
Raymond H. Welsh	143,000	*	125,000	18,000	*
518 Mulberry Lane
Haverford, PA 19041
John J.F. Sherrerd	375,000	2%	375,000	-	*
621 Carisbrooke Road
Bryn Mawr, PA 19010
Michael Malouf	75,000	*	75,000	-	*
55 Garfield Road
Concord, MA 01742
Gary Sweeney	125,000	*	125,000	-	*
8275 Allen Lane
Fox Point, WI 53217
Douglas Martin Baker Jr.	125,000	*	125,000	-	*
4613 Edina Blvd
Edina, MN 55424
John A. Mahoney	125,000	*	125,000	-	*
8127 N. Gray Log Lane
Fox Point, WI 53217
Lakefront Partners, LLC (5)	2,536,545	13%	1,037,795	1,498,750	8%
205 E. Wisconsin Avenue, Suite 220
Milwaukee, WI 53202
Calm Waters Partnership C/O Baraboo Growth LLC (6)	745,000	4%	745,000	-	*
115 S. 84th Street, Suite 200
Milwaukee, WI 53214
MicroCapital Fund LP (7)	800,000	4%	800,000	-	*
201 Post Street, Suite 1001
San Francisco, CA 94108
MicroCapital Fund Ltd. (8)	450,000	2%	450,000	-	*
201 Post Street, Suite 1001
San Francisco, CA 94108
Avocet Capital Management (9)	825,000	4%	625,000	200,000	1%
3109 E. Slaughter Lane
Austin, TX 78748
James B. Wigdale, Jr. (10)	1,700,000	9%	600,000	1,100,000	6%
205 E. Wisconsin Avenue, Suite 220
Milwaukee, WI 53202
Red Dawg Holding Incorporated (11)	38,000	*	38,000	-	*
20 Rogate Place
Toronto, Ontario M1M 3C3
1529531 Ontario Inc. (12)	100,000	*	100,000	-	*
310 Brookside Road
Richmond Hill, Ontario L4C 0K8
2028005 Ontario Inc. (13)	20,000	*	20,000	-	*
44 Glen Road
Toronto, Ontario, M4W 2V1
			7,383,000

* indicates less than one percent (1%)

We will not receive any proceeds from the sale of the securities by the selling securityholders.

(1)

Mr. Moustafa is our Chief Executive Officer and Board member.

(2)

Mr. Steinman is our Chairman.

(3)

Mr. Powell is a Diversinet Board member.

(4)

Mr. Kashif Hassan and Mr. Michael O’Farrell have voting or investment control.

(5)

Mr. James Wigdale, Jr. has voting or investment control.  Includes 18,750 shares subject to outstanding warrants.

(6)

Mr. Richard S. Strong has voting or investment control.

(7)

Mr. Christopher P. Swenson has voting or investment control.

(8)

Mr. Christopher P. Swenson has voting or investment control.

(9)

Mr. Jim Boucherat has voting or investment control.

(10)

Includes 1,400,000 shares subject to outstanding warrants.  Excludes shares owned by Lakefront Partners, LLC.

(11)

Includes 38,000 shares subject to outstanding warrants. Mr. Michael O’Farrell has voting or investment control.

(12)

Includes 100,000 shares subject to outstanding warrants. Mr. Kashif Hassan has voting or investment control.

(13)

Includes 20,000 shares subject to outstanding warrants. Mr. Rubsun Ho has voting or investment control.

#

PLAN OF DISTRIBUTION

We are registering the common shares offered hereby on behalf of the selling shareholders.  As used herein, “selling shareholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a named selling shareholder as a gift, pledge, partnership distribution or other transfer.  All costs, expenses and fees in connection with the registration of the shares offered by this prospectus will be borne us, other than brokerage commissions and similar selling expenses, if any, attributable to the sale of shares offered hereby which will be borne by the selling shareholders.  Sales of the shares offered hereby may be effected by selling shareholders from time to time in one or more types of transactions (which may include block transactions) on the Over the Counter Bulletin Board at prevailing market prices, in the over-the-counter market, in negotiated transactions, through publicly or privately negotiated put or call options transactions relating to the shares offered hereby, through short sales of the shares offered hereby (including the closing of any open short position), or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices.  Such transactions may or may not involve brokers or dealers.  The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares offered hereby by the selling shareholders.

The selling shareholders may enter into hedging transactions with regard to the shares offered hereby.  In connection with such transactions the counter parties to such transactions may engage in short sales of the shares offered hereby or of securities convertible into or exchangeable for such shares in the course of hedging positions they assume with selling shareholders.  The selling shareholders may also enter into other transactions which require the delivery of the shares offered by this prospectus, which shares such counter parties may resell pursuant to this prospectus (as amended or supplemented, if necessary, to reflect such transaction).

The selling shareholders may effect these transactions by selling the shares offered hereby directly to purchasers or to or through broker-dealers, which may act as agents or principals.  Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary brokerage commissions).

The selling shareholders and any broker-dealers that act in connection with the sale of the shares offered herein might may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares offered herein sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.  We have agreed to indemnify each selling shareholder against certain liabilities, including liabilities arising under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares offered hereby against certain liabilities, including liabilities arising under the Securities Act.

Because selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act.  We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

Selling shareholders also may resell all or a portion of the shares offered hereby in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144 or another exemption under the Securities Act.

Upon our being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•

the name of each such selling shareholder and of the participating broker-dealer(s);

•

the number of shares involved;

•

the initial price at which such shares were sold;

•

the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•

that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•

other facts material to the transaction.

We will pay all of the costs of qualifying these securities under federal and state securities laws, including legal and accounting fees, as well as printing and other related costs.

EXCHANGE RATE

Quantitative and Qualitative Disclosures About Market Risks

We will record our finances in U.S. dollars and report our operations in U.S. dollars.  Fluctuations in the exchange rate between Canadian dollars and the U.S. dollars will affect the amount of dollars reported in our financial statements.  We do not expect to actively use derivative instruments to reduce our exposure to foreign currency risk.

The following table sets forth the rate of exchange for the Canadian Dollar at the end of the five fiscal years ended December 31, 2004 and the end of each of the last six months, the average rates for the period, and the range of high and low rates for the period.  For purposes of this table, the rate of exchange means the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.  The table sets forth the number of Canadian Dollars required under that formula to buy one U.S. Dollar. The average rate means the average of the exchange rates on the last day of each month during the period.

	U.S. Dollar/Canadian Dollar
	Close	Average	High	Low
Month Ended 02/28/05	1.2408	1.2309	1.2581	1.1944
Month Ended 01/31/05	1.2412	1.2253	1.2468	1.1944
Month Ended 12/31/04	1.2020	1.2191	1.2465	1.1793
Month Ended 11/30/04	1.1860	1.1960	1.2282	1.171
Month Ended 10/31/04	1.2180	1.2469	1.2755	1.2129
Month Ended 9/30/04	1.2616	1.2878	1.3247	1.2672
Fiscal Year Ended 12/31/04	1.2020	1.3015	1.4003	1.1714
Fiscal Year Ended 12/31/03	1.2924	1.4014	1.5800	1.2905
Fiscal Year Ended 12/31/02	1.5796	1.5703	1.6190	1.5024
Fiscal Year Ended 12/31/01	1.5926	1.5484	1.6052	1.4895
Fiscal Year Ended 12/31/00	1.5002	1.4852	1.5625	1.4310

The exchange rate was 1.2408 as of February 28, 2005.

We believe that inflation has not had a material impact on our results of operations for each of our fiscal years in the three-year period ended December 31, 2003.  However, there can be no assurance that future inflation would not have an adverse impact on our operating results and financial condition.  We have limited market risk exposure since we do not have any outstanding variable rate debt or derivative financial and commodity instruments as of December 31, 2004.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth, on a Canadian GAAP basis, our capitalization and indebtedness, as of December 31, 2004, and includes the effect of the sale of 6,625,000 common shares to the selling shareholders on December 20, 2004 for gross proceeds of $2,650,000.

As of December 31, 2004
Actual

Cash, cash equivalents and short term investments	$2,734,058

Current portion of promissory note and notes payable	4,611

Shareholders’ Equity
Share capital	52,445,135
Cumulative translation adjustment	(1,520,721)
Share purchase warrants	2,830,929
Contributed surplus	1,265,549
Retained earnings (deficit)	(49,185,491)
Total Shareholders’ Equity	$5,835,401

DILUTION

Our December 31, 2004 balance sheet reflects the sale of the shares and warrants to the selling shareholders on December 20, 2004 for gross proceeds of $2,650,000.  Therefore, there will be no further dilution caused by the resale of the common shares by the selling shareholders.

PRICE HISTORY

The following table sets forth the range of high and low closing sale prices for our common shares for the periods indicated, as reported by the Nasdaq SmallCap Market and the Over the Counter Bulletin Board.  Our common shares were quoted on the NASDAQ SmallCap Market from June 1995 through late April 2003 and on the Over the Counter Bulletin Board from late April 2003 to present.  On January 28, 2003, we implemented a 1 for 10 reverse stock split that was approved by its shareholders at our Annual and Special Meeting of Shareholders on January 22, 2003.  The share data has been adjusted for this reverse stock split.

	High	Low
Fiscal year ended
December 31, 2000	449.37	17.81
December 31, 2001	36.20	10.00
December 31, 2002	12.50	2.20
December 31, 2003	6.30	0.48
December 31, 2004	2.53	0.34

Fiscal year ended December 31, 2003
First Quarter	4.00	1.12
Second Quarter	1.99	0.48
Third Quarter	5.55	1.15
Fourth Quarter	6.30	1.82

Fiscal year ended December 31, 2004
First Quarter	2.53	1.72
Second Quarter	1.90	1.28
Third Quarter	1.24	0.37
Fourth Quarter	0.95	0.34

July 2004	1.24	0.69
August 2004	0.69	0.42
September 2004	0.58	0.37
October 2004	0.56	0.46
November 2004	0.51	0.34
December 2004	0.95	0.45

SELECTED FINANCIAL INFORMATION

The selected financial data for fiscal years ended December 31, 2004, 2003 and October 31, 199, 2000, 2001 and 2002, for the fourteen months ended December 31, 2003 are derived from our audited financial statements.  The selected financial data for the two months ended December 31, 2003 are derived from our unaudited financial statements.  During 2003 we changed our fiscal year from October 31st to December 31st.  The following selected financial data should be read in conjunction with the consolidated financial statements and the notes thereto and the information under “Summary Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  As a result of a number of circumstances, including the 2004 financing activities, the acquisition of DSS and Caradas and the U.S. dollar becoming the primary currency in which most of our business is transacted, effective October 1, 2003, we adopted the U.S. dollar as its measurement and reporting currency for preparation of its consolidated financial statements.  In addition, except where otherwise indicated, all financial information is presented in United States dollars.

Our financial statements have been prepared in accordance with Canadian GAAP.  These principles conform in all material respects with U.S. GAAP except as described in Note 15 to our 2004 consolidated financial statements.  The differences between line items under Canadian GAAP and those as determined under U.S. GAAP are not significant except that, under U.S. GAAP, our total loss would be greater by $578,000 for the year ended December 31, 2004, $477,000 for the year ended December 31, 2003, $nil for the fourteen month period ended December 31, 2003 and the year ended October 31, 2003, $35,000 for the year ended October 31, 2002, greater by $37,000 for the year ended October 31, 2001, greater by $1.5 million for the year ended October 31, 2000 and less by $79,000 for the year ended October 31, 1999.  Under U.S. GAAP share capital would be greater and deficit would be less by $30,089,000 for each of the years due to the elimination of reduction in stated capital offset against accumulated shareholders’ deficit in March of 1999.

Selected Financial Data

(in 000’s, except per share data)

Fiscal Year ended December 31	Fiscal Year ended December 31		Fourteen Months Ended December 31	Two Months Ended December 31		Fiscal Year Ended October 31
	2004	2003	2003	2003	2003	2002	2001	2000	1999
	(In accordance with Canadian GAAP)
Revenue	$7,045	$8,522	$8,563	$1,455	$7,108	$710	$793	$1,787	$164
Loss from Continuing Operations	(7,517)	(4,959)	(5,618)	(784)	(4,834)	(4,065)	(12,272)	(10,019)	(9,230)
Net loss from Discontinued Operations	0	0	0	0	0	0	0	(170)	(190)
Net Loss	(7,517)	(4,959)	(5,618)	(784)	(4,834)	(4,065)	(12,272)	(10,189)	(9,420)
Weighted Average no. of shares (000’s)	12,145	7,022	6,478	11,043	5,715	2,972	2,638	2,353	1,674
Loss Per Share – Continuing Operations	(0.62)	(0.71)	(0.87)	(0.07)	(0.85)	(1.37)	(4.65)	(4.27)	(5.47)
Net Loss Per Share	(0.62)	(0.71)	(0.87)	(0.07)	(0.85)	(1.37)	(4.65)	(4.34)	(5.61)
Dividends Per Share	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Working Capital (Deficit)	2,279	452	452	452	1,114	1,752	2,253	14,135	3,389
Long-term Investment	0	0	0	0	0	0	0	0	0
Long-term Liabilities	0	300	300	300	300	0	0	0	966
Shareholders’ Equity	5,835	7,647	7,647	7,647	8,462	2,950	3,835	16,223	5,338
Total Assets	7,308	11,004	11,004	11,004	12,099	4,009	6,093	18,786	8,311
Share Capital	52,445	49,191	49,191	49,191	49,202	40,678	34,212	35,186	14,220
	(In accordance with U.S. GAAP)
Revenue	$7,045	$8,522	$8,563	$1,455	$7,108	$710	$793	$1,787	$164
Loss from Continuing Operations	(7,517)	(4,959)	(5,618)	(784)	(4,834)	(4,100)	(12,309)	(11,002)	(9,110)
Net Loss from Discontinued Operations	0	0	0	0	0	0	0	(170)	(190)
Net Loss	(7,517)	(4,959)	(5,618)	(784)	(4,834)	(4,100)	(12,309)	(11,171)	(9,301)
Loss Per Share – Continuing Operations	(0.62)	(0.71)	(0.87)	(0.07)	(0.85)	(1.38)	(4.67)	(4.68)	(5.47)
Net Loss Per Share	(0.62)	(0.71)	(0.87)	(0.07)	(0.85)	(1.38)	(4.67)	(4.75)	(5.54)
Long-term Liabilities	0	300	300	300	300	0	0	0	1,158
Shareholders’ Equity	5,835	7,647	6,655	6,655	7,471	1,958	2,881	15,277	5,147
Total Assets	7,307	11,004	11,004	11,004	12,099	4,009	6,093	18,786	8,311
Share Capital	82,534	79,281	79,281	79,281	79,291	70,767	60,348	62,119	42,261

At our March 1999 Annual Meeting, our shareholders approved a resolution providing for the reduction of our stated capital by $30,089,000.  This resulted in a reduction in our accumulated shareholders’ deficit in the same amount.  At December 31, 2003, we had an accumulated deficit of $41,482,000.  If our shareholders had not approved the reduction in our stated capital, our accumulated deficit at December 31, 2004 would have been $79,274,000 and October 31, 2003 would have been $71,571,000.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Operating Results

Overview

We are a mobile device security software product and service company that develops, markets and distributes mobile authentication solutions that provide for the secure transmission of data over mobile networks.  Our solution encompasses all aspects of communication and commercial transaction security requirements, covering the authentication and authorization of individuals involved, the integrity of the information being sent and the non-repudiation of the transaction.

We provide mobile device security products for the secure transmission of data over mobile networks and are striving to become the leading provider of mobile authentication services.  Our strategy to achieve this objective involves: targeting emerging mobile data and messaging markets, expanding strategic partnerships and sales channel relationships, maintaining a leadership position in terms of products and services, research and development, and building awareness of the Diversinet brand.

We develop, license, service and support the Diversinet MobileSecure suite of mobile authentication products, solutions and services.  Diversinet MobileSecure Client provides the ability to support multiple mobile authentication solutions and service applications across a wide range of mobile device platforms.  Based on our intellectual property, patents and Passport Trust Platform™ developed over the last 7 years, we have consolidated its core technology capabilities to an application service provider business model and rebranded our offerings as the Diversinet MobileSecure suite of mobile authentication products, solutions and services.  As an application service provider, Diversinet products, solutions and services allow companies to deploy the robust mobile-optimized strong authentication infrastructure needed for trusted exchange of sensitive information over mobile data networks quickly and cost-effectively.  This enables companies to reduce the time-to-market for delivery of new secure mobile data applications and business services.

Research and Development, Patents and Licenses, et cetera

We plan to continue to invest in research and development for our mobile device security products based on the technology we purchased in 1996, and we anticipate spending approximately $1,280,000 in the year ending December 31, 2005 in connection with these efforts.  We expect to allocate funds almost entirely to salary payments to staff for the continued research and development of our security product suite.  We cannot reasonably estimate when the benefits, if any, of the continued development costs will be realized.  We also cannot reasonably estimate whether any of the continuing development costs will result in revenue for us, or whether additional sources of funding will be available if continued development of the technology is unsuccessful.

Trend Information

At this time, we cannot identify any known trends that are reasonably likely to have a material effect on our business due to a number of factors.  We currently have several customers that are using our products for pilot projects.  The sales cycle can take a significant amount of time.  In addition to customer constraints, such as budgetary restrictions, the integration process required to make our products function properly within a customer’s specific application may be complex.  Mobile data commerce applications are also in their infancy, and the need for security applications is dependent on the adoption of these applications by consumers.

Our revenue model consists of (i) license fees from the licensing of our Passport Trust Platform product suite which are one-time fees typically recorded upon execution of the license agreement, (ii) consulting revenues, as employees and subcontractors provide services to our customers, which are recognized on a time and materials basis, or on a percentage of completion basis, depending on the contract, as employees and subcontractors provide services (iii) recurring royalties from the provision of certificates and permits, and (iv) annual support fees.  As our business evolves, we expect that most of our revenue will be generated through recurring royalties.  This revenue stream is dependent on the adoption of transaction-based applications over wireless networks and therefore cannot be accurately projected at this time.

Operating Results

Quarter ended December 31, 2004 compared to December 31, 2003

Revenue

For the quarter ending December 31, 2004, we reported revenue of $1,380,000 compared to $2,332,000 for the quarter ended December 31, 2003.  During the quarter, we generated 100% (97% in 2003) from consulting services and 0% (3% in 2003) from licensing.  The lower revenue for the 2004 quarter was due to a reduction in the DSS revenues of approximately $603,000 and a decrease in Caradas revenues of $279,000.  During the fourth quarter of 2004, we have been focused on redefining our business plan and product offering, which culminated with the addition of new management team members effective January 3, 2005.  During the fourth quarter of 2003, Caradas revenues were $653,000 of which $243,000 was from deferred revenues delivered in the quarter.  During the similar period of 2004, Caradas’ revenues were $374,000.

Cost of sales

Cost of sales were $1,095,000 (or gross margin of 21%) for the quarter ended December 31, 2004 compared to $1,745,000 (or gross margin of 25%) for the same quarter in 2003.  This represents the direct costs associated for completing the software solutions and consulting services revenue.  During the fourth quarter of 2004, we had a larger amount of lower margin consulting services as a percentage of total revenues.

Expenses

Research and development expenses were $210,000 for the quarter ended December 31, 2004 compared to $447,000 for the similar period of 2003.  During the fourth quarter, we received a net amount of $141,000 relating to investment tax credits for R&D work done in 2003 and the two month stub period in 2002.  Sales and marketing expenses were $266,000 for the quarter ended December 31, 2004 compared to $1,214,000 for the similar period of 2003.  During 2004, we reduced our complement of people in sales and marketing, which is reflected in a lower 2004 quarterly number.  Included in the quarterly December 31, 2003 sales and marketing expenses is $300,000 relating to stock-based compensation expenses.  General and administrative expenses were $619,000 for the quarter ended December 31, 2004 compared to $883,000 for the similar period of 2003.  For 2004, all stock-based compensation has been included in general and administrative expenses.  The 2004 quarter includes $256,000 in stock-based compensation expense, compared to $525,000 for the similar period in 2003.  The 2003 quarterly figures also include unrealized foreign exchange losses of $311,000.

Depreciation and amortization

Depreciation and amortization expense was $336,000 for the quarter ended December 31, 2004 compared to $259,000 for the similar period of 2003.  During the fourth quarter we increased our depreciation charge by $145,000 (and reducing our capital assets cost base by $330,000 and our accumulated depreciation and amortization for our capital assets by $185,000) for our joint venture assets in recognition that we are in the process of winding up the joint venture.

As further discussed below in the year review, during the fourth quarter of the 2004 fiscal year, we completed our goodwill impairment test, and determined that goodwill of $525,000 as at December 31, 2004 ($nil for 2003) relating to DSS and $2,500,000 ($nil for 2003) relating to Caradas was impaired under the fair value based methodology as prescribed under Canadian GAAP.

Net Loss

We reported a net loss of $4,166,000 for the quarter ended December 31, 2004 and $2,264,000 for the quarter ended December 31, 2004.  This net loss includes stock-based compensation expense relating to the issuance of options and warrants of $256,000 and $825,000 respectively and a goodwill impairment charge of $3,025,000 and $nil respectively.  The loss per share was $(0.31) for the quarter ended December 31, 2004 compared to $(0.21) for the December quarter of 2003.

Year ended December 31, 2004 compared to year ended December 31, 2003

Revenue

For the year ending December 31, 2004 and December 31, 2003, we reported revenue of $7,045,000 and $8,522,000 respectively.  We generated 96% (96% in 2003) of our revenues from the United States, 1% (3% in 2003) from the Asia Pacific region, 2% (0% in 2003) from Canada and 2% (1% in 2003) from other areas during the period ended December 31, 2004.  During this period, we generated 95% (97% in 2003) from consulting services and 5% (3% in 2003) from licensing.  While revenues increased from 2002 to 2003 as a result of the acquisition of DSS and Caradas during the 2003 year, the lower revenue for the 2004 year was due to a reduction in the DSS revenues of approximately $2.7 million, offset by an increase in revenues of $1.2 million through the acquisition of Caradas in September 2003.  The overall decrease in revenues from 2003 is due to reduced services revenues caused in part to the DSS losing key management in the first quarter of 2004 and as a result DSS lost several customers over the course of the year.  We are operating in an evolving and unpredictable market and accordingly have and may continue to experience wide fluctuations in our revenues.

During 2004, 34% (50% in 2003) of our revenue came from two customers.  While we are endeavoring to increase our customer base, as the market that we operate in is still in an evolving stage and our revenue is still quite small, it is reasonable to expect that our revenue may continue to be concentrated among relatively few customers for the near future.

Cost of sales

Cost of sales were $5,239,000 (or gross margin of 26%) for the year ended December 31, 2004 compared to $6,622,000 (or gross margin of 22%) for 2003.  This represents the direct costs associated for completing the software solutions and consulting services revenue.  During the third quarter of 2004, we adjusted our cost of sales accrual downwards by $135,000 to more accurately estimate the direct delivery costs associated with completing the software solutions and consulting services revenue.  Licensing revenues (which have a higher gross margin than consulting services) as a percentage of total revenue increased from 2.8% in 2003 to 4.6% in 2004.

Research and development

Research and development expenses were $1,154,000 for the year ended December 31, 2004 compared to $1,276,000 for 2003.  The annualized decrease is due in part to further headcount cost reduction measures carried out in during 2004.  During the year, we received a net amount of $141,000 relating to investment tax credits for R&D work done in 2003 and the two month stub period in 2002.  During 2003 we received $289,000 for 2002 and 2001 and a rebate of retail sales taxes paid in excess in 2001.

Sales and marketing

Sales and marketing expenses were $1,730,000 for the year ended December 31, 2004 compared to $2,488,000 for 2003.  The decrease in sales and marketing is largely due to the headcount cost cutting measures that we undertook in the second quarter of 2004.  Included in the December 31, 2003 sales and marketing expenses is $300,000 relating to stock-based compensation expenses.  For 2004, all stock-based compensation has been included in general and administrative expenses.

General and administrative

General and administrative expenses were $2,665,000 for the year ended December 31, 2004 compared to $2,418,000 for 2003.  Until October 1, 2003 we had historically prepared its consolidated financial statements in Canadian dollars and used the Canadian dollar as its measurement currency.  The 2003 figures include unrealized foreign exchange losses of $477,000.  Included in the December 31, 2004 general and administrative expenses is $761,000 ($525,000 for 2003) relating to stock-based compensation expenses.

Other expenses

During the third quarter of 2004, we settled a dispute with a former shareholder of DSS and received 50,000 Diversinet common shares (with a fair value of $21,000) and the elimination of the promissory note payable of $150,000, which was recorded as ‘other’ in the statement of operations.

Depreciation and amortization

Depreciation and amortization expense was $936,000 for the year ended December 31, 2004 compared to $682,000 for 2003.  During the fourth quarter, we increased our depreciation charge by $145,000 (and reducing our capital assets cost base by $330,000 and our accumulated depreciation and amortization for our capital assets by $185,000) for our joint venture assets in recognition that we are in the process of winding up the joint venture.  These figures also include amortization of purchased technology and customer assets acquired on September 1, 2003 in the amount of $189,000 ($63,000 for 2003) and $331,000 ($110,000 for 2003), respectively.

We earned interest and other income of $16,000 during the period ended December 31, 2004 compared to $5,000 for 2003 through investing our excess cash.  Interest expenses were $nil for the year ended December 31, 2004 compared to $nil for 2003.  This relates to interest paid on notes payable on capital assets acquired during 2003 as part of our acquisitions and subsequently repaid.

During the fourth quarter of the 2004 fiscal year, we completed our goodwill impairment test and determined that goodwill of $525,000 as at December 31, 2004 ($nil for 2003) relating to DSS and $2,500,000 ($nil for 2003) relating to Caradas was impaired under the fair value based methodology as prescribed under GAAP.  During fiscal 2004, Caradas was unable to attract significant new customers in order to generate the expected cash flows.  DSS lost key management in the first quarter of 2004 and as a result DSS lost several customers over the course of the year.  Furthermore, as part of the purchase price calculation, and ultimately affecting the goodwill, the original value attributed to common shares provided in the Caradas acquisition was $3.45 per common share.  As the result of the above the fair value of our goodwill exceeded its carrying value which results in an impairment charge in the current period.

Net Loss

We reported a net loss of $7,516,000 for the year ended December 31, 2004 and $4,959,000 for the year ended December 31, 2003.  This net loss includes stock-based compensation expense relating to the issuance of options and warrants of $761,000 and $825,000 respectively and a goodwill impairment charge of $3,025,000 and $nil respectively.  During the year, we started to report a fair value for stock-based compensation and is including this as an expense.  During 2004, we revalued our goodwill from the DSS and Caradas acquisitions, discussed in further detail below.

Fourteen month period ended December 31, 2003 compared to year ended October 31, 2002

During fiscal 2003, we purchased 100% of the common shares of two companies, DSS Software Technologies and Caradas, Inc.  The DSS acquisition occurred on January 2, 2003 resulting in the inclusion of twelve month’s activities in the consolidated financial results for December 31, 2003 and the Caradas acquisition occurred on September 1, 2003 resulting in the inclusion of four month’s activity in the consolidated financial results for December 31, 2003.  The common shares of DSS were purchased through the issuance of shares, common share purchase warrants, cash and a promissory note. The common shares of Caradas were purchased through the issuance of shares and common share purchase warrants.  As a result of a number of circumstances, including the current year financing activities, the acquisition of DSS and Caradas and the U.S. dollar becoming the measurement currency in which most of our business is transacted, effective October 1, 2003, we adopted the U.S. dollar as its measurement and reporting currency for preparation of its consolidated financial statements.

Revenue

For the period ending December 31, 2003, we reported revenue of $8,563,000 compared to revenue of $710,000 for the year ended October 31, 2002.  We generated 96% (2% in 2002) of our revenues from the United States, 3% (63% for 2002) from the Asia Pacific region, 0% (29% in 2002) from Canada and 1% (6% in 2002) from other areas during the period ended December 31, 2003.  The increase in revenue is the result of the acquisition of DSS and Caradas during the year, both companies are located in the United States, leading to the high percentage of U.S.-based revenue.  Furthermore, we changed our year end to December 31, leading to a 14 month reporting period.  We are operating in an evolving and unpredictable market and accordingly have and may continue to experience wide fluctuations in our revenues.

During the period ending December 31, 2003, 50% (53% in 2002) of our revenue came from two customers.  These customers are not related to each other.  While we are endeavoring to increase our customer base, as the market that we operate in is still in an evolving stage and our revenue is still quite small, it is reasonable to expect that our revenue may continue to be concentrated among relatively few customers for the near future.

Cost of sales

Cost of sales were $6,622,000 (or gross margin of 23%) for the period ended December 31, 2003.  This represents the direct costs associated for completing the software solutions and consulting services revenue.  There were no cost of sales for fiscal 2002.

Research and development

Research and development expenses were $1,513,000 in the period ended December 31, 2003 compared to $1,479,000 in 2002.  The annualized decrease is due to further cost reduction measures carried out in the second quarter of 2003.  During the year we received a net amount of $289,000 relating to investment tax credits for R&D work done in 2002 and 2001 and a rebate of retail sales taxes paid in excess in 2001.

Sales and marketing

Sales and marketing expenses were $2,656,000 in the period ended December 31, 2003 compared to $1,104,000 in 2002.  The increase in sales and marketing is largely due to the two acquisitions that were done during the year and the increase is consistent with the increase in sales activity to generate the revenues during the period.  While the Asia Pacific market place continues to be a focal point for us, with the addition of DSS and Caradas, we have increased our U.S. presence and increased sales and marketing in the U.S. accordingly.  Included in the December 31, 2003 sales and marketing expenses is $300,000 relating to stock-based compensation expenses.

General and administrative

General and administrative expenses were $2,654,000 in the period ended December 31, 2003 compared to $1,899,000 in 2002.  These figures include foreign exchange losses of $309,000 for December 31, 2003 and a loss of $145,000 for 2002.  Until October 1, 2003, we had historically prepared our consolidated financial statements in Canadian dollars and used the Canadian dollar as its measurement currency.  Included in the December 31, 2003 general and administrative expenses is $525,000 relating to stock-based compensation expenses.

Depreciation and amortization

Depreciation and amortization expense was $740,000 in the period ended December 31, 2003.  These figures include amortization of purchased technology and customer assets acquired on September 1, 2003 in the amount of $63,000 and $110,000, respectively.  Depreciation and amortization expense in fiscal 2002 was $404,000.

We earned interest and other income of $26,000 during the period ended December 31, 2003 and $111,000 in fiscal 2002 through investing our excess cash.  Interest expenses were $21,000 during the period ended December 31, 2003 compared to $nil in 2002.  This interest relates to notes payable on capital assets acquired during the year.

Net Loss

We reported a net loss of $5,618,000 for the period ended December 31, 2003 compared to a net loss of $4,065,000 in fiscal 2002.  This net loss includes stock-based compensation expense relating to the issuance of options and warrants of $825,000 and nil for 2002.  During the year we started to report a fair value for stock-based compensation and is including this as an expense.

Liquidity and Capital Resources

Quarter ended December 31, 2004 compared to quarter ended December 31, 2003

The net change in cash and cash equivalents and short term investments for the fourth quarter of 2004 was $1,762,000 compared to $(488,000) for the fourth quarter of 2003.  The fourth quarter 2004 net change is due to operating activities which used cash in an amount of $861,000 which was offset by the financing completed during December 2004 year for gross proceeds of $2,650,000.

The fourth quarter 2003 net change in cash and cash equivalents and short term investments of $(488,000) is due to operating activities, which used cash in an amount of $757,000 offset by the increase in promissory notes and notes payable related to the acquisition of Caradas of $162,000 and the issuance of shares for services to investment bankers and warrant compensation expense for $161,000.

With the acquisition of Caradas in September 2003 we acquired an opening accounts receivable balance of $985,000.  This opening balances and collections thereafter, helped contribute to the $571,000 change in accounts receivable during the fourth quarter of 2003.

Year ended December 31, 2004 compared to year ended December 31, 2003

Cash and cash equivalents at December 31, 2004 were $734,000 compared with $723,000 at December 31, 2003. Short term investments, being marketable bonds with a term of less than 90 days that could be converted into cash, at December 31, 2004 were $2,000,000 compared to $1,244,000 at December 31, 2003.  The net change in cash and cash equivalents and short term investments for 2004 was $768,000 compared to $492,000 for 2003.  The fiscal 2004 increase is mainly due to operating activities which used cash in an amount of $3,700,000 which was offset by two financing completed during the 2004 year, $2,000,000 gross proceeds in January 2004 and $2,650,000 gross proceeds in December 2004.  Included in the 2004 operating activities was $225,000 paid to settle a legal fee dispute with Kaye Scholer, our former attorneys on the Silva Run Worldwide litigation.

The fiscal 2003 net change in cash and cash equivalents and short term investments of $492,000 is due to operating activities, which used cash in an amount of $815,000, the investment to acquire DSS and Caradas for net $541,000, the repayment of DSS’ bank indebtedness of $240,000 and the repayment of notes payable related to the acquisition of DSS of $873,000.  These cash usages were offset by financings of net $2,921,000 (being the June 2003 financing for gross proceeds of $3,100,000 net of fees).

With the acquisition of DSS in January 2003, we acquired an opening accounts receivable balance of $2,257,000 and with the acquisition of Caradas in September 2003, we acquired an opening accounts receivable balance of $985,000.  These opening balances and collections thereafter, helped contribute to the $2,421,000 change in accounts receivable during the 14 month period ended December 31, 2003.  The inclusion of these balance sheets have affected the calculation of non-cash operating working capital for fiscal 2003.

On January 20, 2004, we completed a private placement of 1,000,000 common shares and 1,100,000 common share purchase warrants for gross proceeds of $2,000,000.  All the warrants expire on January 15, 2007 with 500,000 vesting immediately and exercisable at $2.00 per share, 350,000 vesting on January 15 2005 and exercisable at a price of $2.05 and the remaining 250,000 warrants vesting on July 15, 2004 and exercisable at a price of $2.05 per share.  The later two vestings will become immediate if any one of a number of significant changes occurs within us.  During December 2004, we repriced the 350,000 warrants vesting on January 15, 2005 to $0.60 as part of a revised agreement for 2005 services.

On December 20, 2004, we completed a private placement of 6,925,000 common shares and 300,000 common share purchase warrants for gross proceeds of $2,650,000.  Each warrant entitles the holder thereof to acquire one common share at a price of $0.40 per common share for a period of up to three years from December 20, 2004.

On June 23, 2003, we completed a private placement of 5,000,000 common shares at a price of $0.62 per common share for gross proceeds of $3,100,000.  The placement agent exercised its option to receive 500,000 common shares in lieu of its $310,000 fee from this private placement.  The placement agent also received 40,000 common shares in lieu of its $24,000 retainer fee to act as placement agent.  Further compensation was issued as a three-year broker cashless exercisable warrant terminating on June 20, 2006 to purchase up to 500,000 common shares at $0.62 per share.  The placement agent has exercised 440,000 in a cashless exercise to receive 304,037 common shares.

As of December 31, 2004, we had commitments under non-cancelable operating leases for our facilities and equipment through 2006 in amounts ranging from $528,000 in fiscal 2005 declining to $380,000 in fiscal 2006.

We are not subject to material market risk exposures, except for risks related to interest rate fluctuations and foreign currency exchange rates.  Our exposure to market rate risk for changes in interest rates relates primarily to our short term investments, created by our past financings.  We have not used derivative financial instruments in our short term investments.  We invest in high quality money market instruments and bonds with terms of less than 90 days.  We are averse to principal loss and ensure the safety and preservation of our invested funds by limiting default, market and reinvestment risk.  We do not make use of a bank line of credit and do not have any long-term debt.  The impact of inflation has not been material to our business over the past five years.

We believe that our cash and cash equivalents and short-term investments as at December 31, 2004 of $2,734,000 may be insufficient to meet our short-term working capital requirements for the next fiscal year.  We may need to raise additional amounts to meet our working capital requirements through private or public financings, strategic relationships or other arrangements.  However, additional funding may not be available on terms attractive to us, or at all.  If we enter into strategic relationships to raise additional funds, we may be required to relinquish rights to certain of our technologies.  Our failure to either raise capital when needed or to generate revenues would leave us with insufficient resources to continue our business.

The following table presents unaudited selected financial data for each of the last eight quarters ending December 31, 2004:

	Revenue for the period	Loss for the period	Basic and diluted loss per share
December 31, 2004	$ 1,380,000	$ 4,166,000	$ 0.31
September 30, 2004	1,730,000	660,000	0.05
June 30, 2004	1,748,000	1,347,000	0.11
March 31, 2004	2,187,000	1,343,000	0.11
December 31, 2003	2,332,000	2,264,000	0.21
September 30, 2003	2,606,000	701,00	0.07
June 30, 2003	1,778,000	1,042,000	0.28
March 31, 2003	1,806,000	952,000	0.30

The December 31, 2004 quarterly loss is higher than previous quarters largely due to the inclusion of a goodwill impairment charge of $3,025,000 and the $145,000 depreciation and amortization charge relating to the joint venture, as discussed herein.  While fourth quarter 2004 revenues were less than fourth quarter 2003, the loss for the period, net of the goodwill impairment charge and joint venture charge of $996,000 is consistent with other recent quarterly losses.

Fourteen month period ended December 31, 2003 compared to year ended October 31, 2002

Cash and cash equivalents at December 31, 2003 were $723,000 compared with $609,000 at October 31, 2002.  Short term investments, being marketable bonds with a term of less than 90 days that could be converted into cash, at December 31, 2003 were $1,244,000 compared to $1,844,000 at October 31, 2002.  The net change in cash and cash equivalents and short term investments for the fourteen month period of 2003 was $(486,000) compared to $(1,444,000) for fiscal 2002.  The decrease for the fourteen month period is mainly due to operating activities, which used cash in an amount of $1,677,000, the repayment of DSS’ bank indebtedness of $240,000 and the repayment of notes payable related to the acquisition of DSS of $873,000.  These cash usages were offset by the June 2003 financing for gross proceeds of $3,100,000.  With the acquisition of DSS in January 2003 we acquired an opening accounts receivable balance of $2,257,000 and with the acquisition of Caradas in September 2003 we acquired an opening accounts receivable balance of $985,000.  These opening balances and collections thereafter, helped contribute to the $2,425,000 change in accounts receivable during the fourteen month period ended December 31, 2003.

On June 23, 2003, we completed a private placement of 5,000,000 common shares at a price of $0.62 per common share for gross proceeds of $3,100,000.  The placement agent exercised its option to receive 500,000 common shares in lieu of its $310,000 fee from the Private Placement.  The placement agent also received 40,000 common shares in lieu of its $24,000 retainer fee to act as placement agent.  Further compensation was issued as a three-year broker cashless exercisable warrant terminating on June 20, 2006 to purchase up to 500,000 common shares of Diversinet at $0.62 per share.  The placement agent has exercised 440,000 in a cashless exercise to receive 304,037 common shares.

With the addition of DSS in January 2003 and Caradas in September 2003, we incorporated the fair value of their balance sheets into the Company’s on the acquisition dates.  The inclusion of these balance sheets have affected the calculation of non-cash operating working capital for the fourteen month period ended December 31, 2003.

The net change in cash and cash equivalents and short term investments for the twelve month period ending October 31, 2002 of $(1,444,000) is mainly due to operating activities which used cash in an amount of $4,532,000 which was offset by the April 2002 financing for gross proceeds of $3,100,000.  In April 2002, we completed a private placement for net proceeds of $3,108,000.  The Company completed the issue and sale of 518,671 units in the capital of the Company at $6.00 per unit for gross proceeds of $3,112,022.

As of December 31, 2003 we had commitments under non-cancelable operating leases for our facilities and equipment through 2006 in amounts ranging from $620,000 in fiscal 2004 declining to $308,000 in fiscal 2006.

Off-balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have had, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Tabular Disclosure of Contractual Obligations

We are committed under operating leases for a total amount of approximately $908,000. The minimum payments due in each of the following years are as follows:

Contractual obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Operating lease obligations	907,608	527,969	379,639	-	-
Total	$907,608	$527,969	$379,639	$-	$-

BUSINESS

About Diversinet

Diversinet Corp. (formerly The Instant Publisher Inc.) was formed on December 8, 1993 through the amalgamation of The Instant Publisher Inc. with Lombard Consolidated Resources Inc., an Ontario corporation.  We are regulated in accordance with the Business Corporation Act (Ontario).

Our company was formed under the laws of Ontario, Canada.  Our principal executive offices are located at 2225 Sheppard Avenue East, Suite 1801, Toronto, Ontario, M2J 5C2, Canada.  Our telephone number is (416) 756-2324.

Overview

We are a mobile device security software product and service company that develops, markets and distributes mobile authentication solutions that provide for the secure transmission of data over mobile networks.  Our solution encompasses all aspects of communication and commercial transaction security requirements, covering the authentication and authorization of individuals involved, the integrity of the information being sent and the non-repudiation of the transaction.

We provide mobile device security products for the secure transmission of data over mobile networks and are striving to become the leading provider of mobile authentication services.  Our strategy to achieve this objective involves: targeting emerging mobile data and messaging markets, expanding strategic partnerships and sales channel relationships, maintaining a leadership position in terms of products and services, research and development, and building awareness of the Diversinet brand.

We develop, license, service and support the Diversinet MobileSecure suite of mobile authentication products, solutions and services.  Diversinet MobileSecure Client provides the ability to support multiple mobile authentication solutions and service applications across a wide range of mobile device platforms.  Based on our intellectual property, patents and Passport Trust Platform™ developed over the last seven years, we have consolidated our core technology capabilities to an application service provider business model and rebranded our offerings as the Diversinet MobileSecure suite of mobile authentication products, solutions and services.  As an application service provider, Diversinet products, solutions and services allow companies to deploy the robust mobile-optimized strong authentication infrastructure needed for trusted exchange of sensitive information over mobile data networks quickly and cost-effectively. This enables companies to reduce the time-to-market for delivery of new secure mobile data applications and business services.

The following table provides the amount spent on capital expenditures for the fiscal year ended December 31, 2004, the 14 month period ended December 31, 2003 and the fiscal year ended October 31, 2002 and 2001:

Year	Amount
2004	$24,000
2003	$75,000
2002	$21,000

There have been no major capital divestitures during the fiscal year ended December 31, 2004, the 14 month period ended December 31, 2003 or the fiscal year period ended October 31, 2002.  A large portion of the capital expenditures have been computer hardware and software required for our continued growth.  Most of these expenditures have occurred at our head office.  With the exception of our recent asset purchase agreement to divest the net assets of DSS, as disclosed in note 16 of our 2004 financial statements, we currently have no significant capital expenditures or divestiture projects in process.  All capital expenditures have been financed through working capital.

Industry Background

In recent years, the mobile data industry has been growing on many fronts.  The worldwide growth of the mobile data industry is being propelled by the explosive growth of the Internet and the consequent demand for mobile data access to the Internet, high penetration rates for users of mobile telephones, intense price competition among mobile network operators and the emergence of worldwide standards for mobile data communications.

Security has and will continue to be a major concern for the mobile data community.  The increasing number of consumers and businesses that expect the ability to securely access confidential information and conduct transactions wirelessly has created the interest and demand for mobile device security.

The mobile data market is not readily adaptable to its networks, applications and devices used with existing wired solutions.  Mobile data networks are fundamentally different from wired networks.  In wired networks, the Intel chip in a PC is the common device platform, Microsoft Windows is the dominant operating system and the browser is the common graphical user interface.  In wired networks data and content reside largely in databases, and data is extracted by the user on a simplified query basis using search engines - the user must either find or know where to get the information for which he or she is looking.

Mobile data networks currently have no such standards for client platforms, operating systems or user interfaces.  The mobile device may be a PDA, a two-way pager, intelligent mobile device or a smart phone.  Multiple operating systems are being employed.

Mobile industry standards are emerging, and we are a member and contributor to many of the standard-setting bodies.  One of the main standards setting forums is the Open Mobile Alliance (formerly the WAP or Wireless Application Protocol Forum).  The objective of this association is to develop standards intended to bring highly-optimized Internet content to mobile devices by creating global mobile data protocol specifications and standards that work across all mobile network technologies. In addition to the Open Mobile Alliance, we are members of the initiative for Open AuTHentication (OATH) an industry-wide collaboration to develop an open reference architecture by leveraging existing open standards for the universal adoption of strong authentication and Liberty Alliance Project an open body working to address the technical, business, and policy challenges surrounding identity and web services.

Need For Secure Transactions Supported By Strong Authentication

The openness and accessibility that have stimulated the adoption and growth of the Internet, and of mobile and wired public and private networks, also create threats to the authenticity, privacy and integrity of information that is transmitted across or stored on the networks.  Well-publicized Internet fraud experienced by on-line companies and attacks resulting in overloading of popular e-business web sites by hackers and ‘phishing’ experts have highlighted the need for improved user authentication. Identity theft is the fastest growing types of consumer fraud. The Federal Trade Commission in the United States has estimated during 2003, almost ten million Americans discovered they were victims of identity theft with a total cost to business and consumers approaching $50 billion.  Enhanced user authentication – commonly known as strong authentication – is the next wave of security enablers to curb the rise in identity theft. The security risks associated with personal communications and commercial transactions over the Internet, and over mobile and wired public and private networks, have accentuated the need for strong authentication solutions that protect user identity, data and devices.

In order to further define and deliver to the market needs for strong authentication solutions, the initiative for Open AuTHentication (OATH) was founded in February 2004 by Verisign including a host leading global information and communication technology industry companies as charter members: IBM, Gemplus, Entrust, Diversinet, VASCO, SafeNet and others.  According to OATH: Strong Authentication connotes a stringent level of security that combines a user ID with a software or hardware ‘token’ to form a unique device that validates a user’s identity when accessing a software application or network.   It represents a foundational element of trusted networks where multiple business partners can securely share confidential information. Online identities secured only by static passwords can be exploited, resulting in identity theft or compromised systems.  Existing two-factor authentication approaches, while more effective, are often expensive and complex, and their lack of interoperability poses significant barriers to adoption.  An industry-wide collaborative effort to promote Open Strong Authentication will remove these barriers and broaden enterprises’ use of the Internet to communicate, collaborate, and conduct commerce in new ways.

Market Acceptance of Strong Authentication

A wide range of products and services have been introduced to address strong authentication requirements for wired applications and services.  For example, products such as password tokens, smart cards and USB authenticators, which limit network access only to users having recognized addresses or entering recognized passwords, provide access control by providing One-Time-Passwords (OTPs).  These OTP products are generally limited in their flexibility, user convenience and are expensive to the general enterprise and consumer markets.   Globally, there are over 25 million authentication ‘tokens’ in the market, as stated by vendors RSA Security and VASCO, with the average end user cost per token of $40 per unit.  This cost does not include system and server fees associated with validating the identity of the user as well as backend integration to the application and/or service provider.

Interestingly, Business to Consumer (B2C) online sales in 2003 are $96 billion, mostly authenticated by a simple password.  Globally, the enterprise and consumer mass markets have not yet adopted strong authentication because of the associated high-costs for the ‘tokens’ and because of the inconvenience of carrying multiple authentication devices to remotely access Internet lifestyle communities such as banking, wagering, associations, corporate information and public sector services. For strong authentication to take hold for the mass market, each individual user would be required to carry, and pay for, one ‘token’ for each access point.  We believe a soft token capable of addressing multiple access points created within, or delivered to, a mobile device, will increase the acceptance for strong authentication.

Need for Mobile Authentication Services

As mobile devices proliferate in the marketplace and become both smarter and connected to the Internet the requirements to authenticate the device and the users become critical. The identity of the individual must be maintained and protected in order to facilitate transactions over the wireless network and the Internet. Whether an individual is downloading a ring-tone to their phone, requesting private health data from a hospital database or simply expecting their email to be secure, authentication services are essential in a mobile world.

The prevention of fraud, the ability to thwart phishing schemes, the need to protect identities and private information are all dependent upon authentication of individuals using mobile devices and their associated services.

Market Size

Mobile devices are becoming pervasive in many parts of the world. Today there are 1.5 billion wireless phones worldwide with predictions of subscribers reaching three billion by 2010, as networks grow and prices for handsets continue to drop according to Goldman Sachs Research. Over 700 mobile network operators worldwide contribute to subscriber growth and will be seeking to retain subscribers through the provision of innovative authentication services.

Our products and services target wireless subscribers worldwide by enhancing the mobile device function to provide both a trusted identity and the capability to generate and receive One-Time Passwords.

Financial Institutions worldwide are concerned with the weaknesses inherent in simple passwords as single factor Authentication. 50,000 banks worldwide (Soleil Equity research note, June 2004) are recognizing the need for strong authentication and have begun to offer limited wireless device One-Time Password delivery.

Demand Drivers

We believe that the four significant drivers of demand for mobile-optimized strong authentication products and services are as follows:

1.

Rise of phishing and identity theft over the Internet

Consumers are becoming less trustful of internet online systems for banking and commerce as identity theft and phishing attacks on consumers increase. We believe consumers are looking for more secure means of identifying themselves to financial institutions, online commerce suppliers and online service providers. The acceptance of one-time password token generators will enter the consumer market as the banking industry and e-commerce providers seek solutions to protect their customer transactions.

2.

Rise of Federated Identity Networks

Federated identity networks are increasing to help businesses establish a virtual network, or “circle of trust,” through authentication (of an identity) and single sign-on across domains.  The vision is that users and their identities are grouped and trusted across many boundaries such as those with partners, customers and third-party contractors.

The Liberty Alliance, is setting standards for the implementation of federated networks, and we believe the Liberty Alliance framework is emerging as a ‘de facto’ standard for mobile identity based data services. Within Liberty, member companies collectively represent close to 400 million mobile subscribers, more than half of the mobile devices in the market, some 80% of all SIM’s and approximately 55% of the mobile network infrastructure providers.

Strong authentication is critical to the success of all federated networks however,  as mobile network operators become identity providers in federated networks, mobile optimized authentication must be integrated on the mobile device in order to prevent identity theft and fraud.

3.

Mandated Government Regulation

Enterprises are looking toward stronger authentication methods in order to track and control who has access to what information in order to comply with demanding regulations such as the Sarbanes-Oxley Act and the Health Insurance Portability and Accountability Act. Hackers cannot be tolerated when corporations are legally responsible to protect the privacy of the data under their control.

4.

Lack of security as an impediment to m-commerce and e-commerce growth

Security is often regarded as the primary impediment to the mainstream adoption of the Internet as a business tool.  Given the importance attached to the Internet and mobile networks and the related potential for cost reduction and revenue generation, the issue of security becomes one of fundamental need and importance.

Much publicized security incidents including misappropriation of personal data on smart phones, high profile identity theft, and the continued rise in phishing attacks have provided a growing perception among many consumers that there is a risk involved in transmitting information via mobile networks and the Internet. We believe electronic commerce, both Internet and mobile based will benefit from improved mobile authentication services that correctly identify users and reliably encrypt data over mobile networks.

Strategy

We strive to be a leader in providing mobile-optimized strong authentication products, solutions and services to protect mobile user identity, data and devices over mobile data networks and other networks, including corporate networks, telecommunications systems and the Internet.

The key elements of our strategy to achieve this objective include the following:

Target emerging strong authentication markets.  Our sales and marketing activities are primarily targeted at emerging Internet markets to protect consumer, enterprise, and commerce high-value applications with mobile assisted OTP token solutions, in addition to more traditional forms of personal communications and commercial transactions over mobile data networks.  Within these markets, our customers and partners include device manufacturers, network infrastructure manufacturers, application developers, certificate authorities and mobile network operators.  Our business plan is dependent of the cooperation of numerous parties to a transaction.

Expand strategic relationships.  We have formed relationships in the areas of sales, marketing and technology with industry leaders, and expect to continue to form such relationships in the future, to encourage widespread acceptance of our mobile authentication products, solutions and services.  These include relationships with such companies as:

VeriSign

Microsoft

Hongkong Post

Research In Motion

Guangdong CA

Symbian

Rogers Wireless

PalmSource

Sunday

Maintain what we believe to be a leadership position in terms of research and development of technology.  In late 1996, we acquired technology that consists of concepts and methods that relate to automatic and safe public information communication systems and methods for secure distribution of information.  We have invested, and intend to continue to invest, significantly in the development of our technology.  We will base future development of our technology on mobile device security market requirements.  In January 1999, we were issued a patent for this technology by the U.S. Patent and Trademark Office that will be in effect until August 22, 2017.  In April 2001 we received an U.S. patent for our technology relating to the handling of permissions.  In June 2001 we received an Israeli patent that will be in effect until 2021 for our technology relating to safe communications handshake and data transfer.  On July 11, 2003, we received a patent from the State of Israel Patent Office for our “System and Method for Reliable Key Transfer”.  This patent will be effective until 2021.  This system and method provides for an automated method to securely update root CA keys and certificates (basis for root rollover) and combine domains. On August 5, 2003, we received a trademark from the U.S. Patent and Trademark Office for our Diversinet logo.  This trademark will be effective until 2013.  On November 2, 2003, we received a patent from the State of Israel Patent Office for our “System and Method for Handling Permits”.  This patent will be effective until 2017.  The patented technology provides for a unique permit separation model that enhances the security and privacy of wired and wireless e-commerce systems by improving the management of personal privileges in advanced PKI security environments.

Build awareness of the Diversinet brand.  Our goal is to establish our brand as a leader for mobile authentication products, solutions and services for all transactions over mobile data networks.  We plan to achieve this goal through a variety of programs that will generate brand awareness.  These include regular press and investor sessions, an ongoing pro-active speaking program by senior management and regular interaction with major market influencers.

Strengthening our Presence in the Canadian, US and Hong Kong Markets.  We believe the Canadian, U.S. and Hong Kong markets will be active and growing markets for our mobile authentication products, solutions and services.  To strengthen our position in these important markets we are focusing our sales and marketing efforts to align our resources with strategic partners in each territory to deliver to local market needs.

Product and Services

We believe our technology and approach to mobile authentication services have several distinct advantages over existing security methods.  Most notably, our solutions were developed specifically for the mobile environment.  Our mobile-optimized technology minimizes demands placed on scarce device resources such as processor and memory, and as a result assists in conserving battery life.  Our technology also minimizes the amount of data sent over the network and the number of steps required to achieve a secure connection, which optimizes consumer network resources

We develop, market and distribute a complimentary product and service suite: Diversinet MobileSecure Client and Diversinet MobileSecure Authentication Services together provide, what we believe to be, a comprehensive security solution with a focus on mobile applications residing on Palm, RIM, Symbian, Microsoft and Java-based operating systems; mobile browser-based devices; and GSM/SIM (Subscriber Identity Module) based devices.

Our products and services are designed to address the unique needs of mobile devices, networks and applications.  When integrated with specific applications, our products enable mobile users to effectively manage secure communications and transactions across mobile data networks.

Diversinet MobileSecure Client

The MobileSecure Client is a mobile device resident software tool designed to support applications running on the mobile device with an accessible security service package.  The primary product objective is to enhance mobile device resident applications to utilize a series of mobile security functions supporting Authentication, Privacy, Integrity and Non-repudiation.

The MobileSecure Client package contains several initial applications.  These include a user One-time Password (OTP) application as well as appropriate One-Time Password browser plug-ins to allow OTPs to be generated automatically during browser sessions.

Diversinet MobileSecure SDK

The Diversinet MobileSecure SDK provides mobile application developers with a suite of security Application Program Interface (APIs) to integrate the Diversinet MobileSecure Client software and service bureau infrastructure across a range of mobile device platforms, Internet and mobile data networks for secure personal communication and commercial transactions

The API’s included with the SDK as designed to link server-side components with the client devices based upon a device class scheme, thereby simplifying the design work of application developers.

Diversinet MobileSecure Authentication Services

The Diversinet MobileSecure Authentication service will operate as a hosted application service bureau service bureau.

MobileSecure Authentication services will provide the basis for both supporting the provisioning of the Mobile Secure Client and the delivery of an SMS two-factor authentication service.

Service Applications

Our Diversinet MobileSecure Client and Authentication Services when launched will be primarily support a wide variety of emerging secure personal communications and commercial transaction applications in the financial, enterprise, consumer and gaming industries for both wired Internet and mobile Internet networks.

The generation of one-time passwords by the MobileSecure Client resident on smart phones or delivery of OTPs via the Diversinet MobileSecure Authentication Services will address the need for two-factor strong authentication.  This application eliminates the need for hardware tokens and addresses a need for multiple tokens delivered on the same device.

Product and Service Development

Our engineering group is focused on developing core technologies and enhancements to existing product lines to maintain and extend what we believe to be our technology and product leadership position.  More specifically, the group is currently focused on the development of additional features for Diversinet MobileSecure software and the Mobile Secure Authentication Services the features of which will be assessed in terms of market demand and competition.

The product will continue to develop with a focus on the unique characteristics of the mobile market and enhancements to Over-the-Air provisioning.  Our engineering group reviews relevant proposed industry standards or conventions as they are developed and seeks to make our products compatible with each of them.  We participate in industry standard bodies, such as the initiative for Open AuTHentication (OATH), ensuring OATH compliance of our products. Through the Liberty Alliance Project we assist in the development of business guidelines for mobile deployments. Through our membership with the Open Mobile Alliance (OMA) we monitor the activities of others, such as the Internet Engineering Task Force (IETF) and the American National Standards Institute (ANSI).

Consulting Services and Support

We believe that a high level of service and support will be critical to our success and that a close and active customer relationship is important to facilitate rapid implementation of our solutions, assure customer satisfaction and provide us with important information regarding evolving customer requirements.  We are in the process of building a Diversinet MobileSecure services group that will provide product integration services, customized engineering support and training to our customers through our channel partners.

Research and Development

We expect that our future success will depend in large part on our ability to continue to maintain what we believe is a leadership position in terms of research and development of technology.  Our research and development efforts are focused on developing core technologies and enhancements to existing products and services in order to maintain and extend our technology and product leadership position.  We leverage open industry standards and open source initiatives to maintain our pulse on the mobile, security and IT industries.

As of December 31, 2004, our research and development staff consisted of thirteen employees (of which 8 hold advanced degrees in science or business).  Research and development expenditures were $1.2 million in the fiscal year ended December 31, 2004, $1.5 million in the 14 month period ended December 31, 2003, $1.2 million in the year ended October 31, 2003.  We expect to spend approximately $1.3 million in fiscal 2005.  We believe that timely development of new and enhanced security products is necessary to remain competitive in the marketplace.

Customers

To date, we have executed limited pre-commercial collaboration programs with a wide range of market development partners and customers for mobile authentication services.  In addition, we received service revenue for support and maintenance from a number of other service contracts for professional services and solutions under the Caradas and DSS operations.

Competition

Our mobile authentication technology is targeted at the new and rapidly evolving demand for mobile-optimized strong authentication solutions.  Although the competitive environment has yet to develop fully, we anticipate that it will be highly competitive, subject to rapid change and significantly affected by new product and service introductions and other market activities by industry participants.  We believe we are one of a few companies that currently have mobile authentication services based on the OATH reference architecture available in the mobile device security market that provides an end-to-end solution.  There are a number of successful security vendors who have announced their intention to compete in the mobile space.  These include RSA, SafeNet, and Entrust.  While these competitors have better name recognition in general, we are striving to become a leading brand in mobile authentication services today.  We also anticipate competition from a number of other larger and smaller companies that provide other security solutions.  Many of our competitors and potential competitors have significantly greater resources than we have.

The principal competitive factors affecting the market for mobile authentication services include technical features, ease of use, reliability, level of security, scalability, customer service and support and price.  There are also significant technical challenges that are unique to the mobile environment, including constraints in device processing and storage capabilities, and network throughput limitations.  We believe our products have been optimized for this unique and technically challenging environment.  Our future success will largely depend on our ability to make our products available to serve the rapidly growing mobile authentication services market, rather than taking market share away from competitors.

Regulatory Matters

Some of our products are subject to special export restrictions administered by the Canadian government and are also subject to import restrictions and/or use restrictions imposed by countries such as the United States, although pursuant to a recent international treaty, a number of countries have relaxed, or are in the process of relaxing, their export rules as applicable to products of the type licensed by us.  Consequently, our ability to export our products to destinations outside of Canada is subject to a variety of government approvals or licensing requirements.  These export controls may also restrict our ability to make some products available for sale via international computer networks such as the Internet.  Re-export of the products between countries other than the United States and Canada may be subject to the export control laws of those countries in addition to those provisions of Canadian export control laws that apply to re-exported goods.  In light of these restrictions, depending on the country of destination, industry sector and/or end-user, some of our products made available abroad may contain significantly weaker encryption capabilities than those available to customers in Canada, and there can be no assurance that we will continue to be able to export our products to any destinations outside of Canada.  Such restrictions could potentially have an adverse effect on our business, financial condition and results of operations.

Intellectual Property

We rely on a combination of patent, trade secret and trademark laws, non-disclosure agreements and contractual provisions to establish and protect our proprietary rights.  We also seek to protect our trade secrets and other proprietary information through license agreements with customers and suppliers, as well as non-disclosure and non-competition agreements with employees and consultants.

On January 26, 1999, we received a patent from the U.S. Patent and Trademark Office for our “Method for Safe Communication” which will be in effect until August 22, 2017.  This method consists of the safe distribution of encryption keys, including a known public and secret private key, and establishes a secure link between computer users who reside at separate locations and who have had no previous secure communications.

On April 10, 2001, we received a patent from the U.S. Patent and Trademark Office for our “System and Method for Handling Permits”.  The patented technology provides for a unique permit separation model that enhances the security and privacy of wired and wireless e-commerce systems by improving the management of personal privileges in advanced PKI security environments.

On June 20, 2001, we received a patent from the State of Israel Patent Office for our “Apparatus and Method for Safe Communication Handshake and Data Transfer”.  This patent will be effective until 2021.  This apparatus and method provides for the safe distribution of encryption keys, including a known public and secret private key, and establishes a secure link between computer users who reside at separate locations and who have had no previous secure communications.

On July 11, 2003, we received a patent from the State of Israel Patent Office for our “System and Method for Reliable Key Transfer”.  This patent will be effective until 2021.  This system and method provides for an automated method to securely update root CA keys and certificates (basis for root rollover) and combine domains.

On August 5, 2003, we received a trademark from the U.S. Patent and Trademark Office for our Diversinet logo.  This trademark will be effective until 2013.

On November 2, 2003, we received a patent from the State of Israel Patent Office for our “System and Method for Handling Permits”.  This patent will be effective until 2017.  The patented technology provides for a unique permit separation model that enhances the security and privacy of wired and wireless e-commerce systems by improving the management of personal privileges in advanced PKI security environments.

Applications for thirteen other patents have also been submitted in Israel and Canada based on the same concept for which the United States patent was granted, as well as other concepts.

We have registered the name “Passport Certificate Server” with the Canadian Trademark Office.  We have also applied to register as trademarks with the United States Patent and Trademark Office and/or the Canadian Trademark Office the names “Diversinet”, “Passport Certificate Server” and “Passport Authorization Product”, but there can be no assurance that these trademarks will be successfully registered.

We continue to seek patent and trademark protection where appropriate.

Marketing and Sales

Marketing

Our marketing efforts will support our two primary marketing objectives:

(i)

increasing awareness through building the Diversinet brand; and

(ii)

generating sales leads in our target markets.  Our efforts to increase awareness and build our brand will entail gaining positive coverage in targeted trade and business publications and establishing and developing relationships with analysts from market influencers, such as Ovum and Gartner.  We will pursue the generation of sales leads through the implementation of programs such as web marketing, direct mail, active participation in targeted events, and cooperative marketing activities in support of channel partners.

Sales

We offer our mobile authentication products, solutions and services globally to security providers, mobile network operators and application providers employing several sales models to target our intended markets.

We believe that our coverage of these markets by our sales team through our partners is necessary to pursue our targeted customer base, which is still in the early stage of high-value secure mobile application deployment and testing.  Our customer focus is in providing mobile authentication solutions to security providers, mobile network operators and application providers, both directly and through licensed distribution channels.  We are also exploring OEM relationships for the private branding of our products, solutions and services.

The current sales and implementation cycle for our mobile authentication products, solutions and services is approximately six months and consists of four phases:

•

Initial contact and customer education/qualification

•

Pilot proof of concept

•

Early deployment testing

•

Phased production rollout

Organizational Structure

Diversinet Corp. has a representative office in Hong Kong, SAR.  In January 2003, we acquired 100% ownership of DSS, a professional services company, in Fremont, California.  In September 2003, we acquired 100% ownership of Caradas, a smart card-based application security company headquartered just outside Boston, Massachusetts.

During 2001, we entered into an agreement with an Asian company to establish a joint venture to conduct certain of our Asian activities.  Each party holds a 50% interest in the joint venture, Atria Limited (formerly Diversinet Hong Kong Limited).  During the second quarter of 2004, we received notification from the other joint venture partner of their intent to terminate the joint venture agreement and wind up the joint venture.  Once the wind up is complete, we will record an adjustment to the joint venture’s asset base.

We have four inactive wholly-owned subsidiaries, Diversinet Corporation of America, incorporated in Delaware, Diversinet Inc., an Ontario corporation which was formed on November 20, 1996; Instant Publisher Ltd., a Barbados corporation formed on December 2, 1993; and Diversinet (Israel) Ltd., an Israeli corporation.

Property, Plant and Equipment

Our head office is located in leased premises of approximately 6,200 square feet at 2225 Sheppard Avenue East, Suite 1801, Toronto, Canada M2J 5C2.  During 2003 we sublet the 17th floor (13,497 sq. ft.) and moved to the smaller space on the 18th floor.  We also have leased premises in Hong Kong, SAR, California and Massachusetts.

The lease for our head office expires in June 2006.  The Hong Kong office lease has a term of less than one year.  The California lease expires in August of 2006.  The Burlington, Massachusetts lease for 2,601 square feet expired on September 30, 2004, and since then, we have been renewing the lease on three month intervals.  We currently expect to be able to extend the terms of expiring leases or to find replacement facilities on reasonable terms.

Employees

As of the end of February 2005, we have four senior officers, 43 employees and 31 contractors.  Three of our four senior officers are located in Toronto, the fourth is in Boston.  Of our 43 employees, 13 are in research and development (of which eight hold advanced degrees in science or business), 23 are in sales and marketing and seven are in finance and administration.

We currently have 21 employees in the United States, 21 in Canada and one in Hong Kong.  Our employees are not unionized.  We believe that our relations with our employees are good.  We enter into employment contracts with most of our officers, managers and employees, which contain a non-compete clause both for the period of their employment with us and for one year thereafter.

Legal proceedings

There are currently two material claims pending against us.  If we lose any of these suits or enter into settlements requiring us to pay cash or to issue any of our common shares, our liquidity and financial position will be adversely affected and our shareholders’ ownership may be diluted.

(a)

Instant Publisher (Israel) Litigation Matter

In May 2000, we were sued in the Ontario Superior Court of Justice, along with our wholly-owned Barbados subsidiary, The Instant Publisher Ltd., by Instant Publisher (Israel) Limited, a company not related to Diversinet. Instant Publisher (Israel) Limited is seeking damages of $1,533,950 for breach of an October 25, 1995 dealer agreement with our previous printing business regarding the distribution of printing equipment, and damages of $25,000,000 for loss of reputation and loss of opportunity, pre-judgment and post-judgment interest, and costs.  Based on our preliminary evaluation of the merits of this claim, we filed a notice of intention to defend against the claim.  If we are required to pay damages, this could have a material adverse effect on our liquidity and our ability to fund our business.

(b)

Subsidiary Litigation Matter

One of our wholly owned subsidiaries is being sued in Bankruptcy Court by a company alleging the subsidiary received preferential payments.  The plaintiff is seeking to receive $200,000.

In addition to the above, in the ordinary course of business, we and our subsidiaries have legal proceedings brought against us.

MANAGEMENT

Executive Officers and Directors

Set forth below is information concerning our executive officers and directors as of March 16, 2005:

Name	Position	Age
Nagy Moustafa	CEO and Director	41
Mark C. Steinman	Chairman	57
Stanley M. D. Beck	Director	70
Keith Powell	Director	59
Brian Barry	Director	47
James B. Wigdale	Director	44
David Hackett	CFO and Secretary	40
Kashif Hassan	President	37

The following sets forth certain information about each of our directors and executive officers:

Brian Barry has served as a Director since March 2005.  Mr. Barry currently is an independent consultant and in January 2005 Mr. Barry completed a merger and acquisition activity with sale of Cilys to Openwave.  From May 2002 to May 2004 Mr. Barry was Chief Executive Officer of Hyperchip and from January 1998 to March 2002 he was Chief Executive Officer of Ericsson Canada where he revitalized the Canadian operations, increasing revenues from $300 million to $700 million.

Stanley M. D. Beck has served as a Director since July 2002.  Mr. Beck was formerly Chairman of the Ontario Securities Commission and Dean of Osgoode Hall Law School.  Mr. Beck is currently Chairman of 407 International Inc. and President of Granville Arbitrations Limited, and holds seats on a number of boards.

David Hackett has served as Chief Financial Officer and Corporate Secretary since March 2002.  Previously, Mr. Hackett was CFO of a technology and service provider to electronic marketplaces, where he oversaw start-up operations, public financing and acquisitions.  Mr. Hackett has also held senior financial management positions at EveryWare Development, Alliance Atlantis Communications and Entertainment Information Services Ltd.

Nagy Moustafa has served as Chief Executive Officer since November 1997 and President from November 1997 to December 2003.  Mr. Moustafa has more than 16 years of professional experience working in technology and engineering.

Keith Powell has served as a Director since July 2002. Mr. Powell is currently the principal of Keith Powell Consulting Inc., an information technology consulting firm and a Partner in XPV Capital Corp., a venture capital company investing in early stage communications companies. Mr. Powell also sits on several other boards. From 1980 to 2000, Mr. Powell held a number of positions with Nortel Networks, including Senior Vice-President, Information Services & Chief Information Officer from 1996 to 2000. In 1999 Mr. Powell was inducted into the Canadian Information Productivity Awards Hall of Fame.

Mark Steinman has served as a Director since June 1998 and Chairman since July 2002.  Mr. Steinman has thirty years of corporate finance experience, until December 2003 as Executive Vice President and Chief Financial Officer of Stelco Inc. and prior to 1999 as Chief Financial Officer of Spar Aerospace and Chief Financial Officer of Rogers Cablesystems.  Mr. Steinman is currently an independent consultant.

Kashif Hassan joined as President effective January 3, 2005.  From June 2003 to August 2004, he was Chairman of Mobile Diagnostix, until the company was acquired in 2004.  Prior to that from 1999 to October 2003, Mr. Hassan was the President and CEO of Wysdom Inc., where he led the company in building and deploying a highly-packaged, open standards Service Delivery Platform that empowers mobile operators to offer high-value data services to their consumer and enterprise customers.  Prior to founding Wysdom, Mr. Hassan co-founded and served as President of Wyrex Communications Inc., a global mobile systems integration firm.

James (‘Jay’) B. Wigdale Jr. has served as a Director since January 2005.  Mr. Wigdale founded Lakefront Partners, LLC, a money-management firm, in 1988 and is the firm’s Chief Investment Officer.  Prior to founding Lakefront, he was senior VP of Institutional Sales and Regional Manager for Robert W. Baird & Co.

Compensation

The following table and notes show the executive compensation paid or accrued by us during the year ended December 31, 2004 to our officers earning in excess of $100,000 per year:

	Annual Compensation			Long Term Compensation
Name and Principal Position	Salary ($)	Bonus(5) ($)	Other Annual Compensation	Options/ SARs
Nagy Moustafa Chief Executive Officer	Cdn 220,000(1)	Cdn 63,667	Cdn 6,000	271,000
David Hackett Chief Financial Officer	Cdn 165,000(2)	Cdn 27,750	Cdn 4,800	-
Charles Walton EVP, Corporate Development	150,000(3)	47,666	-	-
Hussam Mahgoub EVP, Products	Cdn 132,000(4)	Cdn 5,200	Cdn 4,800	-

(1)

Mr. Moustafa is currently being compensated at the rate of Cdn $220,000 per annum.  See “Employment Agreements”.

(2)

Mr. Hackett is currently being compensated at the rate of Cdn $180,000 per annum.  See “Employment Agreements”.

(3)

Mr. Walton is currently being compensated at the rate of $150,000 per annum.  See “Employment Agreements”.  Mr. Walton ceased being an officer and director effective March 11, 2005.

(4)

Mr. Mahgoub is currently being compensated at the rate of Cdn $145,000 per annum.  See “Employment Agreements”.  Mr. Mahgoub ceased being an officer effective January 3, 2005.

(5)

Bonus allocations, if any, are determined annually at the discretion of the board of directors on the recommendation of the Compensation Committee, bonuses are paid and recorded as compensation in the fiscal year following the year in which they are earned as the determination is made by the Board of Directors in the following year.

There were no long-term incentive awards other than stock options made to the executive officers listed above during the fiscal year ended December 31, 2004.  There are no pension plan benefits in place for our executive officers and none of our senior officers or directors is indebted to us.

Committees of the Board of Directors

Audit Committee

The Audit Committee is comprised of three non-management directors. The Audit Committee recommends engagement of our independent auditors and is primarily responsible for approving the services performed by our independent auditors.  The Audit Committee’s responsibilities included reviewing our financial report procedures, the adequacy of its internal controls and information systems, the external audit plan and the independence and terms of engagement and fees of the external auditors and the performance of our external auditors.  The Audit Committee also has the responsibility to review, and to recommend for approval, our interim unaudited consolidated financial statements and annual consolidated financial statements, management’s discussion and analysis of financial condition and results of operations and related press releases, prior to their approval by the full Board of Directors.  The members of the Audit Committee are Mark Steinman (Chair), Keith Powell and Jay Wigdale.

To carry out its responsibilities, the Audit Committee held four meetings during the year ending December 31, 2004.

Compensation Committee

Overview and Philosophy

The Compensation Committee is comprised of two directors.  It is the responsibility of the Compensation Committee to determine the level of compensation and to develop recommendations for stock option grants for approval by the Board of Directors in respect of our senior executives with a view to providing such executives with a competitive compensation package having regard to performance.  Performance is defined to include achievement of our strategic objective of growth, development of the business, enhancement of shareholder value and attainment of annual goals as set by the Board of Directors.  The members of the Compensation Committee are Keith Powell (Chair) and Stanley Beck.

Published industry salary data is reviewed and relied upon in the Compensation Committee’s assessment of appropriate compensation levels, specifically the analysis of proxies of certain public software companies and appropriate and relevant compensation surveys.

The Compensation Committee recognizes that the industry sector in which we operate is both highly competitive and undergoing significant globalization with the result that there is substantial demand for qualified, experienced executive personnel.  The Compensation Committee considers it crucial that we are assured of retaining and rewarding its top caliber executives who are essential to the attainment of our ambitious long-term, strategic goals.

For these reasons, the Compensation Committee believes our executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations, including some, but not all, of the companies comprising the Nasdaq Stock Market, the Over the Counter Bulletin Board and the Toronto Venture Exchange.

Annual Cash Compensation (Base Salary Plus Performance Incentives)

The Compensation Committee believes that annual cash compensation should be paid commensurate with attained performance.  The executive cash compensation consists of base compensation and performance incentives.  Base salaries for executive officers are established by considering a number of factors, including our operating results; the executive’s individual performance and measurable contribution to our success; and pay levels of similar positions with comparable companies in the industry.  The Compensation Committee believes that its executive compensation must remain competitive for it to retain talented executives.  Base salaries are typically reviewed annually.

The purpose of annual performance incentive compensation is to provide cash compensation that is at-risk on an annual basis and is contingent on the achievement of annual business and operating objectives.  Annual incentives measure business performance and individual performance, and are designed to provide a pay-out scale with high upside opportunity for high performance and zero pay out for low performance. The Compensation Committee sets targets for executive bonuses each year and the pay out of those bonuses, if any, is determined based on our operating results, the executive’s measurable contribution to our success, and bonus levels of similar positions with comparable companies in the industry.

For the year ending December 31, 2004, the Compensation Committee recommended and approved a total of $36,000 for the executive team out of a potential total bonus pool of $506,000 or 7% of the potential total bonus pool.  The low percentage pay out of executive bonuses reflects the view of both management and the Compensation Committee that executive bonuses should be based on the factors described above.  There are currently no guaranteed executive bonuses for 2005 or beyond.

Stock Options

The Committee recommends executive stock options under the Diversinet Corp. Amended and Restated Stock Option Plan (the “Stock Option Plan”) to foster executive officer ownership of our common stock, to stimulate a long-term orientation in decisions and to provide direct linkage with stockholder interests.  The Compensation Committee considers the total compensation package, industry practices and trends, the executive’s accountability level, and assumed potential stock value in the future when granting stock options.  The Compensation Committee recommends option amounts to provide retention considering projected earnings to be derived from option gains based upon relatively conservative assumptions relating to planned growth and earnings.  Therefore, the stock option program is intended to serve as an effective and competitive long-term incentive and retention tool for our executives, as well as other key employees.  The exercise prices of stock options granted to executive officers are equal to the fair market value of our common stock on the date of grant.  Therefore, stock options provide an incentive to maximize our profitable growth that ordinarily, over time, should be reflected in the price of our common stock.

For example, during the year ending December 31, 2004, at the recommendation of the Compensation Committee, the Compensation Committee awarded options to purchase 271,000 shares of our common stock to one of our key employees.  The exercise prices of these stock options are equal to the fair market value of our common stock on the date of grant.

Benefits

We provide benefits to the named executive officers that are generally available to all our employees.

Chief Executive Officer Compensation

The Chief Executive Officer’s compensation is paid in accordance with the terms of his employment contract which provides for payment of an annual base salary of Cdn$220,000 and an annual performance bonus of up to Cdn$250,000.  In addition, Mr. Moustafa participates in the Stock Option Plan.

The Compensation Committee did not directly base Mr. Moustafa’s bonus and option grants on rates for comparable employers, although the Compensation Committee did consider the compensation of CEOs of other issuers in the same industry in determining Mr. Moustafa’s overall compensation.  In addition, Mr. Moustafa is entitled to participate in our bonus plan and stock option awards as part of his compensation.  In the financial year ended December 31, 2004, Mr. Moustafa was granted fully vested options to purchase a total of 271,000 Common Shares at an exercise price of $0.37.  The stock option awards to Mr. Moustafa are consistent with our compensation philosophy, which is to tie a portion of the Chief Executive Officer’s compensation to corporate performance and the achievement of growth in shareholder value.

Governance Committee

The Governance Committee is comprised of one non-management director.  The Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities related to seeking candidates for membership on the Board of Directors, assessing the corporate governance policies and processes of the Board of Directors and reviewing from time to time the policies of the Board of Directors related to director qualifications, compensation, tenure and retirement.  The member of the Governance Committee is Stanley Beck (Chair).

Diversinet Corp. Amended and Restated Stock Option Plan

Summary description of the Stock Option Plan

General

The Stock Option Plan was established to compensate substantially all of our directors, officers and employees for services rendered; to provide certain of its directors, officers, employees and consultants with significant additional incentive to promote our financial success; and to provide an incentive to induce able persons to serve or remain on its Board of Directors or to enter into or remain in its employment.  A maximum of 1,800,000 shares of common stock, subject to adjustment, is authorized for the granting of stock options under the Stock Option Plan.  The shares of common stock reserved for issuance under the Stock Option Plan on April 4, 2004 were registered pursuant to a Registration Statement on Form S-8.  As of December 31, 2004, options to purchase an aggregate of 1,153,486 shares of common stock, at exercise prices ranging from $0.37 to $96.56 per share, were outstanding under the Stock Option Plan.  The Stock Option Plan is intended to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

Eligibility

All of our full-time, salaried employees and members of our Board of Directors are eligible to be granted options.  Individuals who have rendered or are expected to render advisory or consulting services to us are also eligible to receive options under the Stock Option Plan.

Administration

The Compensation Committee administers the Stock Option Plan.  Subject to the foregoing limitations, options may be granted under the Stock Option Plan by our Compensation Committee to directors, officers, full-time and part-time employees and our consultants or any subsidiary provided that:

(i)

the options may not have a term exceeding five years; and

(ii)

the exercise price may not be less than the market price of our common shares at the time of grant.

The options may be exercised in such manner as the Compensation Committee determines provided that if no determination is made, an optionee may not take up more than 50% of the options in any 12 - month period.

The Stock Option Plan does not currently provide for any financial assistance or support by us to any optionee.

Grant of Option: Vesting

The Compensation Committee may grant at any time to any eligible person an option entitling such person to purchase our common stock in such quantity, at such price, on such terms and subject to such conditions consistent with the provisions of the Stock Option Plan as may be established by the Compensation Committee on or prior to the date of grant of such option.  The exact terms of the option will be contained in an option agreement between us and the person to whom such option is granted.  Eligible employees are not required to pay anything to receive options.  The exercise price for stock options must be no less than the fair market value of the common stock at the close of trading on the day immediately preceding the date of grant.  Options will expire not later than the fifth anniversary of the date of grant.  An option holder will be able to exercise options from time to time, subject to vesting.  In the event that no specific determination is made by the Board of Directors with respect to the vesting provisions, all of the options granted under the Stock Option Plan vest in twelve equal installments beginning three months after the grant date and each and every quarter thereafter, and have an exercise price equal to the closing price of the stock on the trading day immediately preceding the grant date.  Upon the death of a participant, vested options will be exercisable for a period of six months by the legal representative(s) of the participant.  Upon termination for cause or thirty days after termination for any other reason, the unvested portion of the options shall be forfeited.  Subject to the above conditions, the exercise price, duration of the options and vesting provisions will be set by the Compensation Committee in its discretion.

Adjustments

In order to prevent dilution or enlargement of the rights of grantees, the Board of Directors shall appropriately and proportionately adjust the number, price and kind of shares subject to outstanding options and those available for subsequent grant to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other similar change in our capitalization.  The Board of Directors may also make any appropriate adjustment to reflect any spin-off, spin-out or other distribution of assets to stockholders or any acquisition of stock or assets or other similar change.  The Compensation Committee shall determine the amount of the adjustment to be made in each such case, but no adjustment approved by the Compensation Committee shall be effective until and unless it is approved by the Board of Directors.  In the event of any reorganization, reclassification, consolidation, merger or sale of all or substantially all of our assets, which is effected in such a way that holders of common stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for such common stock, the Board of Directors may substitute the per share amount of such stock, securities or assets for shares upon any subsequent exercise of any option.

Termination

The Board of Directors may terminate the Stock Option Plan at any time; provided that the Board of Directors must obtain the consent of the holder of any option prior to termination if such termination materially and adversely affects the rights of such holder under such options.  No option shall be granted under the Stock Option Plan after the termination of the Stock Option Plan, but the termination of the Stock Option Plan shall not have any other effect.  Any option outstanding at the time of the termination of the Stock Option Plan may be exercised after termination of the Stock Option Plan at any time prior to the expiration date of such option to the same extent such option would have been exercisable had the Stock Option Plan not terminated.

Transferability

Options may be transferable as provided in the Option Agreement.  It shall be a condition precedent to any transfer of any option that the transferee executes and delivers an agreement acknowledging such option has been acquired for investment and not for distribution and is and shall remain subject to the Stock Option Plan and the Option Agreement.

Employment Agreements

We entered into an employment agreement with Nagy Moustafa, effective September 15, 2004, replacing an employment contract effective September 29, 1997 as amended on October 1, 2002.  The contract provides an annual base salary of Cdn$220,000 and an annual performance bonus of up to Cdn$250,000.  The contract provides for payment of 24 months’ salary and bonus upon termination of employment, and payment of 36 months’ salary and bonus upon termination as a result of a change-in-control or a change in responsibilities following a change-in-control.  The agreement also contains certain non-competition and non-disclosure provisions.

We entered into an employment agreement with Kashif Hassan, effective January 3, 2005, which provides for an annual base salary of Cdn $200,000 and a performance bonus of Cdn $100,000, payable upon the achievement of corporate objectives.  The contract provides for payment of six months’ salary and bonus upon termination before June 30, 2005 and twelve months written notice after June 30, 2005.  The employment agreement also contains certain non-disclosure provisions and is renewable annually, subject to certain termination provisions.

We entered into an employment agreement with David Hackett, effective January 1, 2005, replacing an employment agreement effective March 26, 2002, as amended, which provides for an annual base salary of Cdn $180,000 and a performance bonus of Cdn $100,000, payable upon the achievement of corporate objectives.  The contract provides for payment of six months’ salary and bonus upon termination of employment, and payment of 18 months’ salary and bonus upon termination as a result of a change-in-control or a change in responsibilities following a change-in-control.  The employment agreement also contains certain non-disclosure provisions and is renewable annually, subject to certain termination provisions.

We entered into an employment agreement with Charles Walton, effective January 1, 2005 replacing an employment agreement dated September 1, 2003, which provides for an annual compensation of $150,000 and a performance bonus of $100,000, payable upon the achievement of corporate and personal objectives, and for severance compensation upon the occurrence of certain events.  The contract provides for payment of three months salary and benefits upon termination of employment.  The employment agreement also contains certain non-disclosure provisions and is renewable annually, subject to certain termination provisions.

We entered into an employment agreement with Hussam Mahgoub, effective January 1, 2005 replacing an employment agreement dated April 1, 1999, as amended, which provides for an annual salary of Cdn $145,000 for and a Cdn$70,000 performance bonus, payable upon the achievement of corporate objectives, and for severance compensation upon the occurrence of certain events.  The contract provides for payment of six months salary and benefits upon termination of employment.  The employment agreement also contains certain non-disclosure provisions and is renewable annually, subject to certain termination provisions.

Compensation of Directors

Our directors received no compensation during fiscal 2004 for attending meetings of the Board of Directors or a committee of the Board of Directors.  It has been our practice to grant to a director 50,000 options to acquire our common shares upon his or her election as a director.  In addition we may grant directors additional options from time to time.  During fiscal 2004 Messrs Beck, Powell, Steinman, and Shiu each received 30,000 options at $0.40.  During fiscal 2003 Stanley Beck received 15,000 options at Cdn $0.84 and 25,000 options at Cdn $3.38; Derek Buntain received 25,000 options at $0.62 and 25,000 options at $2.45; Keith Powell received 15,000 options at Cdn $0.84 and 25,000 options at Cdn $3.38; Charles Shiu received 15,000 options at $0.62 and 25,000 options at $2.45; and Mark Steinman received 15,000 options at Cdn$0.84 and 40,000 options at Cdn $3.38.  Such options are exercisable to acquire common shares at the market price on the day preceding the grant pursuant to the terms of the Stock Option Plan.  During February 2005, the Compensation Committee proposed and the Board of Directors approved a change to director compensation.  For 2005 onward, each non-management directors shall receive Cdn$10,000 (2,500 quarterly in arrears) and 30,000 options.  For the 2005 grant, each Director received 30,000 options at $0.63.

RELATED PARTY TRANSACTIONS

A member of our advisory board, and subsequent to year end, the Board of Directors, received consideration relating to services performed during the year of 1,100,000 share purchase warrants (750,000 exercisable at $2.05 and 350,000 exercisable at $0.60 per common share) valued at $1,593,710 as well as 300,000 common shares and 300,000 share purchase warrants (exercisable at $0.40 per common share) valued at $97,140 relating to private placements.

As at December 31, 2004, December 31, 2003 and October 31, 2003, we had a promissory note payable in the amount $nil, $600,000 and $600,000, respectively, due to an officer of the company.  This note was payable in installments of $300,000 on January 2, 2004 and $300,000 on January 2, 2005 and bears no interest.

In February 2004, we amended the DSS Software Technologies share purchase agreement.  The promissory note in the amount of $600,000 payable in installments of $300,000 on January 2, 2004 and $300,000 on January 2, 2005 has been replaced by the issuance of 200,000 Diversinet common shares and cash payments of $50,000 in February 2004, $50,000 on April 2004 and $100,000 on January 2005.  The existing 120,000 warrants exercisable at $3.75 have been replaced by issuance of 120,000 warrants exercisable at $2.05, exercisable after January 1, 2005 expiring on December 31, 2006.  During August 2004, we settled a dispute with a former shareholder of DSS and received 50,000 Diversinet common shares (with a fair value of $21,000) and the elimination of the promissory note payable of $150,000 ($50,000 on April 2004 and $100,000 on January 2005) which was recorded as ‘other’ in the statement of operations.  Additional future cash considerations of $800,000 based on achievement of certain financial targets were also eliminated.

PRINCIPAL SHAREHOLDERS

As of March 16, 2005, we had 19,182,941 common shares outstanding.

The following table shows the ownership of our common shares as of March 16, 2005 of:

•

each of our directors and officers; and

•

all of our directors and officers as a group.

Unless otherwise indicated, the business address for each of these individuals is c/o Diversinet Corp., 2225 Sheppard Avenue East, Suite 1801, Toronto, ON Canada  M2J 5C2.

	Common shares beneficially owned prior to this offering		Common shares offered	Common shares beneficially owned after this offering
		Percent of total shares outstanding	Pursuant to this prospectus		Percent of total shares outstanding

Name of Beneficial Owner	Number			Number
Nagy Moustafa (1)	440,300	2%	375,000	65,300	*
Kashif Hussan (2)	150,000	*	150,000	-	*
David Hackett (3)	35,591	*	-	35,591	*
Brian Barry (4)	-	*	-	-	*
Stanley Beck (5)	-	*	-	-	*
Mark Steinman (6)	125,000	*	125,000	-	*
Keith Powell (7)	103,455	*	103,455	-	*
Lakefront Partners, LLC and James B. Wigdale, Jr. (8)	2,817,795	15%	1,337,795	1,480,000	8%
Total prospectus			2,091,250
All Officers and Directors as a group (10 persons)	3,672,141	19%	2,091,250	1,580,891	8%

*  Less than 1%

(1)

Mr. Moustafa also has 379,333 vested options and 7,875 warrants.  The vested and immediately exercisable portion of options to purchase 471,000 common shares at purchase prices ranging from US$0.37 to Cdn $3.38 per share.  The balance of these options vest at the rate of 8.3% per quarter, beginning June5, 2003 as to 41,667 options, beginning August 15, 2003 as to 50,000 options.

(2)

Mr. Hassan holds investment control of Mobyle Inc. (which owns 150,000 common shares) and 1529531 Ontario Inc. (which owns 100,000 warrants convertible into common shares).  Mr. Hassan also has 75,000 vested options.  The vested and the immediately exercisable portion of options to purchase 250,000 common shares at a purchase price of US $0.40 share.  The balance of these options vest at the rate of 12.5% per quarter, beginning January 3, 2005 as to 200,000.

(3)

Mr. Hackett also has 146,250 vested options.  The vested and immediately exercisable portion of options to purchase an aggregate of 275,000 common shares at purchase prices ranging between US$0.40 and Cdn $5.50 per share.  The balance of these options vest at the rate of 8.3% per quarter beginning February 28, 2003 as to 1,667 options, beginning June 5, 2003 as to 2,083 options and beginning August 15, 2003 as to the remaining 12,500 options, and at the rate of 12.5%, beginning January 3, 2005 as to 112,500 options.

(4)

Mr. Barry also has 3,750 vested options.  The vested and immediately exercisable portion of options to purchase an aggregate of 30,000 common shares at purchase prices of $0.79 per share.  The balance of these options vest at the rate of 12.50% per quarter beginning March 11, 2005.

(5)

Mr. Beck also has 35,417 vested options. The vested and immediately exercisable portion of options to purchase 110,000 common shares at purchase prices ranging from $0.40 to Cdn$3.38 per share.  The remaining options vest at the rate of 8.3% per quarter beginning July 8, 2002 as to 833, beginning June 5, 2003 as to 6,250 options, beginning August 15, 2003 as to  12,500 options, beginning Nov 18, 2004  as to 27,500 and beginning January 31, 2005 as to the remaining 27,500 options.

(6)

Mr. Steinman also has 49,833 vested options.  The vested and immediately exercisable portion of an option to purchase 134,000 common shares at a purchase prices ranging between of $0.40 and $15.30 per share. The balance of these options vest at the rate of 8.3% per quarter, beginning July 8, 2002 as to 833 options, beginning June 5, 2003 as to 8,334 options, beginning August 15, 2003 as to 20,000 options, beginning Nov 18, 2004 as to the 27,500 options and the beginning of January 31, 2005 as to the remaining 27,500 options..

(7)

Mr. Powell also has 40,417 vested options.  The vested and immediately exercisable portion of an option to purchase 115,000 common shares at a purchase prices ranging between of $0.40 and $13.10 per share. The balance of these options vest at the rate of 8.3% per quarter, beginning July 8, 2002 as to the remaining 833 options, beginning June 5, 2003 as to 6,250 options and beginning August 15, 2003 as to 12,500 options, beginning Nov 18, 2004 as to 27,500 options and the beginning of January 31, 2005 the remaining of 27,500 options.

(8)

Lakefront Partners, LLC and Mr. Wigdale also have 2,500 vested options and 1,418,750 warrants.  The vested ad immediately exercisable portion of an option to purchase 30,000 common shares at a purchase price of $0.63. The balance of these options vest at the rate of 8.3% per quarter beginning January 31, 2005 as of 27,500 options.  The vested and immediately exercisable portion of warrants to purchase an aggregate of 750,000 common shares at a purchase price ranging between $2.00 and $2.05; 350,000 at $0.60 and 18,750 at $7.20.  Mr. Wigdale is the control person of Lakefront Capital Management, LLC, the manager of Lakefront Partners, LLC.  Both Lakefront Partners, LLC and Mr. Wigdale have offices located at 205 E. Wisconsin Avenue, Suite 220, Milwaukee, WI 53202.  Lakefront Partners, LLC and Mr. Wigdale may be deemed to be acting jointly or in concert in respect to their holdings of our securities.

The following table shows the ownership of our common shares as of March 16, 2005 of:

•

each person known to us to be the beneficial owner of more than 5% of our outstanding common shares.

The second column indicates the number of common shares actually owned.  The third column reflects the percentage of our issued and outstanding common shares.

Name	Number of Shares Owned	Percentage of Outstanding Shares
Lakefront Partners, LLC and James B. Wigdale, Jr. (1)	2,817,795	14.7%

(1)

Mr. Wigdale is the control person of Lakefront Capital Management, LLC, the manager of Lakefront Partners, LLC.  Both Lakefront Partners, LLC and Mr. Wigdale have offices located at 205 E. Wisconsin Avenue, Suite 220, Milwaukee, WI 53202.  Lakefront Partners, LLC and Mr. Wigdale may be deemed to be acting jointly or in concert in respect to their holdings of our securities.

DESCRIPTION OF COMMON STOCK

General

Our authorized share capital consists of an unlimited number of shares of common stock, each without par value.  As of December 31, 2004, we had 19,157,941 common shares issued and outstanding.  We have no authorized preferred shares.

Each share of common stock is entitled to one vote on all matters submitted to a vote by shareholders, including the election of directors.  There are no cumulative voting rights in the election of directors.  All shares of common stock are equal to each other with respect to liquidation and dividend rights and are entitled to receive dividends if and when our board declares them out of funds legally available for distribution.  Upon our liquidation, all assets available for distribution are distributable among shareholders according to their respective holdings.  There are no preemptive rights to purchase any additional, unissued shares of common stock.

Impact of The “Penny Stock” Rules on Buying or Selling Our Common Stock

The United States Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less than $5.00 per share, subject to certain exceptions.  Our common shares are currently penny stock.

Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks.

The liquidity of our common shares may be materially and adversely affected if our common shares continue to be penny stock due to the administration requirements imposed by these rules.

ARTICLES OF INCORPORATION

The information about our Certificate of Incorporation is incorporated hereby by reference to our Registration Statement on Form 20-F filed on January 28, 1994.

MATERIAL CONTRACTS

On September 1, 2003, pursuant to a Share Purchase Agreement we acquired 100% of the outstanding shares of Caradas, Inc., a credential management provider.  The aggregate purchase price was $5,630,475 consisting of 1,417,500 common shares with a value of $4,895,310, $64,565 in the costs associated with the acquisition and 200,000 common share purchase warrants with a value of $670,600.  The share purchase warrants vest equally on a quarterly basis over three years and each is exercisable to purchase one common share at $2.45 per share for five years from the date of vesting.  During fiscal 2004, 100,000 common share purchase warrants were cancelled and the remaining 100,000 were repriced to $0.40 per share.

EXCHANGE CONTROLS

The federal Investment Canada Act (the “ICA”), which became effective on June 30, 1985, regulates the acquisition by non-Canadians of control of a Canadian Business (as defined in the Investment Canada Act). Such an acquisition is either notifiable or reviewable depending on its structure and the value of the assets of the Canadian business being acquired.  In effect, the ICA requires review by Investment Canada, the agency which administers the ICA, and approval by the Canadian government in the case of an acquisition of control of a Canadian business by a non-Canadian that is a WTO Investor (as defined in the ICA) where: (i) in the case of a direct acquisition of control of a Canadian entity (i.e., through a share purchase), the assets of the entity carrying on the Canadian Business and of all other entities in Canada, the control of which is acquired exceeds $184 million (this threshold is adjusted annually for inflation and growth in Canada’s domestic product); or (ii) in the case of a direct acquisition of assets of a Canadian Business (i.e., through an asset acquisition) the value of the assets used in carrying on the Canadian business exceeds $184 million.  Indirect acquisitions (for example, the acquisition of the foreign parent of the Canadian business) of assets or indirect acquisitions of control by a WTO investor are not reviewable, but are still notifiable.  Where an investor is not a WTO Investor, review is required where: (i) in the case of a direct acquisition of control of a Canadian Business, the value of the assets of the business and all other entities being acquired is $5 million or more; or (ii) in the case of an indirect acquisition of control of a Canadian Business, where the Canadian Business has assets of $50 million or more in value; or (iii) in the case of an acquisition of assets of a Canadian Business, the assets represents more than 50% of the assets of the original group and the value of the acquired assets exceeds $5 million.  These lower thresholds also apply, even where the investor is a WTO investor, where the Canadian Business is engaged in certain activities relating to “Canada’s cultural heritage or national identity” such as book publishing, film production and distribution, television and radio, production and distribution of music, uranium production, certain financial services or transportation services.

In the context of Diversinet, in essence, three methods of acquiring control of a Canadian business are regulated by the ICA: (i) the acquisition of all or substantially all of the assets used in carrying on the Canadian business; (ii) the acquisition, directly or indirectly, of voting shares of a Canadian corporation carrying on the Canadian business; (iii) the acquisition of voting shares of an entity which controls, directly or indirectly, another entity carrying on a Canadian business. An acquisition of a majority of the voting interests of an entity, including a corporation, is deemed to be an acquisition of control in accordance with the ICA.  An acquisition of less than one-third of the voting shares of a corporation is deemed not to be an acquisition of control.  An acquisition of less than a majority, but one-third or more, of the voting shares of a corporation is presumed to be an acquisition of control unless it can be established that on the acquisition the corporation is not, in fact, controlled by the acquirer through the ownership of voting shares.  For partnerships, trusts joint ventures or other unincorporated entities, an acquisition of less than a majority of the voting interests is deemed not to be an acquisition of control.

If an acquisition of control of a Canadian business by a non-Canadian is not reviewable, the ICA requires a formal notification to the Canadian government.  These provisions require a foreign investor to give notice in the required form, which notices are for information, as opposed to review, purposes.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of material United States Federal income tax consequences generally applicable to a U.S. Holder (as defined below) of our common shares as well as certain Canadian federal income tax requirements applicable to shareholders who are not resident of Canada.  This discussion does not address all potentially relevant Federal income tax matters and it does not address consequences peculiar to persons subject to special provisions of Federal income tax law, such as, for example, tax-exempt organizations, qualified retirement plans, persons subject to alternative minimum tax, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, broker-dealers, non-resident alien individuals or foreign corporations whose ownership of our common shares is not effectively connected with the conduct of a trade or business in the United States and shareholders who acquired their shares through the exercise of employee share options or otherwise as compensation.  In addition, this discussion only applies to common shares held by U.S. Holders as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, and does not cover any state, local or foreign tax consequences.

The following discussion is based upon the sections of the Internal Revenue Code, Treasury Regulations, published Internal Revenue Service rulings, published administrative positions of the Internal Revenue Service and court decisions that are currently applicable, any or all of which could be materially and adversely changed, possibly on a retroactive basis, at any time.  The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of our common shares and no opinion or representation with respect to the United States Federal income tax consequences to any such holder or prospective holder is made. Accordingly, holders and prospective holders of our common shares should consult their own tax advisors about the federal, state, local, and foreign tax consequences of purchasing, owning and disposing of our common shares.

Passive Foreign Investment Company

As stated above, we believe that we will not be treated as a passive foreign investment company (“PFIC”), as defined in Section 1297 of the Internal Revenue Code, for our fiscal years 2003 or 2004.

United States income tax legislation contains rules governing PFIC’s, that can have significant tax effects on U.S. Holders of foreign corporations. These rules do not apply to non-U.S. Holders.  Section 1297 of the Internal Revenue Code defines a PFIC as a corporation that is not formed in the United States and, for any taxable year, either (i) 75% or more of its gross income is “passive income”, which includes interest, dividends and some types of rents and royalties or (ii) the average percentage, by fair market value (or, if the company is a controlled foreign corporation or makes an election, by adjusted tax basis), of its assets that produce or are held for the production of “passive income” is 50% or more.  Based on these tests we do not meet the definition of a PFIC in 1999, 2000 or 2001.

An U.S. Holder who holds shares in a foreign corporation during any year in which such corporation qualifies as a PFIC is subject to U.S. Federal income taxation under alternative tax regimes, depending upon whether such U.S. Holder makes elections.  The following is a discussion of these alternative tax regimes as applicable to our U.S. Holders.

A U.S. Holder of a PFIC who does not make either of the elections described below (a “Non-electing U.S. Holder”) is subject to special taxation rules under Section 1291 of the Internal Revenue Code with respect to (i) gains realized on the disposition (or deemed to be realized by reason of a pledge) of his/her common shares and (ii) excess distributions by us, defined as any distribution received by a U.S. Holder from a PFIC in a taxable year that is greater than 125% of the average distributions received by the U.S. Holder in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for the shares.

A Non-electing U.S. Holder generally would be required to include in income pro rata all gains realized on the disposition of his/her common shares and all excess distributions over the entire holding period for the PFIC common shares.  All gains or excess distributions allocated to prior years of the U.S. Holder (other than years prior to the first taxable year of the company during such U.S. Holder’s holding period and beginning after January 1, 1987 for which it was a PFIC) would be taxed at the highest tax rate for each such prior year applicable to ordinary income.  The Non-electing U.S. Holder also would be liable for interest on the foregoing tax liability for each such prior year calculated as if such liability had been due with respect to each such prior year.  A Non-electing U.S. Holder that is not a corporation must treat this interest charge as “personal interest” which, as discussed above, is partially or wholly non-deductible.  The balance of the gain or the excess distribution will be treated as ordinary income in the year of the disposition or distribution, and no interest charge will be incurred with respect to such balance.

If we are a PFIC for any taxable year during which a Non-electing U.S. Holder holds common shares, then we will continue to be treated as a PFIC with respect to such common shares, even if we are no longer a PFIC as defined above.  A Non-electing U.S. Holder may terminate this deemed PFIC status by electing to recognize a gain (which will be taxed under the rules discussed above for Non-electing U.S. Holders) as if such common shares had been sold on the last day of the last taxable year for which it was a PFIC.

Under Section 1291(f) of the Internal Revenue Code, the Department of the Treasury has issued proposed regulations that would treat as taxable transfers of PFIC shares by Non-electing U.S. Holders that are generally not otherwise taxed, such as gifts, exchanges pursuant to corporate reorganizations, and transfers at death.  Special, generally adverse, rules will apply with respect to the common shares while the company is a PFIC. For example under Section 1298(b)(6) of the Internal Revenue Code, a U.S. Holder who uses PFIC shares as security for a loan (including a margin loan) will, except as may be provided in regulations, be treated as having made a taxable disposition of such shares.

Alternatively, if we are a PFIC, an U.S. Holder (an “Electing U.S. Holder”) who owns common shares is permitted generally to elect out of the tax treatment discussed above, if an U.S. Holder makes a mark-to-market election with respect to common shares.  Under such election, an Electing U.S. Holder would generally recognize as ordinary income for each taxable year an amount equal to the excess, if any, of the fair market value of common shares as of the close of the taxable year over the Electing U.S. Holder’s adjusted tax basis in such shares.  An Electing U.S. Holder would generally be allowed an ordinary deduction (to the extent of any net mark-to-market gains recognized for prior taxable years) for the excess, if any, of the adjusted tax basis of the common shares over their fair market value as of the close of the taxable year.  An Electing U.S. Holder’s adjusted tax basis of the common shares would generally be adjusted to reflect the amounts included or deducted under the mark-to-market election.  Additionally, any gain on the actual sale or other disposition of the common shares generally will be treated as ordinary income.  Ordinary loss treatment also would generally apply to any loss realized on the actual sale or other disposition of the common shares to the extent that the amount of such loss did not exceed the net mark-to-market gains previously included with respect to such shares.  An election to mark to market would generally apply to the taxable year made and all subsequent taxable years.  A mark-to-market election is subject to complex and specific rules and requirements, and U.S. Holders are strongly urged to consult their tax advisors concerning such election if the company is classified as a PFIC.

Finally, an U.S. Holder who elects in a timely manner to treat us as a “qualified electing fund” (a “QEF”) as defined in the Internal Revenue Code would be subject to another set of special rules different from those described above.  Although a QEF election may be beneficial to some U.S. Holders depending upon their particular tax situations, it requires us to make information available to such holders, and we do not intend to make such information available even if it is classified as a PFIC.  Accordingly, the QEF election will not be available to U.S. Holders.

The foregoing discussion is based on existing provisions of the Internal Revenue Code, existing and proposed regulations thereunder, and current administrative ruling and court decisions, all of which are subject to change. Any such change could affect the validity of this discussion. In addition, the implementation of aspects of the PFIC rules requires the issuance of regulations which in many instances have not been promulgated and which may have retroactive effect. There can be no certainty that any of these proposed regulations will be enacted or promulgated and if so, the form they will take or the effect that they may have on this discussion. Accordingly, and due to the complexity of the PFIC rules, U.S. Holders who are shareholders of us are strongly urged to consult their own tax advisors concerning the impact of these rules on their investment in us.

MARKET PRICE OF COMMON SHARES

Our common shares began trading on the NASDAQ SmallCap MarketSM on June 20, 1995.  Prior to December 3, 2002, our common shares traded on the NASDAQ SmallCap MarketSM under the symbol “DVNT”.  Effective December 3, 2002 our common shares trade under the symbol “DVNTC” with the exception of a 20-day period from January 28, 2003 to February 25, 2003 when our common shares traded under the symbol “DVNTD”.  From February 25, 2003 until April 30, 2003 our common shares traded under the symbol “DVNTC”.  On April 30, 2003 NASDAQ delisted our common shares.  From April 30, 2003 to present our common shares have been trading on the OTC Bulletin Board under the symbol “DVNTF”.

Prior to August 2000, our shares were also traded on the now defunct Canadian Dealers Network.

Our common shares traded on the Canadian Dealing Network until it ceased to operate in August of 2000.  The following table lists the high, low, closing prices and the aggregate yearly trading volumes on the Canadian Dealing Network for shares of our common shares for the last five fiscal years ended October 31.

Canadian Dealing Network Shares Trading Activity
Year ended October 31,	High	Low	Closing	Trading Volume (000)
2004	N/A	N/A	N/A	N/A
2003	N/A	N/A	N/A	N/A
2002	N/A	N/A	N/A	N/A
2001	N/A	N/A	N/A	N/A
2000	$66.75	$10.00	$-	43,126

The following table lists the high, low and closing prices on the OTC Bulletin Board (from April 30, 2003) and NASDAQ (prior to April 30, 2003) of our common shares for the last five fiscal years ended December 31:

OTC Bulletin Board and NASDAQ Trading Activity
Year ended December 31,	High	Low	Closing	Trading Volume (000)
2004	$2.53	$0.34	$0.88	8,551
2003	$6.30	$0.48	$2.09	10,264
2002	$12.50	$2.20	$3.00	2,359
2001	$36.20	$10.00	$12.20	2,965
2000	$449.37	$17.81	$22.50	21,304

Our shares have not been traded on The Canadian Dealing Network since it ceased to operate in August of 2000 so there has been no activity of our common shares for the last eight fiscal quarters. The following table lists the high, low and closing prices on the OTC Bulletin Board and NASDAQ of our common shares for the last eight fiscal quarters:

NASDAQ Trading Activity
Quarter Ended	High	Low	Closing	Trading Volume (000)
December 31, 2004	$0.95	$0.34	$0.88	2,990
September 30, 2004	$1.24	$0.37	$0.53	2,329
June 30, 2004	$1.90	$1.28	$1.39	1,269
March 31, 2004	$2.53	$1.72	$1.80	2,063
December 31, 2003	$6.30	$1.82	$2.09	6,259
September 30, 2003	$5.55	$1.15	$4.95	2,222
June 30, 2003	$1.99	$0.48	$1.39	1,241
March 31, 2003	$4.00	$1.12	$1.38	542

The following table lists the high, low and closing prices on the OTC Bulletin Board of our common shares for the last six months:

OTC Bulletin Board Trading Activity
Month Ended	High	Low	Closing	Trading Volume (000)
February 2005	$0.81	$0.63	$0.63	526
January 2005	$0.87	$0.62	$0.70	308
December 2004	$0.95	$0.37	$0.53	1,591
November 2004	$0.51	$0.34	$0.42	634
October 2004	$0.56	$0.46	$0.48	663
September 2004	$0.58	$0.37	$0.53	710

Our common shares are issued in registered form and the following information is taken from the records of ComputerShare Trust Company of Canada located in Toronto, Ontario, Canada, the registrar and transfer agent for our common shares.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

As described in the registration statement of which this prospectus forms a part, our articles of association and certain provisions of Canadian law contain provisions relating to the ability of our officers and directors to be indemnified by us for costs, charges, expenses, losses and other liabilities which are sustained or incurred in the performance of the officer’s or director’s duties for us. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the charter provision, by-law, contract, arrangements, statute or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXPERTS

Our consolidated financial statements as at December 31, 2004, December 31, 2003 and October 31, 2002 and for the years ended December 31, 2004, December 31, 2003, October 31, 2002 and for the fourteen month period ended December 31, 2003, have been incorporated herein in reliance on the report of KPMG LLP, independent registered public accounting firm, also incorporated herein, and upon the authority of said firm as experts in accounting and auditing.  The audit report of KPMG LLP covering the December 31, 2004 consolidated financial statements contains additional comments for U.S. readers that states that conditions and events exist that cast substantial doubt on our ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The financial statements of Caradas, Inc. as at December 31, 2002 and 2001 and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.  The audit report covering the December 31, 2002 financial statements contains an explanatory paragraph that states that the Company has incurred losses from operations which raise substantial doubt about the entity's ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of that uncertainty

Certain legal matters in connection with the validity of the issuance of the common shares to be registered hereunder with respect to Canadian law will be passed upon for us by Lang Michener LLP of Toronto, Ontario, our Canadian counsel.

ADDITIONAL INFORMATION

This prospectus is a part of a registration statement on Form F-1, which we filed with the Securities and Exchange Commission under the Securities Act of 1933.  As permitted by the rules and regulations of the SEC, this prospectus does contain all of the information contained in the registration statement and the exhibits and schedules thereto.  As such we make reference in this prospectus to the registration statement and to the exhibits and schedules thereto.

We file annual and special reports and other information with the Securities and Exchange Commission (Commission File Number 0000918387).  These filings contain important information which does not appear in this prospectus.  For further information about us, you may read and copy these filings at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330, and may obtain copies of our filings from the public reference room by calling (202) 942-8090.

We are a Canadian company and are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934.  As a result, (1) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (2) transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act, and (3) until November 4, 2002, we were not required to make, and did not make, its SEC filings electronically, so that those filings are not available on the SEC’s Web site.  However, since that date, we have been making all filings with the SEC electronically, and these filings are available over the Internet at the SEC’s Web site at www.sec.gov.

Financial Statements:

Diversinet Corp.

•

KPMG Auditors’ Report dated February 14, 2005, except for note 16 which is as of February 28, 2005.

•

Consolidated Balance Sheets as at December 31, 2004, December 31, 2003 and October 31, 2002.

•

Consolidated Statements of Loss and Deficit for the years ended December 31, 2004, December 31, 2003, the fourteen-month period ended December 31, 2003 and the year ended October 31, 2002.

•

Consolidated Statements of Cash Flows for the years ended December 31, 2004, December 31, 2003, the fourteen-month period ended December 31, 2003 and the year ended October 31, 2002.

•

Notes to Consolidated Financial Statements.

Caradas, Inc.

•

KPMG Auditors’ Report dated September 9, 2003.

•

Balance Sheets as at December 31, 2002 and 2001.

•

Statements of Earnings for the years ended December 31, 2002 and December 31, 2001.

•

Statements of Stockholders’ Equity (Deficiency) for the years ended December 31, 2002 and 2001.

•

Statements of Cash Flows for the years ended December 31, 2002 and 2001.

•

Notes to Financial Statements.

•

Pro Forma Consolidated Financial Information of Diversinet Corp. for the year ended October 31, 2002 and the nine months ended July 31, 2003.

•

Caradas, Inc. financial statements for the six months ended June 30, 2002 and 2001.

MANAGEMENT’S REPORT

The accompanying consolidated financial statements and all information in the Annual Report have been prepared by management and have been examined and approved by the Board of Directors of the Company.  The consolidated financial statements were prepared in accordance with generally accepted accounting principles and, where appropriate, reflect management’s best estimates and judgments.  Management is responsible for the accuracy, integrity and objectivity of the consolidated financial statements within reasonable limits of materiality and for the consistency of financial data included in the text of the Annual Report with that contained in the consolidated financial statements.

To assist management in the discharge of these responsibilities, the Company maintains a system of internal controls and systems designed to provide reasonable assurance that its assets are safeguarded, that only valid and authorized transactions are executed and that accurate, timely and comprehensive financial information is prepared and disclosed.  The internal control systems and financial records are subject to reviews by external auditors during the examination of the financial statements.  Management recognizes its responsibility for conducting the Company’s affairs to comply with the requirements of applicable laws and established financial standards and principles, and for maintaining proper standards of conduct in its activities.

The Company’s Audit Committee is appointed by the Board of Directors annually and is comprised of three non-management directors.  The Audit Committee meets with management as well as with the independent auditors to satisfy itself that management is properly discharging its financial reporting responsibilities and to review the consolidated financial statements and the independent auditors’ report.  The Audit Committee reports its findings to the Board of Directors for consideration in approving the consolidated financial statements for presentation to the shareholders.  The independent auditors have direct and unrestricted access to the Audit Committee to discuss their audit and related findings as to the integrity of the Company’s financial reporting.

The consolidated financial statements have been audited by KPMG LLP, Chartered Accountants, on behalf of the shareholders, in accordance with generally accepted auditing standards.  Their report outlines the scope of their audit and expresses their opinion on the consolidated financial statements of the Company.

/s/ Nagy Moustafa	/s/ David Hackett
Nagy Moustafa, Chief Executive Officer	David Hackett, Chief Financial Officer

AUDITORS’ REPORT TO THE SHAREHOLDERS

We have audited the consolidated balance sheets of Diversinet Corp. as at December 31, 2004, December 31, 2003 and October 31, 2002 and the consolidated statements of earnings and deficit and cash flows for each of the years ended December 31, 2004, December 31, 2003, October 31, 2002 and for the fourteen-month period ended December 31, 2003.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2004, December 31, 2003 and October 31, 2002 and the results of its operations and its cash flows for each of the years ended December 31, 2004, December 31, 2003, October 31, 2002 and for the fourteen-month period ended December 31, 2003 in accordance with Canadian generally accepted accounting principles.

/s/ KPMG LLP

Chartered Accountants, Toronto, Canada, February 14, 2005, except for note 16 which is as of February 28, 2005.

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA - U.S. REPORTING DIFFERENCE

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in note 1 to the financial statements.  Our report to the shareholders dated February 14, 2005, is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors’ report when these are adequately disclosed in the financial statements.

/s/ KPMG LLP

Chartered Accountants, Toronto, Canada, February 14, 2005 except for note 16 which is as of February 28, 2005.

DIVERSINET CORP.

Consolidated Balance Sheets

(In United States dollars)

As at

December 31

December 31

October 31

2004

2003

2002

Assets

Current assets:

Cash and cash equivalents

$

734,058

$

722,569

$

608,692

Short-term investments

2,000,000

1,243,960

1,843,657

Accounts receivable (including $nil, $62,293,

$110,148 from joint venture, note 8)

761,978

1,081,760

265,672

Other receivables

52,189

85,748

15,933

Prepaid expenses

201,857

375,009

77,012

Total current assets

3,750,082

3,509,046

2,810,966

Capital assets, net (note 4)

593,673

986,316

1,198,527

Purchased technology, net of accumulated

amortization of $251,333, (2003-$62,833,

2002-$nil) (note 3)

125,667

314,167

–

Customer assets net of accumulated

amortization of $441,024, (2003- $110,256,

2002-$nil) (note 3)

551,280

882,048

–

Goodwill (notes 2c and 3)

2,286,932

5,311,932

–

Total assets

$

7,307,634

$

11,003,509

$

4,009,493

Liabilities and Shareholders’ Equity

Current liabilities:

Accounts payable

$

591,356

$

899,644

$

352,025

Accrued liabilities (note 5)

710,923

1,351,400

698,137

Notes payable

4,611

28,192

–

Current portion of promissory note

–

300,000

–

Deferred revenue

165,343

477,449

9,228

Total current liabilities

1,472,233

3,056,685

1,059,390

Promissory note

–

300,000

–

Shareholders’ equity:

Share capital (note 6):

Authorized:

Unlimited common shares

Issued and outstanding:

19,157,941, 11,043,027, 3,222,308

common shares

52,445,135

49,191,482

40,677,645

Contributed surplus

1,265,549

126,173

72,680

Cumulative translation adjustment

(1,520,721)

(1,520,721)

(1,936,534)

Share purchase warrants (note 6)

2,830,929

1,331,652

–

Deficit

(49,185,491)

(41,481,762)

(35,863,688)

Total shareholders’ equity

5,835,401

7,646,824,

2,950,103

Future operations (note 1)

Commitments and contingencies (note 11)

Total liabilities and shareholders’ equity

$

7,307,634

$

11,003,509

$

4,009,493

See accompanying notes to consolidated financial statements.

On behalf of the Board:

/s/ Mark Steinman

/s/Nagy Moustafa

Mark Steinman, Chairman

Nagy Moustafa, Director

#

DIVERSINET CORP.

Consolidated Statements of Earnings and Deficit

(In United States dollars)

Fourteen-month

Year ended

Year ended

period ended

Year ended

December 31

December 31

December 31

October 31

2004

2003

2003

2002

Revenue (including $nil, $nil, $85,138, $127,034,

from joint venture, note 8)

$

7,044,888

$

8,521,516

$

8,562,676

$

710,250

Cost of sales

5,238,727

6,622,495

6,622,495

–

Gross margin

1,806,161

1,899,021

1,940,181

710,250

Expenses:

Research and development

1,153,758

1,275,598

1,513,323

1,478,980

Sales and marketing

1,729,568

2,487,881

2,656,099

1,103,722

General and administrative

2,636,908

2,093,639

2,345,572

1,754,696

Foreign exchange loss (gain)

28,386

324,365

308,642

144,606

Other (note 3)

(171,000)

–

–

–

Depreciation and amortization

935,981

681,719

740,049

404,015

6,313,601

6,863,202

7,563,685

4,886,019

Loss before the following

(4,507,440)

(4,964,181)

(5,623,504)

(4,175,769)

Interest income and other income

(15,598)

(5,430)

(26,302)

(111,096)

Interest expense

–

–

20,872

–

Goodwill impairment charge (note 2c)

3,025,000

–

–

–

Loss for the period

(7,516,842)

(4,958,751)

(5,618,074)

(4,064,673)

Deficit, beginning of period

(41,481,762)

(36,523,011)

(35,863,688)

(31,799,015)

Adjustment for cumulative effect of change in

accounting for stock based compensation (note 2p)

(186,887)

–

–

–

Deficit, end of period

$

(49,185,491)

$

(41,481,762)

$

(41,481,762)

$

(35,863,688)

Basic and diluted loss per share (note 7)

$

(0.62)

$

(0.71)

$

(0.87)

$

(1.37)

Weighted average number of common shares

12,144,565

7,022,447

6,478,296

2,971,692

See accompanying notes to consolidated financial statements.

#

DIVERSINET CORP.

Consolidated Statements of Cash Flows

(In United States dollars)

Fourteen-month

Year ended

Year ended

Year ended

Year ended

December 31

December 31

December 31

October 31

2004

2003

2003

2002

Cash provided by (used in):

Operating activities:

Loss for the period

$

(7,516,842)

$

(4,958,751)

$

(5,618,074)

$

(4,064,673)

Items not involving cash:

Depreciation and amortization

935,981

681,719

740,049

404,015

Goodwill impairment charge (note 2c)

3,025,000

–

–

–

Stock-based compensation expense

760,916

825,010

825,010

–

Other (note 3)

(171,000)

–

–

–

Unrealized foreign exchange loss

–

477,210

415,813

71,603

Change in non-cash operating working capital:

Accounts receivable

319,782

2,421,204

2,425,570

(91,726)

Other receivables

33,559

(55,757)

(69,815)

47,094

Prepaid expenses

173,152

13,457

(98,846)

300,700

Accounts payable

(308,288)

(1,196,927)

(571,786)

(402,707)

Accrued liabilities

(640,477)

1,130,029

431,892

(777,766)

Deferred revenue

(312,106)

(152,162)

(156,371)

(18,552)

Cash used in continuing operations

(3,700,323)

(814,968)

(1,676,558)

(4,532,012)

Financing activities:

Issue of common shares, common share

purchase options and warrants for cash

4,565,503

2,920,746

2,920,646

3,108,317

Notes payable

(23,581)

(873,323)

(873,323)

–

Repayment of promissory notes payable

(50,000)

–

–

–

Bank indebtedness

–

(240,979)

(240,979)

–

Cash provided by financing activities

4,491,922

1,806,444

1,806,344

3,108,317

Investing activities:

Short-term investments

(756,040)

(269,777)

599,698

112,799

Acquisitions, net of cash received

–

(541,084)

(541,084)

–

Net (addition) disposal of capital assets

(24,070)

42,085

(74,523)

(20,525)

Cash provided by (used in) investing activities

(780,110)

(768,776)

(15,909)

92,274

Increase (decrease) in cash and cash equivalents

11,489

222,700

113,877

(1,331,421)

Cash and cash equivalents, beginning of period

722,569

499,869

608,692

1,940,113

Cash and cash equivalents, end of period

$

734,058

$

722,569

$

722,569

$

608,692

Supplementary non-cash financing and
investing activities:

Issue of warrants on acquisitions

$

–

$

1,044,640

$

1,044,640

$

–

Issue of common shares on acquisitions

–

4,959,875

4,959,875

–

Issuance of shares in settlement of debt

400,000

–

–

–

See accompanying notes to consolidated financial statements.

#

#

DIVERSINET CORP.

Notes to Consolidated Financial Statements

(In United States dollars)

Years ended December 31, 2004, December 31, 2003, October 31, 2002, and the fourteen month period ended December 31, 2003.

Diversinet Corp. (the “Company”), an Ontario corporation, develops, markets and distributes wireless security infrastructure solutions and identity management solutions and professional services to the enterprise, financial services, government and gaming and wagering marketplaces.

1.

Future operations:

These consolidated financial statements have been prepared on a going concern basis, which assumes the Company will continue in operation for the foreseeable future and be able to realize assets and satisfy liabilities in its normal course of business.  Certain conditions and events exist that cast substantial doubt on the Company’s ability to continue as a going concern.

The Company has incurred significant losses and used significant amounts of cash in operating activities in recent years.

Continued operations depend upon the Company’s ability to generate future profitable operations and/or obtain additional financing to fund future operations and, ultimately, to generate positive cash flows from operating activities.  There can be no assurance that the Company will be successful in obtaining additional financing or generating positive cash flows from operations.

Should the Company be unable to generate positive cash flows from operations or secure additional financing in the foreseeable future, the application of the going concern principle for financial statement reporting purposes may no longer be appropriate.  These financial statements do not include any adjustments related to the valuation or classification of recorded asset amounts or the amounts or classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

2.

Significant accounting policies:

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada, which, except as described in note 15, conform in all material respects with accounting principles generally accepted in the United States.  Significant accounting policies adopted by the Company are as follows:

(a)

Fiscal year:

In 2003, the Company changed its fiscal year end from October 31 to December 31.  As a result, financial statements for the fourteen-month period ended December 31, 2003 in addition to the financial statements for the years ended December 31, 2004, December 31, 2003 and October 31, 2002, have been presented.

(b)

Basis of consolidation:

The consolidated financial statements include the accounts of the Company and its subsidiaries.  The Company accounts for its interest in a joint venture by the proportionate consolidation method.  All significant intercompany transactions and balances have been eliminated.

(c)

Goodwill:

Goodwill is the residual amount that results when the purchase price of an acquired business exceeds the sum of the amounts allocated to the identifiable tangible and intangible assets acquired, less liabilities assumed, based on their fair values.  When the Company enters into a business combination, the purchase method of accounting is used.  Goodwill is assigned as of date of the business combination to reporting units that are expected to benefit from the business combination.  Goodwill is not amortized but instead is tested for impairment annually or more frequently if events or changes in circumstances indicate that the asset might be impaired.  The impairment test is carried out in two steps. In the first step, the carrying amount of the reporting unit, including goodwill, is compared with its fair value.  When the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is not considered to be impaired and the second step of the impairment test is unnecessary.  The second step is carried out when the carrying amount of reporting unit exceeds its fair value, in which case, the implied fair value of the reporting unit’s goodwill, determined in the same manner as the value of goodwill is determined in a business combination, is compared with its carrying amount to measure the amount of the impairment loss, if any.

During the fourth quarter of the 2004 fiscal year, the Company completed its goodwill impairment test relating to goodwill, and determined that goodwill of $525,000 as at December 31, 2004 relating to the DSS reporting unit (note 3a) and $2,500,000 relating to the Caradas reporting unit was impaired.  These amounts have been recorded as a goodwill impairment charge in the current period.  During fiscal 2004 Caradas (note 3b) lost a significant customer and was unable to attract significant new customers in order to generate the expected cash flows.  DSS has also lost several customers and key management left the Company in the current period.  As the result of the above the fair value of the reporting units goodwill exceeded its carrying value which results in an impairment charge in the current period.

The changes in the carrying amount of goodwill for the years ended December 31, 2004 and 2003 are as follows:

Balance January 1, 2003

$

–

Acquired during the year (note 3a, 3b)

5,311,932

Balance December 31, 2003

5,311,932

Goodwill impairment charge (note 3a, 3b)

(3,025,000)

Balance December 31, 2004

$

2,286,932

(d)

Impairment or disposal of long-lived assets:

The Company reviews capital and intangible assets (long-lived assets) for impairment on an annual basis or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  Absent any triggering factors during the year, the Company conducts its long-lived asset assessment in the fourth quarter to correspond with its planning cycle.  An impairment loss is recognized when the carrying amount of an asset that is held and used exceeds the projected undiscounted future cash flows expected from its use and disposal, and is measured as the amount by which the carrying amount of the asset exceeds its fair value which is measured by discounted cash flows when quoted market prices are not available.  For assets available-for-sale, an impairment loss is recognized when the carrying amount exceeds the fair value less costs to sell.  Prior to January 1, 2003, the Company assessed and measured impairment by comparing the carrying amount to the undiscounted future cash flows the long-lived assets were expected to generate.

(e)

Revenue recognition:

The majority of our revenues are derived from consulting services delivered on a stand alone basis.  We provide technical consulting services to our customers in the areas of systems integration, software development and Customer Relationship Management and enterprise Relationship Management implementation.  We also provide technical consulting services relating to smart card based application security systems.  We also derive revenues from products and services for mobile commerce over wireless networks.

Consulting revenues are recognized on a time and materials basis, or on a percentage of completion basis, depending on the specifics of the contract, as employees and subcontractors provide services. Revenue from time and materials service contracts are recognized as the services are provided.  Revenue from fixed price long-term contracts is recognized in accordance with CICA 3400 “Revenue” and related guidance, and Statement of Position 81-1 “Accounting for performance of construction type and certain production type contracts” using the percentage of completion method based on direct labour costs incurred to date as a percentage of total estimated direct labour costs to complete the project.  Losses on contracts are recognized during the period in which the loss first becomes probable and reasonably estimable. Contract losses are determined to be the amount by which the estimated direct and indirect costs of the contract exceed the estimated total revenues that will be generated by the contract. Revenue recognized in excess of billings is recorded as unbilled services.  Billings in excess of revenue recognized are recorded as deferred revenue until the above revenue recognition criteria are met.  Reimbursements, including those relating to travel and other out-of-pocket expenses, and other similar third-party costs, are included in revenues.

Revenue from software license agreements is recognized in accordance with CICA 3400 “Revenue” and Statement of Position 97-2 “Software Revenue Recognition” as amended upon execution of a license agreement and the shipment of the software, as long as all vendor obligations have been satisfied, the license fee is fixed and determinable and collection of the license fees is probable.  We consider fees related to arrangements with significant payments due beyond our normal trading terms not to be fixed or determinable.  If the fee is not fixed or determinable, revenue is recognized as the payments become due from the customer.  If collectibility is not considered probable, revenue is recognized when the fee is collected.  Revenue from the sale of additional software products is recognized as software is delivered.

Revenue earned on software arrangements involving multiple elements (i.e., software products, upgrades/enhancements, post contract customer support, installation, training, et cetera) is allocated to each element based on vendor specific objective evidence (VSOE) of relative fair value of the elements. When arrangements contain multiple elements and VSOE only exists for all undelivered elements, the Company recognizes revenue for the delivered elements using the residual method, whereby the total arrangement fee is assigned to the undelivered elements based on their fair value, with the residual assigned to the delivered elements and recognized.  VSOE used in determining the fair value for installation, integration and training is based on the standard daily rates for the type of service being provided multiplied by the estimated time to complete the task.  VSOE used in determining the fair value of maintenance and technical support is based on annual renewal rates.  For arrangements containing multiple elements where VSOE does not exist for all undelivered elements, revenue for the delivered and undelivered elements is deferred until either VSOE exists for the remaining undelivered elements or all elements have been delivered.  The revenue allocated to post contract customer support is recognized ratably over the term of the support and revenue allocated to service elements (such as training and installation) is recognized as the services are performed.

The Company’s sales arrangements generally include standard payment terms ranging up to 90 days.  The Company provides a limited product warranty, the costs of which have historically been insignificant.  The Company’s products are not subject to rights of return, stock rotation rights or price protection.

(f)

Cash and cash equivalents:

Cash and cash equivalents include cash on account and short-term investments in money market instruments with original maturities of 90 days or less when acquired.

(g)

Short-term investments:

Short-term investments consist of bonds having a term of 90 days when acquired which are recorded at cost plus accrued interest.

(h)

Investment tax credits:

Investment tax credits are accrued when qualifying expenditures are made and there is reasonable assurance that the credits will be realized.  Investment tax credits earned with respect to current expenditures for qualified research and development activities are included in the consolidated statements of earnings and deficit as a reduction of related expenses in the year incurred.  Assistance related to the acquisition of capital assets used for research and development is credited against the related capital assets.  The Company has recorded no investment tax credits.

(i)

Research and development costs:

Research costs are expensed as incurred.  Software development costs are deferred once costs meet the criteria under Canadian generally accepted accounting principles for deferral and amortization.  Such deferred costs are amortized, commencing when the product is commercially released, on a straight-line basis over two years.  The recoverability of any unamortized deferred development costs is reviewed on an ongoing basis.

(j)

Purchased and acquired technology:

The Company capitalizes purchased technology and amortizes such costs over two years.  The carrying value is assessed on a periodic basis to determine if a write-down is required.

(k)

Customer assets:

Customer relationships are amortized over three years. Customer contracts are amortized as services are performed.  The carrying value is accessed on a periodic basis to determine if a write-down is required.

(l)

Foreign currency translation:

Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at the exchange rates prevailing at the consolidated balance sheet dates.  Non-monetary assets and liabilities are translated at historical rates.  Transactions in foreign currencies are translated into United States dollars at the approximate rates prevailing at the dates of the transactions.  Foreign exchange gains and losses are included in loss for the period.

As a result of a number of circumstances, including the current year financing activities during fiscal 2003, the acquisition of DSS Software Technologies and Caradas, Inc. and the U.S. dollar becoming the measurement currency in which most of the Company’s business is transacted, effective October 1, 2003, the Company adopted the U.S. dollar as its measurement and reporting currency for preparation of its consolidated financial statements.  Comparative financial information has been restated in U.S. dollars using the current rate method.

Under this method share capital has been translated at the exchange rate in effect at the time of the transaction.  Deficit has been translated at the approximate rates prevailing at the dates of the transactions and monetary assets and liabilities have been translated into United States dollars at the exchange rates prevailing at the consolidated balance sheet dates.  The resulting difference has been classified as a cumulative translation adjustment on the balance sheet.

(m)

Capital assets:

Capital assets are stated at cost less accumulated depreciation and amortization.  Depreciation and amortization is provided over the estimated useful lives of the assets at the following annual rates and bases:

Asset

Basis

Rate

Computer hardware

Declining balance

30%

Computer software

Declining balance

30%

Furniture and fixtures

Declining balance

20%

Leasehold improvements

Straight-line

Over term of lease

(n)

Income taxes:

The Company accounts for income taxes using the asset and liability method.  Under this method, future income taxes are recognized at the enacted or substantively enacted tax rate expected to be applicable at the date of reversal for all significant temporary differences between the tax and accounting bases of assets and liabilities and for certain tax carry forward items.  Future income tax assets are recognized only to the extent that, in the opinion of management, it is more likely than not that the future income tax assets will be realized.  Future income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of the substantive enactment of the change.

(o)

Earnings per share:

Basic earnings per share is computed using the weighted average number of common shares that are outstanding during the year.  Diluted earnings per share is computed using the weighted average number of common and potential common shares outstanding during the year.  Potential common shares consist of the incremental number of common shares issuable upon the exercise of stock options and warrants and are calculated using the treasury stock method.

(p)

Stock-based compensation:

Effective January 1, 2004, Canadian GAAP requires the Company to estimate the fair value of stock-based compensation granted to employees and to expense the fair value over the estimated vesting period of the stock options.  In accordance with the transition rules, the Company has retroactively adopted this change without re-statement of prior years and has determined the fair value of stock options granted to employees since November 1, 2002 in the amount of $186,887, representing the expense for the 2003 fiscal year.  This amount has been charged to deficit with an offsetting increase to the contributed surplus.  For the year ended December 31, 2004, an expense with respect to stock-based compensation in the amount of $577,549 has been recorded.  For the year ended December 31, 2003 and the fourteen month period ended December 31, 2003 had the Company determined compensation expense based on the fair value of stock options granted subsequent to November 1, 2002 the Company’s loss and loss per share would have been reported as the pro-forma amounts indicated below:

Year ended

Fourteen months ended

December 31, 2003

December 31, 2003

Loss for the period as reported

$

(4,958,751)

$

(5,618,074)

Pro forma loss

(5,145,638)

(5,804,961)

Pro forma loss per common share:

Basic and diluted

$

(0.73)

$

(0.90)

Weighted average number of common shares

7,022,447

6,478,296

The fair value of each option granted was estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions:

Year ended

Fourteen months ended

December 31, 2003

December 31, 2003

Risk-free interest rate

3.092

3.092

Volatility factor of the future expected market price

150%

150%

Weighted average expected life of options

3 years

3 years

(q)

Use of estimates:

The preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these consolidated financial statements and the reported amounts of revenue and expenses during the year.  Actual results could differ from those estimates.

1.

Acquisitions:

(a)

In January 2003, the Company acquired 100% of the outstanding shares of DSS Software Technologies (“DSS”), a consulting services provider.  The aggregate purchase price was $1,301,038 consisting of $300,000 in cash, $26,998 in costs associated with the acquisition, $600,000 of promissory note payable in instalments of $300,000 on January 2, 2004 and $300,000 on January 2, 2005 and 120,000 share purchase warrants with a value of $374,040.  The share purchase warrants vest equally on January 2, 2003, 2004 and 2005, and are exercisable at $3.75 per share for 5 years. Additional future consideration in the amount of $800,000 is payable based on the achievement of certain financial targets over the next two years and will be recorded with an increase to goodwill if and when the targets have been met.

Fair value of net capital assets acquired	$ 93,374
Working capital	290,422
Goodwill	917,242
Purchase price	$ 1,301,038

Consideration on the acquisition in the form of a promissory note in the amount of $600,000 payable in instalments of $300,000 on January 2, 2004 and $300,000 on January 2, 2005 was replaced during fiscal 2004 by the issuance of 200,000 Diversinet shares, cash payment of $50,000 in February 2004 and a promissory note of $150,000.  The existing 120,000 warrants exercisable at $3.75 have been replaced by the issuance of 120,000 warrants exercisable at $2.05, exercisable after January 1, 2005 and expiring on December 31, 2006.

During August 2004 the Company settled a dispute with a former shareholder of DSS and received 50,000 Diversinet common shares (with a fair value of $21,000) and the elimination of the promissory note payable of $150,000 which was recorded as ‘other’ in the statement of earnings and deficit.  Additional future cash consideration of $800,000 based on achievement of certain financial targets was also eliminated.

During the fourth quarter the Company completed its goodwill impairment test and calculated that the fair value of goodwill was $392,242 and accordingly recorded an impairment charge of $525,000.

(a)

In September 2003, the Company acquired 100% of the outstanding shares of Caradas, Inc., a credential management provider.  The aggregate purchase price was $5,630,475 consisting of 1,417,500 common shares with a value of $4,895,310, $64,565 in the costs associated with the acquisition and 200,000 common share purchase warrants with a value of $670,600.  The share purchase warrants vest equally on a quarterly basis over three years and each is exercisable to purchase one common share at $2.45 per share for five years from the date of vesting.  The acquisition was accounted for using the purchase method and the purchase price was allocated as follows:

Fair value of net capital assets acquired	$ 186,853
Working capital	(320,372)
Purchased technology	377,000
Customer assets	992,304
Goodwill	4,394,690
Purchase price	$ 5,630,475

The customer assets of $992,304 are comprised of customer relationships and other customer contracts.  The customer relationships were assigned a useful life of three years, while the customer contracts will be amortized as services are performed.  The purchased technology of $377,000 has been assigned a useful life of two years.  During the fourth quarter of 2004 the Company completed its goodwill impairment test and concluded that the fair value of goodwill was $1,894,690 and accordingly recorded an impairment charge of $2,500,000.

1.

Capital assets:

Accumulated

Net

December 31, 2004

Cost

depreciation

book

and amortization

value

Computer hardware

$

1,147,777

$

841,425

$

306,352

Computer software

508,163

385,197

122,966

Furniture and fixtures

290,789

171,249

119,540

Leasehold improvements

170,825

126,010

44,815

$

2,117,554

$

1,523,881

$

593,673

In the year ended December 31, 2004, depreciation expense and amortization on capital assets amounted to $416,712.

Accumulated

Net

December 31, 2003

Cost

depreciation

book

and amortization

value

Computer hardware

$

1,342,228

$

817,852

$

524,376

Computer software

556,319

365,310

191,009

Furniture and fixtures

291,174

138,401

152,773

Leasehold improvements

234,865

116,707

118,158

$

2,424,586

$

1,438,270

$

986,316

In the year ended December 31, 2003, depreciation expense and amortization on capital assets amounted to $508,630.

2.

Accrued liabilities:

December 31

December 31

2004

2003

Compensation

$

378,726

$

815,135

Professional fees

102,760

372,663

Miscellaneous

229,537

163,602

$

710,923

$

1,351,400

3.

Share capital, warrants and common share purchase options:

There are an unlimited number of authorized common shares with no par value.

The following details the changes in issued and outstanding shares, compensation options and warrants:

Compensation options and warrants			Common shares
	Number	Amount	Number	Amount
Balance, October 31, 2001 (b)	41,350	$ –	2,641,488	$ 37,569,328
Private placement (c)	471,554	–	580,820	3,108,217
Balance, October 31, 2002	512,904	–	3,222,308	40,677,545
Reverse stock split (d)	–	–	–	(5,246)
Private placement (e)	60,000	68,304	5,844,037	2,932,587
Stock options exercised and shares issued (a)	–	–	83	52
Acquisition of DSS (f)	120,000	374,040	–	–
Acquisition of Caradas (g)	200,000	670,600	1,417,500	4,895,310
Professional services (h)	127,500	218,708	559,099	701,620
Private placement (e)	–	–	–	(10,386)
Balance, December 31, 2003	1,020,404	1,331,652	11,043,027	49,191,482
Stock options exercised and shares issued (a)	–	–	189,914	358,458
Private Placement (i)	1,100,000	1,593,710	1,000,000	364,571
Private Placement (j)	300,000	97,140	6,925,000	2,530,624
Professional services (k)	163,000	(191,573)	–	–-
Warrants expired (b)	(15,000)	–	–	–
Balance December 31, 2004	2,568,404	$ 2,830,929	19,157,941	$ 52,445,135

During 2002, 2003 and 2004, the Company granted options to certain employees, officers and directors under a share option plan (note 12), enabling them to purchase common shares of the Company.

Warrants outstanding as of October 31, 2001 consist of 15,000 warrants issued in October 1999 as an exercise price of $131.25 per share, warrants expired unexercised in October 2004, and 26,350 warrants issued in May 2000 at an exercise price of $85.90 per share, expiring May 2005.

On April 4, 2002, the Company completed a private placement of 518,670 units at a price of $6.00 per unit for gross proceeds before expenses $3,112,022.  Each unit was comprised of one common share and three-quarters of one common share purchase warrant.  Each warrant entitles the holder thereof to acquire one common share at a price of $7.20 per common share for a period of up to three years from April 4, 2002.

The following consideration was issued to placement agents in connection with the private placement:  (i) cash consideration of $140,400 plus out-of-pocket expenses of approximately $7,500; (ii) compensation options to purchase up to 23,400 units on the same terms as described above; (iii) 50,000 common share purchase warrants to purchase common shares at prices of $6.00 and $7.20 and expiring on April 2 and 3, 2005; (iv) 18,750 common share purchase warrants to purchase common shares at a price of $0.10 per common share.

On April 8, 2002, the compensation options noted in (ii) above, were exercised and the Company issued 23,400 common shares and 17,550 common share purchase warrants to the placement agents.

On May 8, 2002, upon issuance of the common share purchase warrants noted in (iv) above, the warrants were immediately exercised and the Company issued 18,750 common shares.  The fair value of these warrants in the amount of $110,625 was recorded as share issue costs.

On May 8, 2002, the Company issued an additional 20,000 units at a price of $6.00 per unit for gross proceeds of $120,000.  Each unit was comprised of one common share and three quarters of one common share purchase warrant.  Each common share purchase warrant entitles the holder to purchase one common share at a price of $7.20 for a period of three years from May 8, 2002.

On January 28, 2003 the Company completed a reverse stock split of its issued and outstanding common shares whereby every ten shares of common stock were exchanged for one share of common stock. All common share amounts in the financial statements have been restated to give effect to the stock split.

On June 23, 2003, the Company completed a private placement of 5,000,000 common shares at a price of $0.62 per common share for gross proceeds of $3,100,000.

The placement agent exercised its option to receive 500,000 common shares in lieu of its $310,000 fee from the Private Placement.  The placement agent also received 40,000 common shares in lieu of its $24,000 retainer fee to act as placement agent.  Further compensation was issued as a three-year broker cashless exercisable warrant terminating on June 20, 2006 to purchase up to 500,000 common shares of Diversinet at $0.62 per share.  The placement agent has exercised 440,000 in a cashless exercise to receive 304,037 common shares.

In January 2003, the Company acquired 100% of the outstanding shares of DSS Software Technologies. The purchase price included 120,000 share purchase warrants with a value of $374,040.  The share purchase warrants vest equally on January 2, 2003, 2004 and 2005 and are exercisable at $2.05 per share for five years.

On September 1, 2003, Diversinet acquired 100% of the outstanding shares of Caradas, Inc. The aggregate consideration was 1,417,500 Diversinet common shares and 200,000 share purchase warrants.  The share purchase warrants are exercisable at $2.45 per share for five years.  During 2004, 100,000 share purchase warrants were cancelled and the remaining warrants were repriced to $0.40.  The share purchase warrants will vest to the holder quarterly over three years.

Professional services:

The following chart summarizes the activity during the fourteen month period ended December 31, 2003:

	Compensation options and warrants		Common shares
	Number	Amount	Number	Amount
Consulting services (i)	20,000	$ 42,088	–	$ –
Consulting services (ii)	2,500	5,260	–	–
Business development services (iii)	–	–	250,000	300,000
Public relations services (iv)	100,000	57,620	200,000	240,000
Warrants exercised (iv)	(100,000)	(57,620)	69,099	57,620
Advisory board consulting services (v)	50,000	59,260	–	–
Consulting services (vi)	–	–	40,000	104,000
Consulting services (vii)	25,000	39,640	–	–
Advisory board consulting services (viii)	25,000	52,508	–	–
Consulting services (ix)	5,000	19,952	–	–
	127,500	$ 218,708	559,099	$ 701,620

(i)

On November 1, 2002 the Company entered into an agreement for consulting services.  In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a three-year warrant terminating on October 23, 2005 to purchase up to 20,000 of our common shares at $2.60 per share.

(ii)

On November 1, 2002 the Company entered into an agreement for consulting services.  In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a three-year warrant terminating on October 23, 2005 to purchase up to 2,500 of our common shares at $2.60 per share.

(iii)

On May 14, 2003, the Company entered into an agreement for business development services.  This agreement is subject to certain milestones that if not met may allow Diversinet to terminate the retainer portion of the agreement and /or the entire agreement.  In consideration for the services to be rendered Diversinet will pay a retainer equal to $25,000 per month, which at our discretion may be paid as follows: (i) $25,000 per month in cash, or (ii) $25,000 per month by the issuance of 41,667 common shares per month, or (iii) $20,000 per month in cash and issuance of 8,333 common shares per month.  The Company has elected to pay the first six months by way of 250,000 common shares.

(iv)

On May 14, 2003, the Company entered into an agreement for public relations services.  In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a three-year cashless exercisable warrant terminating on May 12, 2006 to purchase up to 100,000 of our common shares at $0.60 per share and 200,000 common shares, being 16,667 common shares per month for 12 months in regards to the compensation payable by us for these services.  The consultant opted to have a cashless exercise and received 69,099 common shares.

(v)

On July 1, 2003, the Company entered into an agreement for advisory board consulting services.  In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a three-year warrant terminating on June 30, 2006 to purchase up to 50,000 of our common shares at $0.62 per share.

(vi)

On July 1, 2003, the Company entered into an agreement for advisory board consulting services.  In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a five-year warrant terminating on August 1, 2008, vesting equally on a quarterly basis over three years, to purchase up to 25,000 of our common shares at $0.62 per share in regards to the compensation payable by us for these services.

(vii)

On July 17, 2003, the Company entered into an agreement for consulting services.  In consideration for the services to be rendered in accordance with the agreement, Diversinet issued 40,000 of our common shares.

(viii)

On August 20, 2003 the Company entered into an agreement for consulting services.  In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a one-year warrant terminating on August 20, 2004 to purchase up to 25,000 of our common shares at $3.40 per share.

(ix)

On September 1, 2003 the Company entered into an agreement for consulting services.  In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a two-year warrant terminating on September 30, 2005 to purchase up to 5,000 of our common shares at $2.50 per share.

On January 20, 2004, the Company completed a private placement of 1,000,000 common shares and 1,100,000 common share purchase warrants for gross proceeds of $2,000,000.  All the warrants expire on January 15, 2007 with 500,000 vesting immediately and exercisable at $2.00 per share, 350,000 vesting on January 15 2005 and exercisable at a price of $2.05 and the remaining 250,000 warrants vesting on July 15, 2004 and exercisable at a price of $2.05 per share.  The later two vestings will become immediate if any one of a number of significant changes occurs within the Company.  During December 2004, the Company repriced the 350,000 warrants vesting on January 15, 2005 to $0.60 in connection with the financing in (j) below).

On December 20, 2004, the Company completed a private placement of 6,925,000 common shares and 300,000 common share purchase warrants for gross proceeds of $2,650,000.  Each warrant entitles the holder thereof to acquire one common share at a price of $0.40 per common share for a period of up to three years from December 20, 2004.

Professional services:

The following chart summarizes the activity during the year ended December 31, 2004:

	Compensation options and warrants		Common shares
	Number	Amount	Number	Amount
Advisory board consulting services (i)	25,000	$ 45,930	–	$ –
Consulting services (ii)	72,000	100,574	–	–
Consulting services (iii)	15,000	5,464	–	–
Consulting services (iv)	18,000	22,360	–	–
Consulting services (v)	38,000	3,027	–	–
Consulting services (vi)	100,000	4,810	–	–
Consulting services (vii)	20,000	1,202	–	–
Cancelled during 2004 (viii)	(125,000)	(374,940)	–	–
	163,000	(191,573)	–	–

(i)

On January 16, 2004, the Company entered into an agreement for advisory board consulting services.  In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a three-year warrant terminating on January 30, 2006 to purchase up to 25,000 of our common shares at $2.50 per share in regards to the compensation payable by us for these services.

(ii)

On January 31, 2004, the Company entered into an agreement for public relations services.  In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a two-year warrant terminating on January 30, 2006 to purchase up to 72,000 of our common shares at $2.50 per share in regards to partial compensation payable by us for these services.

(iii)

On April 11, 2004 the Company amended an agreement for consulting services dated August 20, 2003.  As additional consideration for the services to be rendered in accordance with the agreement, Diversinet issued a five-year warrant terminating on April 11, 2009 to purchase up to 15,000 of our common shares at $1.90 per share in regards to the compensation payable by us for these services.

(iv)

On May 1, 2004 the Company entered into an agreement for consulting services.  In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a two-year warrant terminating on May 17, 2006 to purchase up to 18,000 of our common shares at $1.65 per share in regards to the compensation payable by us for these services.

(v)

On September 20, 2004, the Company entered into an agreement for corporate marketing. In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a share purchase warrant terminating on December 31, 2005 to purchase up to 38,000 of our common shares at $0.50 per share in regards to the compensation payable by us for these services.

(vi)

On September 20, 2004, the Company entered into an agreement for internal corporate sales providing development and support for the sales message and strategy.  In consideration for the services to be rendered in accordance with the agreement, Diversinet issued a share purchase warrant terminating on December 31, 2005 to purchase up to 100,000 of our common shares at $0.50 per share in regards to the compensation payable by us for these services

(vii)

On September 22, 2004, the Company entered into an agreement for internal legal services.  In part consideration for the services to be rendered in accordance with the agreement, Diversinet issued a share purchase warrant terminating on January 31, 2006 to purchase up to 20,000 of our common shares at $0.50 per share in regards to the compensation payable by us for these services.

(viii)

 Amount related to warrants expiring during the period unexercised.  The value of these warrants has been reclassified to contributed surplus.

1.

Basic and diluted loss per share:

Common shares issuable upon the exercise of options and warrants that could dilute basic loss per share in the future were not included in the computation of diluted loss per share because to do so would have been anti-dilutive for all periods presented.  Anti-dilutive options amounted to 687,686 at December 31, 2004, 783,946 at December 31, 2003 and 739,646 at October 31, 2003 (2002 - 256,979; 2001 - 298,518).  Anti-dilutive warrants amounted to 2,025,404 at December 31, 2004, 905,404 at December 31, 2003 and October 31, 2003 (2002 - 512,904; 2001 - 41,350), respectively.

2.

Interest in joint venture:

On June 4, 2001, the Company entered into an agreement with an Asian company to establish a joint venture to conduct certain of the Company’s Asian activities.  Each party holds a 50% interest in the joint venture.  These financial statements reflect the Company’s proportionate interest in the joint venture’s assets, liabilities, revenue and expenses.  During the second quarter of 2004, the Company received notification from the other joint venture partner of their intent to terminate the joint venture agreement and wind up the joint venture.

The Company’s proportionate share of assets and liabilities of the joint venture is $nil as at December 31, 2004 (2003 - $87,716).  During fiscal 2004, the Company recognized revenue of $nil (2003 - $nil) from sales to the joint venture.

3.

Income taxes:

The tax effects of significant temporary differences representing future tax assets is as follows:

December 31

December 31

October 31

2004

2003

2003

Future tax assets:

Operating loss carryforwards

$

12,270,399

$

10,813,090

$

10,635,743

Capital loss carryforwards

754,249

567,607

558,094

Share issue costs

109,248

121,514

119,478

Research and development costs

3,365,743

2,736,323

2,631,275

Capital assets, accounting basis less than tax basis

6,129,204

5,706,491

5,604,328

22,628,844

19,945,025

19,548,918

Valuation allowance

(22,628,844)

(19,945,025)

(19,548,918)

Net future tax assets

$

–

$

–

$

–

In assessing the realizability of future tax assets, management considers whether it is more likely than not that some portion or all of the future tax assets will not be realized.  The ultimate realization of future tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers projected future taxable income, uncertainties related to the industry in which the Company operates and tax planning strategies in making this assessment.

At December 31, 2004, the Company has non-capital losses available for carryforward for Canadian income tax purposes amounting to $30,943,000.  These losses expire in the following fiscal years:

_________________________________________________________

2005

4,584,000

2006

4,468,000

2007

11,716,000

2008

3,510,000

2009

399,000

2010

4,267,000

2011

1,999,000

$

30,943,000

The Company also has non-capital losses available for carryforward for United States income tax purposes amounting to $2,821,000, expiring between 2018 and 2024.

4.

Segmented information:

The Company operates in a single reportable operating segment.  This segment derives its revenue from the sale of secured wireless and identity management solutions and related products and services.  As at December 31, 2004 - 75%, December 31, 2003 - 60% and October 31, 2003 - 60% (78% - October 31, 2002) of the capital assets were located in Canada, 25% (22% - December and October 31, 2003 nil in October 31, 2002) were located in the United States and 0% (18% - December 31 and October 31, 2003 and 22% - October 31, 2002) in Hong Kong.

A summary of sales to major customers that exceeded 10% of total sales and the approximate amount due from these customers during each of the years in the three-year period ended October 31, 2003 and the fourteen month period ended December 31, 2003, are as follows:

Sales

Accounts Receivable

December 31

December 31 and

October 31

December 31

December 31

2004

October 31, 2003

2002

2004

2003

Customer 1

17%

30%

–

$

183,192

203,752

Customer 2

17%

20%

–

178,417

125,746

Customer 3

–

–

12%

62,293

62,293

Customer 4

–

–

25%

–

–

Customer 5

–

–

28%

–

–

Customer 6

–

–

17%

42,500

42,500

The Company does not consider itself to be economically dependent on any single customer or supplier.

Revenue is attributable to geographic location based on the location of the customer, as follows:

Year end

Year end

Fourteen months

Year end

December 31

December 31

December 31

October 31

2004

2003

2003

2002

Sales:

United States

$

6,776,505

$

8,177,989

$

8,219,149

$

17,259

Canada

116,525

9,665

9,665

204,159

Other

110,000

70,000

70,000

45,082

Asia

41,858

263,862

263,862

443,750

$

7,044,888

$

8,521,516

$

8,562,676

$

710,250

Revenue is attributable as follows:

Year end

Year end

Fourteen months

Year end

December 31

December 31

December 31

October 31

2004

2003

2003

2002

Sales:

Consulting services

$

6,716,001

$

8,192,756

$

8,202,336

$

207,192

Licensing

328,887

328,760

360,340

503,058

$

7,044,888

$

8,521,516

$

8,562,676

$

710,250

5.

Commitments and contingencies:

(a)

Litigation:

Management is of the opinion that the claims listed below are without merit and will not materially impact the Company.  As a result, no provision for loss has been made in these consolidated financial statements.

(i)

During fiscal 2000, the Company and its wholly owned Barbados subsidiary, The Instant Publisher Ltd., were sued by a company that alleged that the Company breached a dealer agreement entered into in 1995 by the Company’s former printing business and is seeking damages of $1,533,950 and damages of $25,000,000 for loss of reputation and loss of opportunity, pre-judgment and post-judgment interest, and costs.

(ii)

One of the Company’s wholly owned subsidiaries is being sued in Bankruptcy Court by a company alleging the subsidiary received preferential payments.  The plaintiff is seeking to receive $200,000.

(iii)

In addition to the above, in the ordinary course of business, the Company and its subsidiaries have legal proceedings brought against them.

(b)

Lease commitments:

Total future minimum lease payments including operating costs are as follows:

2005

$

527,969

2006

379,639

$

907,608

6.

Stock incentive plan:

The Company grants options to certain employees, officers, directors and consultants under a share option plan (the “Plan”), enabling them to purchase common shares of the Company.  The exercise price of an option under the Plan may not be less than the current market price of common shares on the day immediately proceeding the day the share option was granted.  The Plan provides that the number of common shares reserved for issuance under the Plan shall not exceed 1,770,006 common shares (being 2,014,794 options reserved for issuance less 244,788 exercised to date).  These options generally vest on a quarterly basis over three years and expire five years after the date of grant.  As at December 31, 2004, the number of common shares reserved for future issues of stock options amounts to 616,520.

The following table summarizes information about stock options outstanding at December 31, 2004:

Options outstanding				Options vested
Range of exercise price	Number outstanding	Weighted average remaining contractual life – years	Weighted average exercise price	Number exercisable	Weighted average exercise price
$0.37 – $2.45	1,077,100	3.55	$ 1.48	648,433	$ 1.26
$3.70 – $6.10	41,526	2.56	5.07	34,478	5.12
$12.40 – $24.06	26,460	1.43	15.48	26,460	15.48
$64.69 – $96.56	8,400	0.30	67.54	8,400	67.54
	1,153,486	2.75	$ 2.41	717,771	$ 2.75

Changes for the employee stock option plan during the twelve month period ended December 31, 2004 were as follows:

	Year ended 2004		Year ended 2003
	Number of shares	Weighted average exercise price	Number of shares	Weighted average exercise price
Options outstanding, beginning of year	1,118,846	$ 5.45	286,979	$ 22.28
Options granted	451,300	0.37	940,600	2.00
Options exercised	(29,914)	0.62	(83)	0.62
Options cancelled	(386,746)	9.61	(108,650)	20.96
Options outstanding, end of year	1,153,486	2.41	1,118,846	5.45
Options exercisable, end of year	717,771	2.75	248,860	16.23
Weighted average fair value of options granted during the year		$ 0.76		$ 1.61

7.

Financial instruments and risk management:

The Company is exposed to the following risks related to financial assets and liabilities:

(a)

Currency risk:

The Company is subject to currency risk through its activities in Canada, United Kingdom, Europe and Asia.  Unfavourable changes in the exchange rate may affect the operating results of the Company.

The Company does not actively use derivative instruments to reduce its exposure to foreign currency risk.  However, dependent on the nature, amount and timing of foreign currency receipts and payments, the Company may enter into forward exchange contracts to mitigate the associated risks.  The Company has not entered into such contracts at December 31, 2004 and 2003.

(b)

Fair values:

The fair values of the Company’s financial instruments approximate their carrying amounts due to their short-term nature.

(c)

Credit risk:

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash equivalents, short-term investments and accounts receivable.  Cash equivalents and short-term investments are maintained at high-quality financial institutions.

The Company generally does not require collateral for sales on credit.  The Company closely monitors extensions of credit.  Management assesses the need for allowances for potential credit losses by considering the credit risk of specific customers, historical trends and other information.

Valuation Accounts and Reserves:

December 31

December 31

October 31

Allowance for Doubtful Accounts

2004

2003

2002

Opening balance

$

235,582

$

-

$

-

Additions (deductions)

15,991

235,582

-

Closing balance

$

251,573

$

235,582

$

-

Additions (deductions) to the allowance to doubtful accounts are charged to the income statement through the bad debt expense as part of the general and administrative account.

8.

Related party transactions:

Related party transactions are in the normal course of operations and are measured at the exchange amount, which is the amount established and agreed to by the related parties.

A member of the Company’s advisory board, and subsequent to year end, the Board, received consideration relating to services performed during the year of 1,100,000 share purchase warrants (750,000 exercisable at $2.05 and 350,000 exercisable at $0.60 per common share) valued at $1,593,710 as well as 300,000 common shares and 300,000 share purchase warrants (exercisable at $0.40 per common share) valued at $97,140 relating to private placements (note 6i and 6j).

9.

Reconciliation of Canadian and United States generally accepted accounting principles (“GAAP”):

The consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles.  Material differences between Canadian and United States generally accepted accounting principles are described below.

December 31

December 31

October 31

October 31

2004

2003

2003

2002

Share capital:

Canadian GAAP

$

52,445,135

$

49,191,482

$

49,201,868

$

40,677,545

Elimination of reduction

 of share capital (a)

30,089,054

30,089,054

30,089,054

30,089,054

U.S. GAAP

$

82,534,189

$

79,280,536

$

79,290,922

$

70,766,599

Deficit and comprehensive loss:

Canadian GAAP

$

(49,185,491)

$

(41,481,762)

$

(40,697,816)

$

(35,863,688)

Elimination of reduction

 of share capital (a)

(30,089,054)

(30,089,054)

(30,089,054)

(30,089,054)

Compensation expense (b)

(991,696)

(991,696)

(991,696)

(991,696)

Compensation expense (b)

577,549

–

–

–

Stock Based Compensation (b)

186,887

–

–

–

U.S. GAAP

$

(79,501,805)

$

(72,562,512)

$

(71,778,566,)

$

(66,944,438)

Consolidated statements of loss:

Loss under Canadian GAAP$

(7,516,842)

$

(4,958,701)

$

(4,834,128)

$

(4,064,673)

Compensation expense (b)

577,549

–

–

(35,052)

Loss under U.S. GAAP

$

(6,939,293)

$

(4,958,701)

$

(4,834,128)

$

(4,099,725)

Basic and diluted loss per share

under U.S. GAAP

$

(0.57)

$

(0.71)

$

(0.85)

$

(1.38)

Loss under U.S. GAAP

$

(6,939,293)

$

(4,958,701)

$

(4,834,128)

$

(4,099,725)

Other comprehensive loss

(income) being cumulative

translation adjustment (c)

–

(477,210)

(490,602)

(1,936,534)

Comprehensive loss under

U.S. GAAP

$

(6,939,293)

$

(5,435,911)

$

(5,324,730)

$

(6,036,259)

(a)

Share capital and deficit:

On March 1, 1999, the shareholders approved a resolution to reduce the stated capital of the Company by $30,089,054 to eliminate the deficit as at October 31, 1999.  Under Canadian GAAP, a reduction of the carrying amount of share capital of outstanding common shares is allowed with a corresponding offset to deficit.  This reclassification, which the Company made in 2000 to eliminate the deficit that existed at October 31, 1999, did not meet the criteria specified by U.S. GAAP and results in an increase to share capital with a corresponding increase in deficit of $30,089,054.

(b)

Options to consultants:

(i)

Effective November 1, 2002, the Company adopted the new CICA Handbook section 3870, “Stock-Based compensation and Other Stock Based Payments”.  As a result, the Company has recognized compensation expense on options issued to consultants in the current period.  This resulted in no U.S. GAAP differences in 2004 and 2003.  Prior to the adoption of 3870, the company did not recognize compensation expense when stock or stock options were issued to consultants.  Any consideration paid on exercise of stock options or purchase of stock was credit to share capital.  As a result of stock-based compensatory events that occurred prior to the adoption of CICA 3870, deficit under Canadian GAAP is $991,696 lower than the deficit recorded under U.S. GAAP.

(ii)

Effective January 1, 2004 Canadian GAAP requires the Company to estimate the fair value of stock-based compensation granted to employees and to expense this amount over the estimated vesting period of stock options.  This standard was adopted retroactively without restatement and the fair value of stock options granted to employees since the beginning of fiscal 2003 was determined and an adjustment of $186,887 representing the expense for fiscal purposes, the Company follows the intrinsic value method and no stock based compensation was recorded as the exercise price on stock options granted to employees was the same as the market price at the date of grant. During the year ended December 31, 2004, the Company recorded compensation expense for CDN GAAP of $503,148 relating to employee stock options for which there was no corresponding expense under the US GAAP.

(a)

Other comprehensive loss (income):

FASB Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (SFAS 130”) requires disclosure of comprehensive income, which includes reported net income as adjusted for other comprehensive income.  Other comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources.

(d)

Interest in joint venture:

Canadian GAAP requires the proportionate consolidation of interests in joint ventures.  Proportionate consolidation is not permitted under U.S. GAAP and interests in joint ventures are accounted for on the equity basis.  However, as allowed by the Securities and Exchange Commission (“SEC”), reclassification is not required in a SEC filing when specified criteria are met and information disclosed.  These criteria have been met and the information is disclosed in note 8.

Although the adoption of proportionate consolidation has no impact on net earnings or shareholders’ equity, it does increase assets, liabilities, revenue, expenses and cash flows from operations from those amounts otherwise reported under U.S. GAAP.

(e)

Short-term investments:

Short-term investments consist of corporate debt securities.  For U.S. GAAP purposes, the Company classifies its debt securities as available-for-sale, which are recorded at fair value.

Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of other comprehensive income until realized.  Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis.  During the periods presented, there have been no unrealized holding gains or losses on short-term investments.

A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary results in a reduction in carrying amount to fair value.  The impairment is charged to earnings and a new cost basis for the security is established.

(f)

Notes to consolidated financial statements:

In order to comply with U.S. GAAP, the following notes to the consolidated financial statements would need to be added:

(i)

Stock-based compensation plan:

Under U.S. GAAP, for any stock options with an exercise price that is less than the market price on the date of grant, the difference between the exercise price and the market price on the date of grant is recorded as compensation expense (“intrinsic value-based method”).  As the Company grants stock options at the fair market value of the shares on the day immediately preceding the date of the grant of the options, no compensation expense is recognized under the intrinsic value-based method.

SFAS No. 123, Accounting for Stock-Based Compensation, requires pro forma disclosures of net income and earnings per share, as if the fair value-based method as opposed to the intrinsic value-based method of accounting for employee stock options had been applied.  The disclosures in the following table show the Company’s loss for the year and loss per share on a pro forma basis using the fair value method as determined by using the Black-Scholes option-pricing model.  Assumptions used when valuing the options at their date of grant using in the Black-Scholes option pricing model include: risk-free interest rate of 3.092%, estimated life of three years, expected divided yield of 0% and volatility of 150%.

December 31

December 31

October 31

October 31

2004

2003

2003

2002

Loss under U.S. GAAP

$

(6,939,293)

$

(4,958,701)

$

(4,834,128)

$

(4,099,725)

Compensation expense

1,529,532

1,281,680

1,283,886

4,258,204

Pro forma loss under

U.S. GAAP

(8,468,825)

(6,240,381)

(6,118,014)

(8,357,929)

Pro forma loss per common share:

Basic and diluted

(0.70)

(0.89)

(1.07)

(2.81)

Weighted average number of

common shares

12,144,565

7,022,447

5,715,423

2,971,692

(ii)

Recent accounting pronouncements:

In July 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” which requires companies to recognized costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan.  SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002.  The Company does not believe that adoption of SFAS No. 146 will have a material effect on its results of operations and financial position.

In December 2001, the Accounting Standards Board in Canada issued CICA Handbook Section 3870 “Stock-Based Compensation and Other Stock-Based Payments”.  This section establishes standards for the recognition, measurement, and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services provided by employees and non-employees.  It applies to transactions in which shares of common stock, stock options, or other equity instruments are granted or liabilities incurred based on the price of common stock or other equity instruments. The Company will adopt Section 3870 for its fiscal year beginning November 1, 2002.  The adoption of this standard will not have a material impact on the Company’s financial position or results of operations.

In January 2003, the FASB issued interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”).  Its consolidation provisions are applicable for all newly created entities created after January 31, 2003, and are applicable to existing variable interest entities as of the beginning of the Company’s fiscal year being January 1, 2004.  With respect to entities that do not quality to be assess for consolidation based on voting interests, FIN 46 generally requires a company that has variable interests that will absorb a majority of the variable interests expected losses if they occur, or both, to consolidate that variable interest entity.  For periods prior to FIN 46’s effective date, certain disclosures will be required if it is reasonably possible that the Company will have a significant variable interest in or be the primary beneficiary of a variable interest entity when FIN 46 guidance if effective.  The adoption of this standard will have no material impact on its financial results or operations or cash flows.

1.

Subsequent events:

In February 2005 DSS completed an asset sale agreement whereby it sold the majority of its current assets, capital assets, current liabilities, consultant and customer accounts for $250,000.  Diversinet also entered into a guarantee agreement with respect to the asset purchase agreement whereby Diversinet will provide an indemnification for DSS’ obligations to the purchaser.  As part of the guarantee agreement, Diversinet is entitled to a five year annual guarantee fee of up to $120,000 per year based on certain gross profit and net profit criteria of the purchaser.

AUDITORS’ REPORT TO THE BOARD OF DIRECTORS

We have audited the accompanying balance sheets of Caradas, Inc. as at December 31, 2002 and 2001 and the related statements of earnings, stockholder’s equity (deficiency) and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has incurred significant losses from operations which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KPMG LLP

Chartered Accountants

Toronto, Canada

September 9, 2003

Caradas, Inc.

Balance Sheets

December 31, 2002 and 2001

(Expressed in U.S. dollars)

	2002	2001
Assets

Current assets:
Cash and cash equivalents	$ 54,833	$ 131,134
Accounts receivable, net of allowance for doubtful accounts of nil (2001 - nil)	399,401	648,465
Prepaids and deposits	14,125	5,700
Total current assets	468,359	785,299

Fixed assets, net (note 3)	195,369	104,359

Total assets	$ 663,728	$ 889,658

Liabilities and stockholders’ equity (deficiency)

Current liabilities:
Bank indebtedness (note 4)	$ 206,379	$ -
Accounts payable	98,465	67,124
Accrued liabilities (note 5)	93,575	24,202
Deferred revenue	243,085	141,368
Stockholder advances (note 7)	46,900	143,112
Current portion of capital lease (note 6)	15,236	-
Total current liabilities	703,640	375,806

Long term portion of capital lease (note 6)	22,930	-

Stockholders’ equity (deficiency)
Common stock, $.001 par value: Authorized: 10,970,000 common shares Issued and outstanding: 8,316,496 common shares (2001 – 8,264,416)	8,317	8,264
Paid up capital	69,492	33,917
Retained earnings (deficit)	(140,651)	471,671
Total stockholders’ equity (deficiency)	(62,842)	513,852

Commitments and contingencies (note 9)
Subsequent events (note 13)

Total liabilities and stockholders’ equity (deficiency)	$ 663,728	$ 889,658

See accompanying notes to financial statements.

Caradas, Inc.

Statements of Earnings

Years Ended December 31, 2002 and 2001

(Expressed in U.S. dollars)

	2002	2001

Revenues (note 12)	$ 4,123,673	$ 2,801,590
Cost of sales	2,022,252	1,215,327

Gross profit	2,101,421	1,586,263
Research and development	939,624	416,762
Sales and marketing	1,044,675	396,255
General and administrative	666,647	260,782
Depreciation and amortization	52,508	13,905
Income (loss) before the following:	(602,033)	498,559
Other interest expense	7,538	300
Interest expense on capital lease	2,751	-
Income (loss) for the year	$ (612,322)	$ 498,259

See accompanying notes to financial statements.

Statements of Stockholders’ Equity (Deficiency)

Years Ended December 31, 2002 and 2001

(Expressed in U.S. dollars)

	Common stock		Paid-up capital	Retained earnings (deficit)	Total stockholders’ equity (deficiency)
	Number	Amount
Stockholders’ equity January 1, 2001	8,250,000	$ 8,250	$ 33,196	$ (26,588)	$ 14,858
Additional contributions during the year			721		721
Stock options exercised during the year	14,416	14			14
Income for the year				498,259	498,259
Stockholders’ equity December 31, 2001	8,264,416	8,264	33,917	471,671	513,852
Additional contributions during the year			35,575		35,575
Stock options exercised during the year	52,080	53			53
Loss for the year				(612,322)	(612,322)
Stockholders’ equity (deficiency) December 31, 2002	8,316,496	$ 8,317	$ 69,492	$ (140,651)	$ (62,842)

See accompanying notes to financial statements

Caradas, Inc.

Statements of Cash Flows

Years Ended December 31, 2002 and 2001

(Expressed in U.S. dollars)

	2002	2001

OPERATING ACTIVITIES
Income (loss) for the year	$ (612,322)	$ 498,259
Add (deduct) items not requiring an outlay of cash:
Depreciation and amortization	52,508	13,905
Changes in non-cash working capital items related to operations:
Accounts receivable	249,064	(648,466)
Prepaids and deposits	(8,425)	(5,700)
Accounts payable	31,341	67,124
Accrued liabilities	69,373	24,202
Deferred revenue	101,717	141,368
Cash provided by (used in) operating activities	(116,744)	90,692

FINANCING ACTIVITIES
Capital lease payments	(11,233)	-
Stockholders’ advances	(96,212)	143,112
Exercise of stock options and additional paid up capital contributions	35,628	721
Bank indebtedness advances	281,379	-
Bank indebtedness repayments	(75,000)	-
Cash provided by financing activities	134,562	143,833

INVESTING ACTIVITIES
Additions to fixed assets	(94,119)	(116,722)
Cash used in investing activities	(94,119)	(116,722)

Net increase (decrease) in cash and cash equivalents during the year	(76,301)	117,803

Cash and cash equivalents, beginning of the year	131,134	13,331

Cash and cash equivalents, end of the year	$ 54,833	$ 131,134

Supplemental cash flow information:
Interest paid	$ 10,289	$ -
Supplemental disclosure of non-cash investing activities
Fixed assets acquired under capital lease	$ 49,399	$ -

See accompanying notes to financial statements.

Caradas, Inc.

Notes to Financial Statements

Years ended December 31, 2002 and 2001

(Expressed in U.S. dollars)

Caradas, Inc. (“Caradas or the “Company”) is a credential management provider to the enterprise, financial and retail markets. Caradas provides ‘smart card enablement’ to these markets which demand open, secure, next generation multi-application solutions in both the physical and digital environments, with robust identity and authentication that seamlessly connects with continuously updated, smart card-aware applications.

1.

Future operations:

These financial statements have been prepared on a going concern basis, which assumes the Company will continue in operation for the foreseeable future and be able to realize its assets and satisfy its liabilities in its normal course of business.  Certain conditions and events exist that cast substantial doubt on the Company's ability to continue as a going concern.

The Company has incurred significant losses and used significant amounts of cash in operating activities in the year ended December 31, 2002.

Continued operations depend upon the Company's ability to generate future profitable operations and/or obtain additional financing to fund future operations and, ultimately, to generate positive cash flows from operating activities.  There can be no assurance that the Company will be successful in obtaining additional financing or generating future profitable operations.

Should the Company be unable to generate positive cash flows from operations or secure additional financing in the foreseeable future, the application of the going concern principle for financial statement reporting purposes may no longer be appropriate.  These financial statements do not include any adjustments related to the valuation or classification of recorded asset amounts or the amounts or classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

2.

Significant accounting policies:

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.  Significant accounting policies adopted by the Company are as follows:

a)

Revenue Recognition:

Consulting revenues are recognized on a time and materials basis, or on a percentage of completion basis, depending on the contract, as employees and subcontractors provide services. Revenue from time and materials service contracts are recognized as the services are provided.  Revenue from fixed price long-term contracts is recognized over the contract term based on the percentage of services provided during the period compared to the total estimated services to be provided over the entire contract.  Losses on contracts are recognized during the period in which the loss first becomes probable and reasonably estimable. Contract losses are determined to be the amount by which the estimated direct and indirect costs of the contract exceed the estimated total revenues that will be generated by the contract. Revenue recognized in excess of billings is recorded as unbilled services.  Billings in excess of revenue recognized are recorded as deferred revenue until the above revenue recognition criteria are met.  Reimbursements, including those relating to travel and other out-of-pocket expenses, and other similar third-party costs, are included in Revenues.

Revenue from software license agreements is recognized upon execution of a license agreement and the shipment of the software, as long as all vendor obligations have been satisfied, the license fee is fixed and determinable and collection of the license fees is probable.  Revenue from the sale of additional software products is recognized as software is delivered.

Revenue earned on software arrangements involving multiple elements (i.e., software products, upgrades/enhancements, post contract customer support, installation, training, etc.) is allocated to each element based on vendor specific objective evidence of relative fair value of the elements. When arrangements contain multiple elements and vendor specific objective evidence only exists for all undelivered elements, the Company recognizes revenue for the delivered elements using the residual method, whereby the total arrangement fee is assigned to the undelivered elements based on their fair value, with the residual assigned to the delivered elements and recognized.  For arrangements containing multiple elements where vendor specific objective evidence does not exist for all undelivered elements, revenue for the delivered and undelivered elements is deferred until either vendor specific objective evidence exists for the remaining undelivered elements or all elements have been delivered.  The revenue allocated to post contract customer support is recognized ratably over the term of the support and revenue allocated to service elements (such as training and installation) is recognized as the services are performed.

The Company’s sales arrangements generally include standard payment terms ranging up to 90 days.  The Company provides a limited product warranty, the costs of which have historically been insignificant.

Amounts received in advance of revenue recognition are recorded as deferred revenue.

b)

Cash and cash equivalents:

Cash and cash equivalents include cash on hand and short-term investments in money market instruments with original maturities of 90 days or less when acquired.

c)

Accounts receivable:

When considered necessary by management, accounts receivable are stated net of an allowance for doubtful accounts.  The allowance is established via a provision for bad debts charged to operations. On a periodic basis, management evaluates its accounts receivable and establishes or adjusts its allowance to an amount that it believes will be adequate to absorb possible losses on accounts that may become uncollectible, based on evaluations of the collectibility of individual accounts, the company’s history of prior loss experience and on current economic conditions. Accounts are charged against the allowance when management believes that the collectibility of the specific account is unlikely. The accompanying balance sheet at December 31, 2002 does not include an allowance for doubtful accounts, as one was not considered necessary by management.

d)

Fixed assets:

Fixed assets are stated at cost less accumulated depreciation and amortization. Expenditures for acquisitions and improvements that significantly extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred.

Depreciation and amortization on fixed assets is provided over the estimates useful lives of the assets using the straight line method over the following periods:

Equipment

5 years

Computer software

3 years

Furniture and fixtures

7 years

Upon the occurrence of specific triggering events, the Company regularly reviews the carrying value of its fixed assets by comparing the carrying amount of the asset to the expected future undiscounted cash flows to be generated by the assets.  If the carrying value exceeds the amount recoverable, a write-down of the asset to its estimated fair value is charged to the statement of earnings.

e)

Income Taxes:

The Company is an S Corporation under the applicable provisions of federal and state income tax statutes.  As an S Corporation, taxable income or loss is passed through directly to the stockholders.

f)

Stock- based compensation:

The Company has elected to follow the intrinsic method of Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees”, and related interpretations, in accounting for its employee stock options.  Under APB 25, deferred stock-based compensation is recorded at the option grant date in an amount equal to the difference between the fair market value of a common share and the exercise price of the option.  Deferred stock-based compensation resulting from employee option grants is amortized over the vesting period of the individual options.  The Company applies the fair value method of Financial Accounting Standards Board (“FAS 123”), “Accounting for Stock-Based Compensation” for valuing options granted to non-employees.

g)

Comprehensive income:

FAS No. 130, “Reporting Comprehensive Income”, issued by the Financial Accounting Standards Board establishes standards for the reporting and presentation of comprehensive income. This standard defines comprehensive income as the changes in equity of an enterprise, except those resulting from stockholder transactions. For all years presented, the income (loss) for the year is the same as comprehensive income (loss) for the year.

h)

Use of estimates:

The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these financial statements and the reported amounts of revenue and expenses during the year.  Actual results could differ from those estimates.

i)

Recent accounting pronouncements:

In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of the Financial Accounting Standards Board Statements No. 5, 57 and 107 and a rescission of the Financial Accounting Standards Board Interpretation No. 34. This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. The Interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of the Interpretation are applicable to guarantees issued or modified after December 31, 2002 and are not expected to have a material effect on the Company's financial statements. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 31, 2002.

1.

Fixed assets:

Accumulated

Net book

2002

Cost

depreciation

value

and amortization

Equipment

$

228,301

$

54,949

$

173,352

Computer software

26,359

9,976

16,383

Furniture and fixtures

7,122

1,488

5,634

$

261,782

$

66,413

$

195,369

In 2002, depreciation and amortization expense amounted to $52,508.

Accumulated

Net book

2001

Cost

depreciation

value

and amortization

Equipment

$

94,665

$

10,625

$

84,040

Computer software

16,749

2,791

13,958

Furniture and fixtures

6,850

489

6,361

$

118,264

$

13,905

$

104,359

In 2001, depreciation and amortization expense amounted to $13,905.

2.

Bank indebtedness:

Bank indebtedness in the amount of $206,379 (2001 – nil) represents a revolving credit facility payable on demand and bearing interest at a floating rate per annum equal to the sum of the prime rate plus 1%.

The bank indebtedness is collateralized by a first security interest in all personal property of the Company and is personally guaranteed by two of the officers of the Company. The Company may borrow up to $300,000 based on a percentage of allowable accounts receivable.

3.

Accrued liabilities:

2002

2001

Remuneration

$

64,186

$

-

Professional fees

12,000

9,680

Miscellaneous

17,389

14,522

$

93,575

$

24,202

4.

Capital lease:

This lease bears interest at 8.25% per annum and is repayable in monthly principal and interest installments of $1,554 through March of 2005.  The obligation is secured by certain fixed assets of the Company.

Year ending December 31:
2003	$ 18,646
2004	18,646
2005	4,661
Total minimum payments	41,953
Less amount representing interest (at a rate of 8.25%)	3,787
Present value of net minimum capital lease payments	38,166
Less current portion	15,236
$ 22,930

5.

Related party transactions:

In 2001, the Company received a loan of $143,100 from its president/stockholder. During 2002, the Company borrowed an additional $25,000. As of December 31, 2002, the Company had repaid $121,200, resulting in an amount due to the president/stockholder of approximately $46,900. The loan has no formal repayment terms and is non-interest bearing.

During 2002, the Company purchased equipment, software, administrative services and IT services from three different corporations that are partially owned by an officer/stockholder of the Company. In addition, the Company occupies a portion of office space leased by one of the related corporations and pays an allocated portion of the rent. The Company purchased goods and services of approximately $77,720 and approximately $101,640 of equipment from these related corporations during 2002. At December 31, 2002 the amount owed to these corporations totaled $37,760 which is included in accounts payable.

In 2002, the Company granted 2,500 stock options at an exercise price of $.05 each to an employee of a corporation that is partially owned by an officer of the Company.

6.

Financial instruments and risk management:

The Company is exposed to the following risks related to financial assets and liabilities:

(a)

Fair values:

The fair values of the Company's current financial instruments other than stockholder advances approximate their carrying amounts due to their short-term nature.  The fair value of the Company’s capital lease approximates its carrying value as it bears an interest rate that is at the current market rate.  The fair value of the stockholder advances is not determinable due to its related party nature and terms.

(b)

Credit risk:

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash equivalents and accounts receivable.  Cash equivalents are maintained at high-quality financial institutions.

The Company generally does not require collateral for sales on credit.  The Company closely monitors extensions of credit.  Management assesses the need for allowances for potential credit losses by considering the credit risk of specific customers, historical trends and other information.

A summary of sales to major customers that exceeded 10% of total sales during each of the years ended December 31, 2002 and 2001, and the approximate amount due from these customers, as of December 31, 2002, are as follows:

Sales

Accounts

2002

2001

receivable

Customer 1

20%

32%

$

34,239

Customer 2

20%

10%

159,415

Customer 3

15%

2%

-

Customer 4

13%

29%

-

Customer 5

-

10%

-

The Company does not consider itself to be economically dependent on any single customer or supplier.

All revenue is attributable to geographic location based on the location of the customer.  All revenue was attributable to the United States in the fiscal years ended December 31, 2002 and 2001.

7.

Commitments and contingencies:

(a) Lease commitments:

Total future minimum operating lease payments including operating costs are as follows:

2003

$

62,138

2004

46,603

$

108,741

The rent expense was $68,838 and $54,537 in 2002 and 2001, respectively.

8.

Profit-Sharing Plan:

On January 1, 2002, the Company implemented a profit-sharing plan that includes a 401(k) feature which covers substantially all of its employees.

The profit-sharing section of the plan is noncontributory and there is no minimum annual contribution required under the plan. Company contributions to the plan are determined at the discretion of the Board of Directors. Employees must complete three years of service after which they are 100% vested in the plan. There were no contributions for the year ended December 31, 2002.

The 401(k) section of the plan allows employees to contribute up to 20% of qualified compensation on a salary reduction basis. Employees must complete three months of service and attain the age of 18 years to be eligible.

9.

Stock Option Plan:

In 1999, the Company adopted the “1999 Amended and Restated Stock Option/Issuance Plan Stock” (the “incentive plan”). Under the incentive plan, 2,657,500 options for the purchase of shares of Common Stock may be granted. The incentive plan allows the granting of incentive stock options to employees, and nonqualified options to employees, directors and consultants. The Board of Directors is responsible for administration of the incentive plan. The Board of Directors determines the option exercise price and number of shares for which each option is granted.

The option price for the incentive stock options and nonqualified stock options may not be less than the fair market value on the date the option is granted. The majority of the qualified options granted under the incentive plan vest 33% on the one year anniversary of issuance, and subsequently vest 8.375% per quarter for the next two years. However, the vesting for certain qualified options granted under the incentive plan have alternate vesting schedules based on the Board’s instructions at the time of the grant. Nonqualified options vest based on the Board’s instructions at the time of the grant. Incentive stock options expire ten years from the grant date, while nonqualified stock options expire no more than five years from the grant date.

FAS 123 requires pro forma disclosure of net income, as if the fair value based method as opposed to the intrinsic value based method of accounting for employee stock options had been applied.

Had compensation cost for the Company’s stock option plans been determined based on the fair value at the date of grant, consistent with the provision of FAS 123, the effect on net loss would be as follows for the year ended December 31, 2002 and 2001.

2002

2001

Net income (loss)

$

(612,322)

$

498,259

Stock compensation expense

29,000

2,129

Pro forma net income (loss)

(641,322)

496,130

For the year ended December 31, 2002 and 2001, the following assumptions were used in computing the proforma amounts. The fair value of the options at grant date was estimated using the minimum value method with the following assumptions: expected volatility of 0%; risk free interest rate of 3%; expected lives of 5 or 10 years. The effects of applying FAS 123 in this proforma disclosure is not indicative of future amounts.

 The following table summarizes information about stock options outstanding at December 31, 2002:

Options outstanding				Options vested
Exercise price	Number outstanding	Weighted average remaining contractual life	Weighted average exercise price	Number exercisable	Weighted average exercise price
$ .05	1,796,504	6.33	$ .05	1,204,004	$ .05
$ .50	492,500	8.78	$ .50	137,834	$ .50
	2,289,004	6.86	$ .15	1,341,838	$ .10

Changes for the employee stock option plan during the years ended December 31, 2002 and 2001 were as follows:

	2002		2001
	Number	Weighted average exercise price	Number	Weighted average exercise price
Options outstanding, beginning of year	1,996,084	$ .08	-	$ -
Options granted	465,250.50		2,020,500.08
Options exercised	(52,080)	.05	(14,416)	.05
Options cancelled	(120,250)	.50	(10,000)	.05
Options outstanding, end of year	2,289,004	$ .15	1,996,084	$ .10
Options exercisable, end of year	1,341,838	$ .08	106,418	$ .10

10.

Revenues

Revenue by source is as follows:

Revenue type

Dec 31, 2002

Dec 31, 2001

Consulting

3,930,405

2,657,840

Product sales

47,793

143,750

Customer support

145,475

-

 Total

4,123,673

2,801,590

11.

Subsequent Events:

(a)

Increase in authorized number of shares

On February 12, 2003, the Company’s Board of Directors voted to increase the number of authorized shares of Common Stock to 20,000,000. In connection with the increase, the amount of options that may be granted under the stock option plan (Note 11) was increased to 9,366,438 shares. Stock option activity for the six-month period ended June 30, 2003 is summarized below:

Weighted average

Number

of shares

Exercise price

Outstanding at December 31, 2002

2,289,004

$.15

Granted

7,614,619

.01

Expired/forfeited

  (812,500)

.17

 Outstanding at April 30, 2003

9,091,123

$.03

(b)

Acquisition by Diversinet Corp.

On September 1, 2003, 100% of the outstanding shares of Caradas, Inc. were acquired by Diversinet Corp. The aggregate consideration was 1,417,500 Diversinet common shares and 200,000 share purchase warrants.   The share purchase warrants are exercisable at U.S.$2.45 per share for five years.  The share purchase warrants will vest to the holder quarterly over three years.  The acquisition will be accounted for using the purchase method.

FINANCIAL STATEMENTS

CARADAS, INC.

For the Six Months Ended June 30, 2003

(Unaudited)

Caradas, Inc.
BALANCE SHEETS
[in U.S. dollars]

	June 30	December
	2003	2002
	$	$
	(Unaudited)
ASSETS
Current
Cash and cash equivalents	140,779	54,833
Accounts receivable net of allowance for doubtful accounts	371,410	399,401
Prepaid and deposits	11,016	14,125
Total current assets	523,205	468,359
Fixed assets, net	167,937	195,369
Total assets	691,142	663,728

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable	140,152	98,465
Accrued liabilities	98,388	93,575
Loan from stockholder	14,746	46,900
Current portion of capital lease	16,774	15,236
Bank indebtedness	188,025	206,379
Deferred revenue	148,259	243,085
Total current liabilities	606,344	703,640
Long term portion of capital lease	13,449	22,930
Total liabilities	619,793	726,570

Shareholders’ equity
Share capital	8,966	8,317
Paid up capital	1,007,474	69,492
Deficit	(945,091)	(140,651)
Total shareholders’ equity	71,349	(62,842)
Total liabilities and shareholders' equity	691,142	663,728

See accompanying notes to interim consolidated financial statements.

Caradas, Inc.
STATEMENTS OF INCOME (LOSS) AND RETAINED EARNINGS (DEFICIT)
[in U.S. dollars]

Six months ended June 30, 2003
(Unaudited)

	2003	2002
	$	$

REVENUE	1,725,064	2,234,400

Cost of sales	630,716	1,111,957
Gross margin	1,094,348	1,122,443

EXPENSES
Research and development	702,247	671,625
Sales and marketing	366,339	561,293
General and administrative	791,817	460,535
Depreciation and amortization	27,432	23,515
	1,887,835	1,716,968
Loss before the following	(793,487)	(594,525)
Other interest expense	9,513	1,578
Interest expense on capital lease	1,440	994
Loss for the period	(804,440)	(597,097)

Retained earnings( (deficit), beginning of period	(140,651)	725,723
Loss for the period	(804,440)	(597,097)
Deficit, end of period	(945,091)	128,626

See accompanying notes to interim consolidated financial statements.

Caradas, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
[in U.S. dollars]
Six months ended June 30, 2003
(Unaudited)
	2003	2002
	$	$

OPERATING ACTIVITIES
Loss for the period	(804,440)	(597,097)
Add (deduct) items not requiring an outlay of cash:
Depreciation and amortization	27,432	23,515
Stock - based compensation	885,232
Changes in non-cash working capital items related to operations:
Accounts receivable and other receivables	27,991	(9,781)
Prepaid expenses	3,109
Accounts payable and accrued liabilities	46,500	206,378
Deferred revenue	(94,826)	315,361
Cash used in operating activities	90,998	(61,624)

FINANCING ACTIVITIES
Capital lease payments	(7,943)	-
Stockholder advances	(32,154)	-
Issue of common shares	649	-
Additional paid up capital contributions	52,750	2,603
Bank indebtedness advances	85,716	181,379
Bank indebtedness repayments	(104,070)	-
Cash provided by (used in) financing activities	(5,052)	183,982

INVESTING ACTIVITIES
Additions to capital assets		(75,603)
Cash provided by (used in) investing activities	-	(75,603)

Net increase (decrease) in cash and cash equivalents during the period	85,946	46,755

Cash and cash equivalents, beginning of the period	54,833	131,134

Cash and cash equivalents, end of the period	140,779	177,889

Supplemental cash flow information:
Interest paid	10,953	2,572
Supplemental disclosure of non-cash investing activities:
Fixed assets acquired under capital lease	-	49,399
See accompanying notes to interim consolidated financial statements.

Caradas, Inc.

NOTES TO INTERIM FINANCIAL STATEMENTS

(Unaudited)

(Amounts expressed in US dollars)

Six months ended June 30, 2003

Caradas, Inc. ('Caradas or the “Company”) is a credential management provider to the enterprise, financial and retail markets. Caradas provides ‘smart card enablement’ to these markets which demand open, secure, next generation multi-application solutions in both the physical and digital environments, with robust identity and authentication that seamlessly connects with continuously updated, smart card-aware applications.

1.  Future Operations

These interim financial statements have been prepared on a going concern basis, which assumes the Company will continue in operation in the foreseeable future and be able to realize assets and satisfy liabilities in its normal course of business.  Certain conditions and events exist that cast doubt on the Company's ability as a going concern.

The Company has incurred significant losses and used significant amounts of cash in operating activities in the year ended December 31, 2002.

Continued operations depend upon the Company's ability to generate future profitable operations and/or obtain additional financing to fund future operations and, ultimately, to generate positive cash flows from operating activities.  There can be no assurance that the Company will be successful in obtaining additional financing.

Should the Company be unable to generate positive cash flows from operations or secure additional financing in the foreseeable future, the application of the going concern principle for financial statement reporting purposes may no longer be appropriate.  These interim financial statements do not include any adjustments related to the valuation or classification of recorded asset amounts or the amounts or classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

2. Significant accounting policies

a)  Basis of presentation

In the opinion of management, the unaudited financial statements of the Company have been prepared on a consistent basis with the December 31, 2002 audited financial statements and include all material adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position of the Company at June 30, 2003 and the statement of loss and deficit and cash flows for the six months ended June 30, 2003 in accordance with Canadian generally accepted accounting principles (GAAP).  The disclosures contained in these unaudited interim financial statements do not include all requirements of generally accepted accounting principles for annual financial statements.  The unaudited interim financial statements should be read in conjunction with the annual financial statements for the year ended December 31, 2002.

b) Stock-based compensation

The company has elected to follow the intrinsic method of Accounting Principles Board opinion No.25 (“APB 25”), “Accounting for stock Issued to Employees”, and related interpretations, in accounting for its employee stock options. Under APB 25, deferred stock based compensation is recorded at the opinion grant date in an amount equal to the difference between the fair market value of a common share and the exercise price of the option. Deferred stock-based compensation resulting from employee option grants is amortized over the vesting period of the individual options. The Company applies the fair value methods of Financial Accounting Standards Board (“FAS 123”), “Accounting for Stock Based Compensation” for valuing options granted to non-employees.

3.  Share capital

a) As at June 30, 2003, the following were outstanding:

Number of common shares

8,966,474

Number of common share options granted under the Company's stock option plan

9,091,123

On February 12, 2003, the Company’s Board of Directors voted to increase the number of authorized shares of Common Stock to 20,000,000.  In connection with the increase, the amount of options that may be granted under the stock option plan was increased to 9,366,438 shares.

b) Stock-Based compensation

For companies electing not to adopt the fair value measurement for stock-based compensation for employee grants, the pronouncement required the disclosure of proforma loss and loss per share information.  The Company has elected to present the proforma information as if the Company had accounted for its stock options issued from December 15, 1995 under the fair value method.  A summary of the required proforma disclosure of the impact on the consolidated statements of loss is presented in the table below:

Six months June 30

2003

$

 Loss for the period

(804,440)

 Compensation expense related to the fair value of stock options

7,140

 Proforma loss for the period

(811,580)

The fair value of each option granted has been determined using the Black-Scholes option-pricing model.  Assumptions used when valuing the options at their date of grant using the Black-Scholes option pricing model include:  risk-free interest rate of 3%, estimated life of five or ten years, expected divided yield of 0% and volatility of 0%.

The Company granted 7,614,619 options (2002 -179,750) during the six month period ended June 30, 2003. Compensation expense of $885,232 arose during the period relating to options granted with an exercise price of $0.01. The intrinsic value was calculated using $0.16 per share, the value arising when the Company was sold to Diversinet Corp. During the six months ended June 30, 2003, 812,500 options were forfeited.

4. Subsequent event

On September 1, 2003, 100% of the outstanding shares of Caradas, Inc. were acquired by Diversinet Corp. The aggregate consideration was 1,417,500 Diversinet common shares and 200,000 share purchase warrants. The share purchase warrants are exercisable at $2.45 per share for five years. The share purchase warrants will vest to the holder quarterly over three years. The acquisition will be accounted for using the purchase method.

Pro Forma Consolidated Financial Information

Diversinet Corp.

Year ended October 31, 2002 and the nine months ended July 31, 2003

(Unaudited)

Diversinet Corp.

Pro Forma Consolidated Balance Sheet

July 31, 2003

(Expressed in Canadian dollars)

(Unaudited)

	Diversinet Corp.	Caradas, Inc.	Pro-forma Adjustments	Notes	Pro forma Diversinet Corp. (note 1)
ASSETS
Current
Cash and cash equivalents	$ 520,901	$ 191,456			$ 712,357
Short-term investments	3,482,618	-			3,482,618
Accounts receivable	1,638,914	505,118			2,144,032
Other receivable	139,207	-			139,207
Prepaid expenses	273,818	14,982			288,800
Total current assets	6,055,458	711,556			6,767,014
Capital assets, net	1,269,387	228,399			1,497,786
Goodwill and intangible assets (note 2(b))	1,446,397	-	7,458,956	3(a)	8,905,353
Total assets	8,771,242	939,955	7,458,956		17,170,153

LIABILITES AND SHAREHOLDERS’ EQUITY
Current
Bank Indebtedness	-	255,714			255,714
Accounts payable	1,170,306	190,607			1,360,913
Accrued liabilities	1,610,270	133,808			1,744,078
Current portion of promissory note	420,000	-			420,000
Current portion of notes payable	14,455				14,455
Stockholder Advances	-	20,055			20,055
Current Portion of capital leases	-	22,813			22,813
Deferred revenue	56,276	201,632			257,908
Total current liabilities	3,271,307	824,629			4,095,936
Promissory note	420,000	-			420,000
Notes payable	-	18,291			18,291
Total liabilities	3,691,307	842,920	-		4,534,227

Shareholders’ equity
Share capital	63,090,916	1,423,016	(1,423,016)	3(c)
			6,616,351	3(a)	69,707,267
Share purchase warrants	589,824	-	939,640	3(a)	1,529,464
Contributed surplus	97,500	-			97,500
Deficit	(58,698,305)	(1,325,981)	1,325,981	3(c)	(58,698,305)
Total shareholders’ equity	5,079,935	97,035	7,458,956		12,635,926
Total liabilities and shareholders’ equity	$ 8,771,242	$ 939,955	-		$ 17,170,153

See accompanying notes to pro forma consolidated financial information.

Diversinet Corp.

Pro Forma Consolidated Statement of Operations

Year ended October 31, 2002

(Expressed in Canadian dollars)

(Unaudited)

	Diversinet Corp.	DSS Software Technologies	Caradas, Inc.	Pro forma adjustments	Notes	Pro forma Diversinet Corp. (note 1)
Revenue	$ 1,117,785	$ 13,802,437	$ 6,474,167	$		$ 21,394,389

Cost of sales	-	9,803,849	3,174,936			12,978,785

Gross margin	1,117,785	3,998,588	3,299,231			8,415,604

Expenses:
Research and development	2,327,604	-	1,475,210			3,802,814
Sales and marketing	1,737,027	5,044,982	1,640,140			8,422,149
General and administrative	2,989,102	440,318	1,046,636			4,476,056
Depreciation and amortization	635,835	-	82,438			718,273
	7,689,568	5,485,300	4,244,424			17,419,292
Loss before the following	(6,571,783)	(1,486,712)	(945,193)			(9,003,688)
Interest (income) expense	(174,841)	22,925	16,154	5,625	3(b)(i)	(130,137)
Loss for the year	$ (6,396,942)	$ (1,509,637)	$ (961,347)	$ (5,625)		$ (8,873,551)
Loss per share (note 4) Basic and diluted	$ (2.15)					$ (2.02)
Weighted average number of shares outstanding	2,971,692				4	4,389,192

See accompanying notes to pro forma consolidated financial information.

Diversinet Corp.

Pro Forma Consolidated Statement of Operations

Nine months ended July 31, 2003

(Expressed in Canadian dollars)

(Unaudited)

	Diversinet Corp.	DSS Software Technologies from November 1, 2002 to January 2, 2003	Caradas, Inc. from October 1, 2002 to June 30, 2003	Pro forma adjustments	Notes	Pro forma Diversinet Corp. (note 1)
Revenue	$ 6,382,625	$ 1,881,943	$ 3,436,293			$ 11,700,861

Cost of sales	5,186,384	1,753,956	1,497,228			8,437,568

Gross margin	1,196,241	127,987	1,939,065			3,263,293

Expenses:
Research and development	1,144,546	-	1,182,178			2,326,724
Sales and marketing	1,181,342	1,554,854	770,942			3,507,138
General and administrative	2,610,283	87,025	903,754			3,601,062
Depreciation and amortization	609,641	-	99,489			709,130
	5,545,812	1,641,879	2,956,363			10,144,054
Income (loss) before the following	(4,349,571)	(1,513,892)	(1,017,298)			(6,880,761)
Interest (income) expense	(86,572)	2,000	19,507	938	3(b)(i)	(64,127))
Income (loss) for the period	$ (4,262,999)	$ (1,515,892)	$ (1,036,805)	$ (938)		(6,816,634)
Loss per share (note 4) Basic and diluted	(1.04)					(1.24)
Weighted average number of shares outstanding	4,085,920				4	5,503,420

See accompanying notes to pro forma consolidated financial information.

Diversinet Corp.

Notes to the Pro Forma Consolidated Financial Information

Year ended October 31, 2002 and nine months ended July 31, 2003

(Expressed in Canadian dollars)

(Unaudited)

1.

Basis of presentation:

The unaudited pro forma consolidated financial information is based upon the historical financial information described below after giving effect to the transactions and adjustments described in notes 2 and 3.  These unaudited pro forma consolidated financial information are not necessarily indicative of the results that would have been achieved had the transactions actually taken place at the dates indicated and do not purport to be indicative of the results that may be expected to occur in the future.  They do no include any non-recurring charges or credits arising from the transactions described below.

The unaudited pro forma consolidated financial information for the year ended October 31, 2002 should be read in conjunction with the audited financial statements described above which are incorporated by reference or included in the prospectus.

The unaudited pro forma consolidated information have been prepared in accordance with Canadian generally accepted accounting principles (“GAAP”), which differs in certain material respects from United States GAAP, as described in note 5.  The unaudited proforma financial information give effect to the acquisition of DSS Software Technologies by Diversinet Corp. which was completed on January 2, 2003 and the acquisition of Caradas, Inc. by Diversinet Corp. on September 1, 2003 as if it these occurred at the dates indicated below.

(a)

The unaudited pro forma consolidated statement of operations for the year ended October 31, 2002 has been prepared by the management of Diversinet Corp. and has been derived from:

(i)

The audited financial statements of Diversinet Corp. for the year ended October 31, 2002;

(i)

The audited financial statements of DSS Software Technologies for the year ended December 31, 2002 translated into Canadian dollars using the average exchange rate for the period;

(ii)

The audited financial statements of Caradas, Inc. for the year ended December 31, 2002 translated into Canadian dollars using the average exchange rate for the period; and

(iii)

The additional information provided in notes 2, 3 and 4.

(a)

The unaudited pro forma consolidated statement of operations for the nine months ended July 31, 2003 has been prepared by the management of Diversinet Corp. and has been derived from:

(i)

The unaudited financial statements of Diversinet Corp. for the nine months ended July 31, 2003;

(i)

The unaudited results of operations of DSS Software Technologies from November 1, 2002 to January 2, 2003 (date of acquisition) translated into Canadian dollars using the average exchange rate for the period;

(ii)

The unaudited results of operations of Caradas, Inc. for the nine months ended June 30, 2003 translated into Canadian dollars using the average exchange rate for the period; and

(iii)

The additional information provided in notes 2, 3 and 4.

(a)

The unaudited proforma consolidated balance sheet at July 31, 2003 has been has been prepared by the management of Diversinet Corp. and has been derived from:

(i)

The unaudited financial statements of Diversinet Corp. for the period ended July 31, 2003;

(ii)

The unaudited financial statement of Caradas, Inc. for the period ended June 30, 2003 translated into Canadian dollars using the period end exchange rate; and

(iii)

The additional information provided in notes 2, 3 and 4.

The unaudited results of operations of DSS Software Technologies from November 1, 2002 to December 31, 2002 are included in the pro forma statements of operations for both pro forma periods in (a) and (b) above.  The results of operations of DSS Software Technologies for the period November 1, 2002 to December 31, 2002 are as follows:

Revenue	$ 1,881,943
Cost of sales	1,753,956
Gross margin	127,987
Expenses	1,641,879
Loss before the following:	(1,513,892)
Interest expense	(2,000)
Loss for the period	$ (1,515,892)

The unaudited results of operations of Caradas, Inc. from October 1, 2002 to December 31, 2002 are included in the pro forma statements of operations for the pro forma periods in (b) above.  The results of operations of Caradas, Inc. for the period October 1, 2002 to December 31, 2002 are as follows:

Revenue	$ 1,021,203
Cost of sales	614,226
Gross margin	406,977
Expenses	313,394
Income before the following:	93,583
Interest expense	4,172
Income for the period	$ 89,411

1.

Pro forma transactions:

(a)

DSS Software Technologies

On January 2, 2003, Diversinet Corp. acquired 100% of the outstanding shares of DSS Software Technologies, a consulting services provider. The aggregate purchase price was $2,022,573 consisting of $473,070 (U.S.$300,000) in cash, $13,539 (U.S.$9,670) in cost associated with the acquisition, $946,140 (U.S.$600,000) of promissory note payable in instalments of U.S.$300,000 on January 2, 2004 and U.S.$300,000 on January 2, 2005 and 120,000 share purchase warrants with a fair value of $589,824 (U.S.$374,040).  The share purchase warrants vest equally on January 2, 2003, 2004 and 2005 and are exercisable at U.S.$3.75 per share for five years.  Additional future cash consideration in the amount of $1,892,280 (U.S.$1,200,000) is payable based on the achievement of certain net income targets over the next three years and will be recorded when the contingency has been met.  The acquisition was accounted for using the purchase method and the purchase price was allocated as follows:

Net capital assets acquired	$ 147,242
Working capital	457,957
Goodwill	1,417,374
Fair value assigned to consideration issued, being common shares and share purchase warrants	$ 2,022,573

(b)

Caradas, Inc.

On September 1, 2003, 100% of the outstanding shares of Caradas, Inc. were acquired by Diversinet Corp. The aggregate purchase price was $7,555,991 consisting of 1,417,500 Diversinet Corp. common shares and 200,000 share purchase warrants.   The share purchase warrants are exercisable at U.S.$2.45 per share for five years.  The share purchase warrants will vest to the holder quarterly over three years.  The acquisition will be accounted for using the purchase method.

The allocation of the purchase price to the fair value of the assets acquired and liabilities assumed set out below is preliminary and will be finalized following completion of a full valuation of the acquired assets and liabilities of Caradas.  As such Diversinet Corp. has been required to make certain assumptions with respect to the allocation of the purchase price for accounting purposes in preparing this unaudited pro forma consolidated information.  The excess of the purchase price over the net assets and liabilities will be allocated to identifiable intangible assets and goodwill.  There is not sufficient information available at this time to perform the allocation.  The actual allocation of the purchase price is expected to change, which may result in significant differences in certain pro forma adjustments.  The preliminary allocation is as follows:

Capital assets acquired	$ 228,399
Working capital	(131,364)
Goodwill and intangible assets	7,458,956
Fair value assigned to consideration issued, being common shares and share purchase warrants	$ 7,555,991

1.

Pro forma adjustments:

The unaudited pro forma consolidated financial information give effect to the transactions described in note 2 above, as if they had occurred at the beginning of the periods presented.  Pro forma transactions recognized in the unaudited pro forma consolidated financial information are as follows:

(a)

Purchase Price

Under the acquisition, Diversinet Corp. will acquire all of the issued and outstanding shares of Caradas, Inc for US $5,435,965.  Using the closing exchange rate at the date of acquisition of $1.39, the Canadian dollar purchase price of $7,555,991 will be satisfied by:

•

the issuance of 1,417,500 common shares valued at $6,623,459 (based on an estimated market price of $4.67 per share) and

•

the issuance of 200,000 share purchase warrants valued at $940,000 (based on the fair value of the warrants issued being $4.70 per share).

(a)

Unaudited pro forma consolidated statements of earnings:

(a)

Interest

Reduction in interest revenue due to the use of cash and cash equivalents of Diversinet Corp. to acquire DSS Software Technologies.

(i)

 Amortization

The intangible assets acquired, other than goodwill, will be amortized over their useful lives.  The purchase price allocation is preliminary and no adjustment has been made to reflect the amortization of the intangible assets on the acquisition of Caradas, Inc.

If the entire purchase price discrepancy was allocated to intangible assets and amortized over five years, pro forma depreciation expense for the year ended October 31, 2002 would be $1,491,791 and for the nine months ended July 31, 2003 would be $1,118,843.  If fifty percent of the purchase price discrepancy was allocated to goodwill, pro forma depreciation expense would be half the amounts stated.

(a)

Pro forma shareholders’ equity:

In accordance with Canadian generally accepted accounting principles, the share capital, and deficit of Caradas, Inc as at June 30, 2003 have been eliminated to reflect the acquisition by Diversinet Corp.

1.

Loss per share:

Basic and diluted loss per share have been calculated using the weighted average number of Diversinet Corp. common shares outstanding adjusted to reflect the issuance of common shares by Diversinet Corp. in connection with the acquisitions of Caradas, Inc.

On January 28, 2003 Diversinet Corp. completed a reverse stock split of its issued and outstanding common shares whereby every ten shares of common stock were exchanged for one share of common stock. The pro forma weighted average number of common share has been restated to give effect to the stock split.

2.

Difference between Canadian and U.S. GAAP:

	Year ended October 31, 2002	Nine months ended July 31, 2003
Pro forma loss based on Canadian GAAP	$ 8,873,551	$ 5,577,309
Compensation expense (a)	55,164	26,444
Pro forma loss based on U.S. GAAP	8,928,715	5,603,753
Basic and diluted loss per share under U.S. GAAP	($2.03)	($1.02)
Weighted average number of shares	4,389,192	5,503,420

(a)

Options to consultants:

Under Canadian GAAP, the Company did not recognize compensation expense when stock or stock options were issued to consultants prior to November 1, 2002.  Any consideration paid on exercise of stock options or purchase of stock is credited to share capital.  Under U.S. GAAP and Canadian GAAP subsequent to October 31, 2002, the Company records compensation expense for stock or stock options granted in exchange for services from consultants.  The expense adjustments above reflect the compensation effect of options granted prior to November 1, 2002.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.  Indemnification of Directors and Officers

Under the Business Corporations Act (Ontario) (the “Act”), we may indemnify a present or former director or officer or a person who acts or acted at our request as a director or officer of another corporation of which we are or was a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been such a director or officer if the director or officer acted honestly and in good faith with a view to the best interests of Diversinet and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.  Such indemnification may be made in connection with an action by or on behalf of us or such other corporation only with court approval.  A director or officer is entitled to indemnification from us as a matter of right in respects of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative proceeding to which he is a party by reason of being or having been a director or officer of such corporation if he was substantially successful on the merits and fulfilled the conditions set forth above.

Our by-laws provide that each director, each officer, each former director, each former officer and each person who acts or acted at our request as a director or officer of a body corporate of which we are or was a shareholder or creditor, and his heirs and legal representatives shall be indemnified and saved harmless by us from and against all costs, charges and expenses, including without limitation, each amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which his is made a party by reason or being or having been a director or officer of Diversinet or such body corporation, if he acted honestly and in good faith with a view to our best interests and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty he had reasonable grounds for believing his conduct was lawful.  In certain circumstances we have provided our Directors or its subsidiaries’ Directors with a written indemnification confirming the indemnification available under its by-laws.

We currently maintains directors’ and officers’ liability insurance, which, subject to the provisions contained in the policy, protects the directors and officers, as such, against all claims during the term of their office provided they acted honestly and in good faith with a view to the best interests of Diversinet.  Such insurance provides for an aggregate of $5,000,000 annual protection against liability for and reimbursement of amounts paid.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is therefore unenforceable.

Item 7.  Recent Sales of Unregistered Securities

2002 Private Placement

Issuance of 542,071 units for $3,252,425

On April 4, 2002, we sold 518,671 units to 32 individual and institutional accredited investors at a price of $6.00 per unit for gross proceeds of $3,112,022.  Each unit is comprised of one common share and three-quarters of one common share purchase warrant.  Each warrant will entitle the holder thereof to acquire one common share at a price of $7.20 per common share for a period of up to three years from April 4, 2002.  This transaction was effected as a private placement in accordance with Rule 506 of Regulation D promulgated under the Securities Act.  We used the net proceeds of that sale for working capital purposes, to continue our research and development activities and for general corporate purposes.

Allen & Company Incorporated (“Allen”), as Placement Agent, had the option to receive its $140,400 fee from this private placement entirely in units.  On April 8, 2002, Allen notified us of its decision to receive 23,400 units and we issued 23,400 common shares and 17,550 common share purchase warrants. This transaction was effected under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Issuance of 20,000 units for $120,000

On May 7, 2002 Knockagh International Ltd. purchased 20,000 units for $120,000 on the same terms and condition as those described above.  This transaction was effected under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.  We used the net proceeds from this sale for working capital purposes, to continue our research and development activities and for general corporate purposes.

Issuance of 18,750 share purchase warrants

Pursuant to an agency agreement with Commonwealth Associates, LP (“Commonwealth”) arising from this private placement, we issued 18,750 share purchase warrants to Commonwealth.  Each warrant entitled Commonwealth to acquire one common share of Diversinet stock at a price of $0.01 per warrant.  Commonwealth has exercised its rights under the warrants, and now holds 18,750 common shares. This transaction was effected under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

2003 Private Placements

Issuance of 5,000,000 common shares for $3,100,000.

On June 23, 2003, we sold 5,000,000 common shares to 36 individual and institutional accredited investors at a price of $0.62 per common share for gross proceeds of $3,100,000.  This transaction was effected as a private placement in accordance with Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.  We used the net proceeds of that private placement for ongoing sales operations, working capital purposes, to continue our research and development activities and for general corporate purposes.

Sunrise Securities Corp., as Placement Agent, exercised its option to receive 500,000 common shares in lieu of its $310,000 fee from this private placement.  Sunrise also received 40,000 common shares in lieu of its U.S.$24,000 retainer fee to act as Placement Agent.  Further compensation was issued as a three-year broker warrant terminating on June 20, 2006 to purchase up to 500,000 of our common shares at $0.62 per share. This transaction was effected under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Public relations retainer agreement

Issuance of 200,000 common shares and 100,000 common share purchase warrants issuable upon the exercise of warrants.

On May 14, 2003, we entered into the agreement with Sunrise Financial Group, Inc. to provide public relations services.  In consideration for the services to be rendered in accordance with the agreement, we issued a three-year warrant terminating on May 12, 2006 to purchase up to 100,000 of our common shares at $0.60 per share and 200,000 common shares, being 16,667 common shares per month for 12 months in regards to the compensation payable by us for these services.  This transaction was effected under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Business development retainer agreement

Issuance of 250,000 common shares.

On May 14, 2003, we entered into a business development agreement with iSimplifi LLC (“iSimplifi”) to provide business development services.   This agreement is subject to certain milestones that if not met may allow us to terminate the retainer portion of the agreement and /or the entire agreement.  In consideration for the services to be rendered by iSimplifi, we will pay to iSimplifi a retainer equal to $25,000 per month, which at our discretion may be paid as follows: (i) $25,000 per month in cash, or (ii) $25,000 per month by the issuance of 41,667 common shares per month, or (iii) $20,000 per month in cash and issuance of 8,333 common shares per month.  We have elected to pay iSimplifi the first six months by way of 250,000 common shares.  This transaction was effected under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

DSS acquisition warrants

Issuance of 120,000 common shares purchase warrants.

On January 3, 2003, we acquired 100% of the outstanding shares of DSS Software Technologies, a consulting services provider.  The aggregate purchase price was $1,301,038 consisting of $300,000 in cash, $26,998 in costs associated with the acquisition, $600,000 of promissory note payable in installments of $300,000 on January 2, 2004 and $300,000 on January 2, 2005 and 120,000 share purchase warrants with a fair value of $374,040.  The share purchase warrants vest equally on January 2, 2003, 2004 and 2005 and are exercisable at U.S. $3.75 per share for five years.  Additional future cash consideration in the amount of $1,200,000 is payable based on the achievement of certain net income targets over the next three years and will be recorded when the contingency has been met.  This transaction was effected under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Advisory board consultant agreement

Issuance of 75,000 common share purchase warrants issuable upon the exercise of warrants.

On July 1, 2003, we entered into an agreement with Good Harbor Consulting, LLC. to provide advisory board consulting services.  In consideration for the services to be rendered in accordance with the agreement, we issued a three-year warrant terminating on June 30, 2006 to purchase up to 50,000 of our common shares at $0.62 per share in regards to the compensation payable by us for these services.

On July 1, 2003, we entered into an agreement with Mid Ocean Investments Ltd. to provide advisory board consulting services.  In consideration for the services to be rendered in accordance with the agreement, we issued a five-year warrant terminating on August 1, 2008, vesting equally on a quarterly basis over three years, to purchase up to 25,000 of our common shares at $0.62 per share in regards to the compensation payable by us for these services.  For this transaction, we relied upon Rule 506 of the Securities Act of 1933, as amended.

Caradas acquisition

Issuance of 200,000 common shares.

On September 1, 2003, we acquired 100% of the outstanding shares of Caradas, Inc., a smart card application and credential management platform provider.  The aggregate consideration was 1,417,500 common shares and 200,000 share purchase warrants.  The share purchase warrants vest equally on a quarterly basis over three years and each is exercisable to purchase one common share at U.S. $2.45 per share for five years.  During fiscal 2004, 100,000 common share purchase warrants were cancelled and the remaining 100,000 were repriced to $0.40 per share.  This transaction was effected under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Business development agreement

Issuance of 25,000 common share purchase warrants issuable upon the exercise of warrants.

On August 20, 2003, we entered into the agreement with eTech Capital Group, Inc. to provide business development in the greater China area.  In consideration for the services to be rendered in accordance with the agreement, we issued a two-year warrant terminating on August 20, 2005 to purchase up to 25,000 of our common shares at $3.40 per share in regards to the compensation payable by us for these services.  This transaction was effected under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Consultant agreement

Issuance of 5,000 common share purchase warrants issuable upon the exercise of warrants.

On September 1, 2003, we entered into an agreement with Asymmetri Incorporated to provide marketing services.  In consideration for the services to be rendered in accordance with the agreement, we issued a one-year warrant terminating on September 20, 2005 to purchase up to 5,000 of our common shares at $2.50 per share in regards to partial compensation payable by us for these services. This transaction was effected under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

2004 Private Placements

Issuance of 6,625,000 common shares and for gross proceeds of $2,650,000.

On December 20, 2004, we completed a private placement of 6,625,000 common shares to 26 individual and institutional accredited investors for gross proceeds of $2,650,000.  This transaction was effected as a private placement in accordance with Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.  We will use the net proceeds of that private placement for ongoing sales operations, working capital purposes, to continue our research and development activities and for general corporate purposes.

Lakefront Partners, LLC and James B. Wigdale, Jr. acquired 1,000,000 common shares and 1,100,000 common share purchase warrants as part of our January 2004 private placement.  Furthermore, Lakefront Partners, LLC acquired 80,000 common shares and 18,750 common share purchase warrants as part of our April 2002 private placement.

Issuance of 1,000,000 common shares and 1,100,000 common share purchase warrants for gross proceeds of $2,000,000 to Lakefront Partners, LLC and Jay Wigdale.

On January 20, 2004, we completed a private placement of 1,000,000 common shares and 1,100,000 common share purchase warrants to two individual and institutional accredited investors for gross proceeds of $2,000,000.  All the warrants expire on January 15, 2007 with 500,000 vesting immediately and exercisable at $2.00 per share, 350,000 vesting on January 15 2005 and exercisable at a price of $2.05 and the remaining 250,000 warrants vesting on July 15, 2004 and exercisable at a price of $2.05 per share.  The later two vestings will become immediate if any one of a number of significant changes occurs within the company.  This transaction was effected as a private placement in accordance with Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.  We used the net proceeds of that private placement for ongoing sales operations, working capital purposes, to continue our research and development activities and for general corporate purposes.  We also entered into a consultation agreement and advisory board agreement with Mr. Wigdale for which no compensation is payable by us other than a commission on sales of products generated by Mr. Wigdale. During December 2004, the Company repriced the 350,000 warrants vesting on January 15, 2005 to $0.60 in connection with the financing completed in December 2004.

DSS acquisition shares and share purchase warrants

Issuance of 200,000 common shares to Atul Parikh (175,000 shares), Greg Sutyak (5,000 shares), Michael Lamb (10,000 shares) and Mukesh Shah (10,000 shares).

In February 2004, we renegotiated the purchase price of the DSS Software Technologies Acquisition whereby the $600,000 of promissory note payable in installments of $300,000 on January 2, 2004 and $300,000 on January 2, 2005 and 120,000 share purchase warrants with a fair value of Cdn $589,824 ($374,040) were exchanged for $50,000 paid on February 15, 2004, $50,000 to be paid on April 15, 2004, $100,000 to be paid on January 15, 2005 and by issuance of 200,000 common shares with a fair value of $400,000 and 120,000 share purchase warrants.  The share purchase warrants vest on January 2, 2005 and are exercisable at $2.05 per share for two years.

Consultant agreement

Issuance of 72,000 common share purchase warrants issuable upon the exercise of warrants.

On January 31, 2004, we entered into an agreement with Corman Communications, LLC. to provide public relations services.  In consideration for the services to be rendered in accordance with the agreement, we issued a two-year warrant terminating on January 31, 2006 to purchase up to 72,000 of our common shares at $2.50 per share in regards to partial compensation payable by us for these services.  This transaction was effected under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Advisory board consultant agreement

Issuance of 25,000 common share purchase warrants issuable upon the exercise of warrants.

On January 16, 2004, we entered into an agreement with Howard Schmidt to provide advisory board consulting services.  In consideration for the services to be rendered in accordance with the agreement, we issued a three-year warrant terminating on January, 31, 2006 to purchase up to 25,000 of our common shares at $2.50 per share in regards to the compensation payable by us for these services.  For this transaction we relied upon Rule 506 of the Securities Act of 1933, as amended.

Item 8.  Exhibits and Financial Statement Schedules

The following is a list of exhibits filed as a part of this registration statement:

Exhibits

Exhibit Number	Description
3.1*	Articles of Incorporation
3.2*	By-Laws
4.1*	Form of Stock Purchase Agreement for the December 20, 2004 private placement
4.2*	Form of Stock Purchase Agreement for the January 20, 2004 private placement
4.3*	Form of Stock Purchase Agreement for the June 23, 2003 private placement
4.4*	Form of Warrant for purchase of shares for the June 23, 2003 private placement
5.1	Legal Opinion of Lang Michener regarding the legality of the common stock
10.1	Share Purchase Agreement for Caradas, Inc., dated September 1, 2003 between Diversinet Corp. and Charles Walton, Mark Siroonian, Scott Lowry and additional shareholders and Caradas, Inc.
23.1	Consents of KPMG LLP.
23.2	Consent of Lang Michener (included in Exhibit 5.1)

 * Previously filed

Schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the consolidated financial statements and notes thereto.

Item 9.  Undertakings

Paragraph designations correspond to designations in Regulation S-K, Item 512.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended that are incorporated by reference in the Form F-3.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to section 13(a) of section 15(d) of the Securities Exchange Act of 1934, as amended (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada on March 16, 2005.

DIVERSINET CORP.

By:

/s/ David Hackett

David Hackett, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stanley Beck Stanley Beck	Director	March 16, 2005
/s/ Keith Powell Keith Powell	Director	March 16, 2005
/s/ Nagy Moustafa Nagy Moustafa	Chief Executive Officer and Director	March 16, 2005
/s/ Mark Steinman Mark Steinman	Director	March 16, 2005
/s/ James B. Wigdale James B. Wigdale	Director	March 16, 2005
/s/ Nagy Moustafa Nagy Moustafa	Authorized United States Representative, CEO of Diversinet Corporation of America, a Delaware corporation and wholly owned subsidiary of the Registrant	March 16, 2005
/s/ David Hackett David Hackett	Chief Financial Officer	March 16, 2005

EXHIBIT INDEX

Exhibit Number	Description
3.1*	Articles of Incorporation
3.2*	By-Laws
4.1*	Form of Stock Purchase Agreement for the December 20, 2004 private placement
4.2*	Form of Stock Purchase Agreement for the January 20, 2004 private placement
4.3*	Form of Stock Purchase Agreement for the June 23, 2003 private placement
4.4*	Form of Warrant for purchase of shares for the June 23, 2003 private placement
5.1	Legal Opinion of Lang Michener regarding the legality of the common stock
10.1	Share Purchase Agreement for Caradas, Inc., dated September 1, 2003 between Diversinet Corp. and Charles Walton, Mark Siroonian, Scott Lowry and additional shareholders and Caradas, Inc.
23.1	Consents of KPMG LLP.
23.2	Consent of Lang Michener (included in Exhibit 5.1)

* Previously filed

#

EXHIBIT 4.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made as of the 9th of December 2004, by and between Diversinet Corp. (the “Company”), a corporation organized under the laws of the province of Ontario, Canada, with its principal offices at 2225 Sheppard Avenue East, Suite 1801, Toronto, Ontario, M2J 5C2, Canada, and the purchaser whose name and address is set forth on the signature page hereof (the “Purchaser”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

SECTION 1.  Authorization of Sale of the Shares.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale to the Purchaser of the number of common shares, no par value, of the Company (the “Shares”), set forth on the signature page hereof.

SECTION 2.  Agreement to Sell and Purchase the Shares.  At the Closing (as defined in Section 3), the Company will sell the Shares to the Purchaser, and the Purchaser will buy the Shares from the Company, upon the terms and conditions hereinafter set forth, at a price of $0.40 per Share for an aggregate purchase price set forth on the signature page hereof.  The Purchaser acknowledges that the closing price of the common shares on the Over the Counter Bulletin Board on November 29 2004 was $0.35.  The Purchaser acknowledges further that the sale of the Shares is part of a distribution by the Company of a minimum of $1,750,000 (4,375,000 Shares) and a maximum of $2,500,000 (6,250,000 Shares).

SECTION 3.  Delivery of Shares at the Closing.  The completion of the purchase and sale of the Shares (the “Closing”) shall occur concurrently with the execution of stock purchase agreements for the purchase of a minimum of $1,750,000 of Shares (the “Closing Date”).  At the Closing, the Company will issue to the Purchaser one or more stock certificates representing the Shares registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the Shares.  The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as Appendix I.  The Company’s obligation to complete the purchase and sale of the Shares being purchased hereunder and deliver such certificates to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased hereunder; (b) the accuracy in all material respects of the representations and warranties made by the Purchaser and the fulfillment of those undertakings of the Purchaser to be fulfilled prior to or at the Closing, and (c) the Company agreeing to accept the Purchaser’s subscription prior to or at the Closing.  The Purchaser’s obligation to accept delivery of such certificates and to pay for the Shares evidenced thereby shall be subject to the accuracy in all material respects of the representations and warranties made by the Company herein and the fulfillment of those undertakings of the Company to be fulfilled prior to or at the Closing.

SECTION 4.  Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

4.1

Organization and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of Ontario, Canada.  Each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect (as defined in Section 4.4 below).

4.2

Authorized Capital Stock.  The authorized capital stock of the Company consists of an unlimited number of common shares.  The number of common shares and all subscriptions, warrants, options, convertible securities, and other rights to purchase or otherwise acquire equity securities of the Company issued and outstanding as of September 30, 2004 are as set forth in the unaudited financial statements of the Company for the quarter ended September 30, 2004 as provided to the Purchaser in the Information Documents (as defined in section 4.7 below).  With the exception of previously issued options and warrants, the Company has not granted any person the right to require the Company to register any securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”) whether on demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other person.

4.3

Issuance, Sale and Delivery of the Shares.  The Shares being purchased hereunder have been duly authorized, and when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

4.4

Due Execution, Delivery and Performance of the Agreements.  The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by the Company.  The consummation by the Company of the transactions herein contemplated will not violate any provision of the organizational documents of the Company.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions herein contemplated will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected and in each case which individually or in the aggregate would have a material adverse effect on the condition (financial or otherwise), properties, business, prospects, or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its respective properties.  Upon its execution and delivery, and assuming the valid execution thereof by the Purchaser, this Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.5.

Integration, etc.  The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act.  Neither the Company nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) which is or could be integrated with the sale of the Shares in a manner that would require the registration under the Securities Act of the Shares or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Shares or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

4.6

Compliance with Securities Laws.  Subject to the accuracy of the representations and warranties of the Purchaser contained herein, the issuance of the Shares to the Purchaser hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act and is exempt from the prospectus requirements of applicable Canadian securities legislation.

4.7

Additional Information.  The Company has made available to the Purchaser a true and complete copy of each report, schedule, and definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “Commission) under the Securities Exchange Act of 1934 (the “Exchange Act”) since January 1, 2003 (as such documents have since the time of their filing been amended, the “Information Documents”) and available on the Edgar database at http://www.sec.gov/cgi-bin/browse-edgar?company=diversinet&CIK=&State=&SIC=&action=getcompany.  The Information Documents are the only filings required of the Company pursuant to the Exchange Act for such period.  The Company is also a reporting issuer under the Securities Act (Ontario) and copies of the continuous disclosure documents filed by the Company with the Ontario Securities Commission since January 1, 2003 are available on the SEDAR database at http://www.sedar.com

As of their respective dates, the Information Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the Information Documents, and none of the Information Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the statements made in any such Information Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof).  As of their respective dates, the financial statements of the Company included in the Information Documents complied as to form in all material aspects with applicable accounting requirements and the published rules and regulations of the SEC and Canadian regulatory authorities with respect thereto.  Such financial statements have been prepared in accordance with Canadian generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  Except as set forth in the Information Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business and (ii) liabilities not required under generally accepted accounting principles to be reflected or disclosed in such financial statements.

4.8

Absence of Certain Changes.  Since September 30, 2004, there have been no known changes or developments in the Company, its business or any of its subsidiaries that may have a Material Adverse Effect.

4.9

Absence of Litigation.  Except as disclosed in the Information Documents, there is no known action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect.

4.10

Compliance with Law.  The Company and its subsidiaries are in compliance with all applicable laws, rules and regulations, other than such noncompliance which would not have a Material Adverse Effect.

4.11

Disclosure.  All information relating to the Information Documents provided to the Purchasers in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not knowingly omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.  No known event or circumstance has occurred or exists with respect to the Company or any of its subsidiaries or its or their business, properties, prospects, operations or financial conditions, which has not been publicly announced or disclosed but under Canadian or United States law, rule or regulation, requires public disclosure or announcement by the Company.

4.12

Deliveries at Closing.

(a)

The Purchaser acknowledges that, subject to paragraph (b), Lang Michener LLP shall release to the Company all Funds received once the Company shall have delivered to Lang Michener LLP a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, (i) certifying that subscriptions in respect of at least 4,375,000 Shares have been accepted by the Company; (ii) certifying that certificates in respect of Shares for which subscriptions have been accepted have been issued and will be forthwith delivered to the Purchasers of such Shares; (iii) certifying all conditions contained in the Agreement have been satisfied and all representations and warranties are correct as at the Closing Date; and (iv) certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the issuance of the Shares, certifying the current versions of the articles of the Company and certifying as to the signatures and authority of persons signing the Agreements and related documents on behalf of the Company.

(b)

If the Company shall have not satisfied the conditions set out in paragraph (a) above on or prior to December 31, 2004, all Funds held by Lang Michener LLP will be returned (without interest), such Funds to be paid by cheque made payable to the Purchaser (and mailed to the address noted in this Agreement).

SECTION 5.  Representations, Warranties and Covenants of the Purchaser.

5.1

The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and understood all information it deems relevant in making an informed decision to purchase the Shares, including, without limitation, the information contained in the Information Documents; (ii) it acknowledges that the offering of the Shares pursuant to this Agreement has not been reviewed by the Commission or any state or Canadian regulatory authority; (iii) the Purchaser is acquiring the number of Shares set forth in the signature page hereto, as principal for its own account for investment only and with no present intention of distributing any of the Shares or any arrangement or understanding with any other persons regarding the distribution thereof; (iv) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, the Securities Act Rules and Regulations and any applicable Canadian securities, state securities or blue sky laws; (v) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire and the Stock Certificate Questionnaire, attached hereto as Appendix I and Appendix II, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement; (vi) the Purchaser has, in connection with its decision to purchase the number of Shares set forth on the signature page hereof, not relied upon any representations or other information (whether oral or written) other than as set forth in the Information Documents and the representations and warranties of the Company contained herein; (vii) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them and such questions have been answered to the full satisfaction of the Purchaser; (viii) the Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act because such Purchaser meets at least one of the conditions set forth in Appendix III hereto and has completed the certificate attached as Appendix III, and (ix) if the Purchaser is a resident of the Provinces Ontario, Alberta or British Columbia, it is an “accredited investor” within the meaning of Rule 45-501 of the Ontario Securities Commission (in the case of residents of Ontario) or Multilateral Instrument 45-103 (in the case of residents of British Columbia or Alberta) and has completed the certificate attached as Appendix IV.

5.2

The Purchaser hereby covenants with the Company not to make any sale of the Shares without satisfying the prospectus delivery requirements under the Securities Act, if any.

5.3

The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the Purchaser is duly organized, validly existing and in good standing under the laws of the its jurisdiction of organization, and (iii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.4

The Purchaser recognizes that an investment in the Shares is speculative and involves a high degree of risk, including a risk of total loss of the Purchaser’s investment.  The Investor can bear the economic risk of this investment and can afford a complete loss thereof.

5.5

All of the information provided to the Company or its agents or representatives concerning the Purchaser’s suitability to invest in the Company and the representations and warranties contained herein, are complete, true and correct as of the date hereof.  The Purchaser understands that the Company is relying on the statements contained herein to establish an exemption from registration under U.S. federal and state securities laws.

5.6

The address set forth in the signature page hereto is the Purchaser’s true and correct domicile.

5.7

The Purchaser covenants to provide the Company an updated, accurate and complete plan of distribution at all times during which the Company is required to keep the Registration Statement in effect.

5.8

The Purchaser understands and agrees that each certificate or other document evidencing any of the Shares shall be endorsed with the legend in substantially the form set forth below, as well as any other legends required by applicable law, and the Purchaser covenants that the Purchaser shall not transfer the Shares without complying with the restrictions on transfer described in the legends endorsed on such certificates:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS OR CANADIAN SECURITIES LAWS.  THESE SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE LAW AND, IF APPLICABLE, CANADIAN SECURITIES LAWS OR (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE.  AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATIONS IS LEGALLY REQUIRED FOR SUCH TRANSFER.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION OF CANADA, THE HOLDER OF THESE SECURITIES SHALL NOT TRADE THESE SECURITIES BEFORE [THE DATE WHICH IS FOUR MONTHS AND A DAY AFTER THE DATE OF CLOSING].

5.9

If, prior to the Registration Statement being declared effective, the Company shall issue or sell any common stock for less than $0.40 per share or issue or sell any options, warrants or other securities convertible, exchangeable or exercisable into common stock (whether or not immediately convertible, exchangeable or exercisable) to subscribe for, purchase or acquire common stock for less than $0.40 per share, excluding options or warrants issuable to employees or consultants under the Company’s existing plans as currently in effect, then and successively upon each such issue, the Company shall issue to the Purchasers such quantity of additional shares of common stock as would have been issued had this transaction been completed at that lower issue price.

5.10

The Purchaser acknowledges the reporting requirements under US and Canadian securities laws which may be applicable to it in connection with the acquisition of the securities hereunder, including those of (i) section 13(d) of the Securities and Exchange Act of 1934, (ii) section 101 of the Securities Act (Ontario) and section 111 of the Securities Act (British Columbia), and (iii) section 107 of the Securities Act (Ontario) and section 87 of the Securities Act (British Columbia) (the provisions referred to in sections (ii) and (iii) relate to early warning requirements and insider reporting requirements applicable in connection with the acquisition by the Purchaser of common shares resulting in the Purchaser and persons acting jointly or in concert holding 10% or more of the common shares of the Company).

SECTION 6.  Survival of Representatives, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in any certificates or documents delivered pursuant hereto or in connection herewith shall survive following the delivery to the Purchaser of the Shares being purchased and the payment therefor.

Each party shall indemnify the other for all losses, claims, damages, liabilities or expenses actually incurred (“Losses”) (including reasonable attorneys’ fees and cost of enforcement) arising out of any breach of that party’s covenants, agreements, representations or warranties in this Agreement; provided that in no event shall either party be responsible for Losses exceeding, individually or in the aggregate, the purchase price set out in section 2 of this Agreement.

SECTION 7.  Registration of the Shares:  Compliance with the Securities Act.

7.1

Registration Statement on Form F-3.  The Company represents and warrants that the Company currently meets the requirements for use of Form F-3 under the Securities Act.  The Company shall file all reports required to be filed by the Company with the Commission in a timely manner and take such other actions as shall be necessary for the Company to maintain such eligibility for the use of Form F-3.

7.2

Registration Procedures and Expenses.  The Company shall:

(a)

use its commercially reasonable efforts, but in no event later than February 28, 2005, to prepare and file, with the Commission a Registration Statement under the Securities Act following the date of Closing, and use its reasonable best efforts to cause the Registration Statement to become effective as soon as practicable thereafter, relating to the resale pursuant to Rule 415 under the Securities Act of the Shares (“Registrable Stock”) by the holders thereof (“Holders”) from time to time through the automated quotation system of Nasdaq or the facilities of any national securities exchange on which the Common Shares are then traded or in privately-negotiated transactions;

(b)

If a Registration Statement covering the Shares is not (i) prepared and filed by February 28, 2005 or (ii) declared effective with the Commission within one hundred and twenty days of February 28, 2005, the Company will make pro rata payments to each Purchaser as liquidated damages and not as a penalty, in an amount equal to 1.5% of the aggregate amount paid by such Purchaser on the Closing Date to the Company for any 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no Registration Statement is filed with respect to the Shares or following the date by which the Registration Statement should have been declared effective.  Such payment shall be made to each Purchaser in cash not later than three Business Days following the end of 30-day period;

(c)

each time the Company shall determine to file a Registration Statement in connection with the proposed offer and sale for money of any of its securities by it or any of its security holders, the Company will give written notice of its determination to all Holders.  Upon the written request of a Holder given within twenty (20) days after the giving of any such notice by the Company, the Company will use its commercially reasonable efforts to cause all such shares of Registrable Stock, the Holders of which have so requested registration thereof, to be included in such Registration Statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Stock to be so registered.  If the Registration Statement is to cover an underwritten distribution, the Company shall use its commercially reasonable efforts to cause the Registrable Stock requested for inclusion pursuant to this paragraph to be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.  If, in the good faith judgment of the managing underwriter of such public offering, the inclusion of any or all of the Registrable Stock requested for inclusion pursuant to this paragraph and other securities would interfere with the successful marketing of a smaller number of shares to be offered, then the number of shares of Registrable Stock and other securities to be included in the offering (except for shares to be issued by the Company in an offering initiated by the Company) shall be reduced accordingly on a pro rata basis with the other security holders;

(d)

promptly and in good faith respond to all Commission’s comments on the Registration Statement, and within two (2) business days of receipt of an indication from the Commission that it has no further comments, request acceleration of the effectiveness of the registration at the earliest practicable time;

(e)

prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) the third anniversary of the Closing Date, (ii) the date on which the Holder may sell all the Shares then held by the Holder within a three-month period in accordance with Rule 144 under the Securities Act (“Rule 144”), or (iii) such time as all the Registrable Stock purchased by the Holder have been sold pursuant to a registration statement;

(f)

so long as the Registration Statement is effective covering the resale of the Registrable Stock owned by the Holders, furnish to the Holder such reasonable number of copies of prospectuses and such other documents as the Holders may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Stock;

(g)

file documents required of the Company for blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not so qualified or has not so consented;

(h)

bear all expenses in connection with the procedures in paragraphs (a) through (f) of this Section 7.2 and the registration of the Shares pursuant to the Registration Statement, except for any underwriting discounts, brokerage fees and commissions incurred by the Purchaser, if any; and

(i)

with a view to making available to the Purchaser the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at any time permit the Purchaser to sell the Shares to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Purchaser’s Shares may be resold within a given three-month period pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Purchaser’s Shares shall have been resold and (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act.

(j)

notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

(k)

notify the Holders participating in such registration promptly of any request by the Commission or any state securities commission or agency for the amending or supplementing of such Registration Statement or prospectus or for additional information;

(l)

prepare and promptly file with the Commission, and promptly notify such participating Holders of the filing of, such amendments or supplements to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(m)

advise such participating Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission or any state securities commission or agency suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(n)

cooperate with the Holders to facilitate the timely preparation and delivery (under normal way settlement procedures) of certificates representing securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of securities pursuant to such Registration Statement;

(o)

comply with all applicable rules and regulations of the Commission and shall make generally available as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act;

(p)

permit the Purchaser to assign the rights under this Section 7 to any other person in connection with a transfer of the Registrable Stock.

7.3

Blackout Period

(a)

The Company may suspend, at any time or from time to time, the use of the prospectus which forms part of the Registration Statement (the “Prospectus”) for a period or periods of time not to exceed an aggregate of 60 calendar days in any 12 month period, provided that during any three month period such aggregate period of time shall not exceed 30 calendar days (each, a “Blackout Period”), if the Company determines that the filing or continued use of the Prospectus would (w) require the public disclosure of material non-public information concerning any transaction or negotiations involving the Company or any of its affiliates that, in the good faith judgment of the Board of Directors of the Company, would materially interfere with such transaction or negotiations, (x) otherwise require premature disclosure of information that, in the good faith judgment of the Board of Directors of the Company, would adversely affect or otherwise be detrimental to the Company, (y) require amendment or supplement to the Registration Statement due to the happening of any event that comes to the attention of the Company and as a result of which the Registration Statement or Prospectus would contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (z) adversely affect the success of an offering of securities by the Company which the Company proposes to or has registered under applicable securities laws.  The Company shall provide the Holders whose Registrable Stock is registered under the Registration Statement with written notice of the commencement of a Blackout Period and of the termination of such Blackout Period.

(b)

The Purchaser agrees that, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 7.3(a) (a “Material Event”), the Purchaser will forthwith discontinue disposition of the Registrable Stock under the Prospectus until the Company confirms in writing that the Blackout Period has terminated and that the Prospectus may be used for the disposition of Registrable Stock or until receipt of copies of a supplemented or amended Prospectus, and, if so requested by the Company, will deliver to the Company all copies of the Prospectus covering the Registrable Stock in its possession at the time of receipt of such notice.

(c)

The Purchaser shall, at any time it is engaged in a distribution of Registrable Stock, comply with all applicable laws.

7.4

Indemnification and Contribution.

(a)

The Company will indemnify and hold harmless each Holder of shares of Registrable Stock which are included in a Registration Statement pursuant to the provisions of this Agreement, the directors, officers, employees and agents of such Holder, any underwriter (as defined in the Securities Act) for such Holder, the directors, officers, employees and agents of such underwriter, and any person who controls such Holder or such underwriter within the meaning of the Securities Act or the Exchange Act, and each of their successors, from and against any and all claims, actions, demands, losses, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, or under Canadian law, insofar as such claims, actions, demands, losses, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement (including all documents incorporated therein by reference) as originally filed or in any amendment thereto, any preliminary or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and agrees to reimburse each such Holder, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such claim, action, demand loss, damage or liability; provided, however, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in strict conformity with information furnished or on behalf of such Holder, specifically for use in the preparation thereof.  This indemnity shall be in addition to any liability which the Company may otherwise have and shall be in addition to any subsequently executed indemnity agreements.

(b)

Each Holder of shares of the Registrable Stock which are included in a registration pursuant to the provisions of this Agreement will, severally and not jointly, indemnify and hold harmless the Company, the directors, officers, employees and agents of the Company and any person who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any and all claims, actions, demands, losses, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, or under Canadian law, insofar as such claims, actions, demands, losses, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement (including all documents incorporated therein by reference) as originally filed or in any amendment thereto, any preliminary or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Holder for use in the preparation thereof; provided, that the liability of each Holder hereunder shall be limited to the proportion of any such claim, action, demand, loss, damage, liability, cost or expense which is equal to the proportion that the public offering price of the shares of Registrable Stock sold by such Holder under such Registration Statement bears to the total offering price of all securities sold thereunder, but not, in any event, to exceed the proceeds received by such Holder from the sale of shares of Registrable Stock covered by the Registration Statement.  This indemnity shall be in addition to any liability which such Holder may otherwise have and shall be in addition to any subsequently executed indemnity agreements.

(c)

In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling Person of any such Holder, makes a claim for indemnification pursuant to this Section but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling Person in circumstances for which indemnification is provided under this Section; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (including legal and other expenses reasonably incurred in connection with or defending same (collectively “Losses”)) in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other.  Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand.  The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (c), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d); provided, however, that, in any such case, (A) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation and (B) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Stock offered by it pursuant to such Registration Statement.

(d)

The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors, employees or agents or controlling persons referred to in this Section, and will survive the sale by a Holder of securities covered by a Registration Statement.

7.5

Definitions.  The following terms shall be used in this Section with the following respective meanings:

“Commission” means the Securities and Exchange Commission.

“Holder” means any holder of Registrable Stock.

“Registrable Stock” means the Shares whether owned by a Purchaser or any third party.

“Registration Statement” means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8, Form F-4, or successor form).

SECTION 8.  Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

if to the Company, to:

Diversinet Corp.

2225 Sheppard Avenue East, Suite 1801

Toronto, Ontario  M2J 5C2, Canada

Facsimile: (416) 756-7346

Attention: Chief Financial Officer

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 9.  Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing, signed by the Company and the Purchaser.

SECTION 10.  Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 11.  Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 12.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law provisions thereof.

SECTION 13.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but both of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

SECTION 14.  Entire Agreement.  This Agreement (including the attachments hereto) contains the entire agreement of the parties with respect to the subject matter hereof and supersedes and is in full substitution for any and all prior oral or written agreements and understandings between them related to such subject matter, and neither party hereto shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any representations, indemnities, covenants or agreements except as specifically set forth herein.

SECTION 15.  Right of Acceptance.  The Purchaser acknowledges and agrees that the Company shall have the right, at its sole discretion, to accept or reject, up to the Closing, any subscription for Shares.  The Purchaser further acknowledges and agrees that execution of this Agreement by the Purchaser shall not result in any obligation on the Company until such time as this Agreement shall have been duly executed by the Company and Closing shall have occurred.  Any funds received by the Company or its agent from the Purchaser on account of the purchase price of the Shares will be returned to the Purchaser (without interest or deduction) at the address indicated in Appendix I in the event the Company determines, in its sole discretion, to reject the Purchaser’s subscription for Shares.

SECTION 16.  Right to Appoint Agent.  The Purchaser acknowledges that the Company retains the right, in its sole discretion, to appoint a placement agent in connection with the sale of Shares to the Purchaser and that the Company may pay to such placement agent a fee which may be calculated by reference to the purchase price payable by the Purchaser.

SECTION 17.   U.S. Dollars.   All references in this agreement to dollars or $, are to United States dollars, unless noted otherwise.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives shown below:

[Name of Purchaser]

By:

Name:

Title:

Address:

Telephone:

Facsimile:

Date:

Number of Shares to be Purchased	Price Per Shares in U.S. Dollars	Aggregate Price in U.S. Dollars
$0.40

Accepted and Agreed to by:

DIVERSINET CORP.

By:

David Hackett,

Chief Financial Officer

Date:

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